                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        MELITA INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
                          Common Stock, no par value per share

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                                       5,500,000

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                        $12.875

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                      $70,812,500

        ------------------------------------------------------------------------

     (5)  Total fee paid:
                                        $14,163

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                        MELITA INTERNATIONAL CORPORATION
                         5051 PEACHTREE CORNERS CIRCLE
                            NORCROSS, GEORGIA 30092

                                          , 1999

Dear Shareholder:

     You are cordially invited to a Special Meeting of Shareholders of Melita International Corporation (Melita) at our corporate headquarters, 5051 Peachtree
Corners Circle, Norcross, Georgia 30092, on             , 1999 at 9:00 a.m.
(Atlanta Time).

     At this meeting, you will be asked to vote upon a proposal to approve the acquisition by Melita of eShare Technologies, Inc. (eShare). The acquisition will be accomplished through the merger of a wholly owned subsidiary of Melita with eShare. A copy of the Agreement and Plan of Merger related to the merger (the Merger Agreement) is attached to this Proxy Statement. If the merger is consummated, Melita will issue an aggregate of 5,500,000 shares of its common stock to the shareholders of eShare.

     The rules of the Nasdaq National Market, the primary market on which the common stock is traded, require Melita to obtain the approval of its shareholders of the issuance of the shares of Melita's common stock in the merger in order for the common stock to continue being traded on the Nasdaq National Market. Enclosed with this letter is a Notice of Special Meeting, Proxy Statement, Proxy Card and return envelope. On behalf of your Board of Directors, I urge you to read the enclosed material carefully.

     The Board of Directors has determined that the merger is fair and in the best interests of Melita and all of its shareholders and has approved the merger and the Merger Agreement. The Board of Directors recommends that you vote "FOR" approval of the merger and the Merger Agreement. Consummation of the merger is subject to a number of conditions and other terms, including approval of the Merger Agreement by the affirmative vote of at least a majority of the outstanding shares of Melita's common stock as of the record date, all of which are summarized, along with certain financial and other information, in the accompanying Proxy Statement.

     Your vote is important. Whether or not you plan to attend the special meeting of shareholders, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope as soon as possible. If you attend the special meeting, you may vote your shares in person, even if you have previously submitted a proxy card. Approval of the merger requires the affirmative vote of a majority of the outstanding shares of Melita's common stock entitled to vote thereon. As a result, a failure to vote will have the same effect as a vote against the merger.

     I intend to vote "FOR" the merger, and I believe this transaction is in the best interests of Melita and its shareholders.

                                          Sincerely,

                                          Aleksander Szlam
                                          Chairman of the Board and Chief
                                          Executive Officer

                        MELITA INTERNATIONAL CORPORATION

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 1999

                             ---------------------

To the Shareholders of Melita International Corporation:

     Notice is hereby given that a Special Meeting of Shareholders of Melita International Corporation (Melita), will be held at Melita's corporate headquarters, 5051 Peachtree Corners Circle, Norcross, Georgia 30092, on
          , 1999 at 9:00 a.m. (Atlanta Time) for the following purposes:

          1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 14, 1999 (the Merger Agreement), by and among the Melita, MICA Corporation I, a wholly-owned subsidiary of Melita
     (MICA), and eShare Technologies, Inc. (eShare). Pursuant to the Merger Agreement, MICA will be merged with and into eShare, and eShare will become a wholly-owned subsidiary of Melita. As a result of the merger, which is more fully described in the attached Proxy Statement and Annexes thereto, Melita will issue 5,500,000 shares of its common stock to the shareholders of eShare.

          2. To transact such other business as may properly be brought before the special meeting or at any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on June 15, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Only holders of record of common stock at the close of business on the record date are entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof.

     The accompanying Proxy Statement describes the Merger Agreement, the proposed merger and the actions to be taken in connection with the merger. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the special meeting. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it is voted at the special meeting. The affirmative vote of a majority of the outstanding shares of Melita common stock is required to approve the Merger Agreement.

                                          By Order of the Board of Directors,

                                          Dan K. Lowring
                                          Secretary
          , 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE WITHOUT DELAY. ANY SHAREHOLDER PRESENT AT THE SPECIAL MEETING MAY VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE SPECIAL MEETING AND ANY PROXY GIVEN BY A SHAREHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

     MELITA SHAREHOLDERS WILL NOT EXCHANGE ANY OF THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                        MELITA INTERNATIONAL CORPORATION

                             ---------------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 1999

                             ---------------------

     This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are being furnished to the shareholders of Melita International Corporation (Melita) in connection with the solicitation of proxies by the Board of Directors of Melita from holders of outstanding shares of Melita's common stock. The proxies are for use at a Special Meeting of Shareholders to be held at Melita's corporate headquarters, 5051 Peachtree Corners Circle, Norcross,
Georgia 30092, on           , 1999 at 9:00 a.m. (Atlanta Time), and at any
adjournments or postponements thereof. This Proxy Statement and the accompanying Notice of Special Meeting and Proxy Card are first being mailed to the
shareholders on or about           , 1999.

     At the special meeting, the shareholders of Melita will consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of June 14, 1999 (the Merger Agreement), among Melita, MICA Corporation I, a wholly-owned subsidiary of Melita (MICA), and eShare Technologies, Inc. (eShare). Pursuant to the Merger Agreement, MICA will be merged with and into eShare, and eShare, as the surviving corporation in the merger, will become a subsidiary of Melita. In the merger Melita will issue to the shareholders of eShare 5,500,000 shares of its common stock. Based on the closing sales price of a share of Melita common stock on the Nasdaq Stock Market on June 30, 1999 of $13.50, these shares will have an aggregate value of approximately $74,250,000.

     Melita will agree to cause the registration under federal and state securities laws of certain of the shares of Melita common stock to be issued to the shareholders of eShare in the merger pursuant to the terms of a registration rights agreement between Melita and eShare's shareholders. The shareholders of eShare will agree to escrow 10% of the shares of Melita common stock to be issued to them in the merger to secure potential claims for indemnification against eShare pursuant to the terms of an escrow agreement between Melita and eShare's shareholders.

     Consummation of the merger is conditioned upon, among other things, approval of the Merger Agreement by the requisite vote of Melita shareholders as required by the rules of the Nasdaq National Market and the receipt of certain regulatory approvals and consents. The special meeting may be postponed or adjourned until the requisite vote is obtained. Aleksander Szlam, the Chairman of the Board and Chief Executive Officer of Melita, has entered into a Voting Agreement with eShare pursuant to which he has agreed to vote all shares of common stock owned by him in favor of the merger and against any other transactions or solicitations in opposition to or in competition with the merger. There can be no assurance that the conditions to the merger will be satisfied or, where permissible, waived or that the merger will be consummated. For further information concerning the terms and conditions of the merger, see "The Merger -- The Merger Agreement."

     A copy of the Merger Agreement is attached hereto as Annex A and is incorporated herein by reference. The summaries of the portions of the Merger Agreement set forth in this proxy statement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

     THE BOARD OF DIRECTORS, AFTER CAREFUL CONSIDERATION, HAS DETERMINED THAT THE MERGER IS FAIR AND IN THE BEST INTERESTS OF MELITA AND ALL OF ITS SHAREHOLDERS AND APPROVED THE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AND THE MERGER AGREEMENT. In reaching its determination, the Board of Directors gave consideration to a number of factors described in this proxy statement, including, among other things, the June 11, 1999 written opinion of Broadview International, L.L.C. ("Broadview"), financial advisor to Melita, that, as of the date of such written opinion, the 5,500,000 shares of common stock to be issued by Melita to the shareholders of eShare pursuant to the Merger Agreement was fair to the shareholders of Melita from a financial point of view. The full text of the written opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, and a supplement thereto, is included as Annex B hereto and incorporated herein by reference. Shareholders are urged to, and should, read the opinion in its entirety. See "The Merger -- Opinion of Melita's Financial Advisor."

     On the record date, the directors and executive officers of Melita beneficially owned an aggregate of 11,143,578 shares of Melita common stock, or 71.6% of the total outstanding shares of Melita common stock. Each director of Melita has indicated an intention to vote the shares of Melita common stock in favor of the merger.

     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION ("SEC") NOR HAS THE SEC PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MELITA OR ANY OTHER PERSON.

                             ---------------------

              The date of this proxy statement is           , 1999

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary Information.........................................     1
  The Parties...............................................     1
  The Special Meeting.......................................     1
  The Merger................................................     3
  Conditions to the Merger and Regulatory Approvals.........     3
  No Solicitation and Fiduciary Duties......................     4
  Termination...............................................     4
  Fees and Expenses.........................................     5
  Certain Tax Consequences to Shareholders..................     5
  Dissenter's Rights........................................     5
  Certain Financial Information.............................     5
  Market Prices and Cash Dividends Information..............     5
The Special Meeting.........................................     6
  Record Date...............................................     6
  Vote Required.............................................     6
  Voting Procedures.........................................     6
  Solicitation of Proxies...................................     7
The Merger..................................................     7
  General...................................................     7
  Background of and Reasons for the Merger..................     7
  Recommendation of the Board of Directors..................     9
  Opinion of Melita's Financial Advisor.....................     9
  The Merger Agreement......................................    14
  Voting Agreement..........................................    17
  Certain Tax Consequences to Shareholders..................    17
  Accounting Treatment......................................    17
  Dissenters' Rights........................................    17
Comparative Unaudited Per Common Share Data.................    18
Selected Consolidated Financial Information of Melita.......    19
Market Prices and Cash Dividends Information of Melita......    20
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Melita.......................    21
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of Melita.......................    21
Quantitative and Qualitative Disclaimers About Market
  Risk......................................................    27
Business of Melita..........................................    29
Security Ownership of Certain Beneficial Owners and
  Management of Melita......................................    38
Selected Financial Data of eShare...........................    40
Management's Discussion and Analysis of Financial Condition
  and Results of Operations of eShare.......................    41
Business of eShare..........................................    48
Market Prices and Cash Dividends Information of eShare......    49
Available Information.......................................    49
Experts.....................................................    49
Independent Public Accountants..............................    49
Shareholder Proposals.......................................    49
Other Matters...............................................    49
Financial Statements........................................   F-1
  Consolidated Financial Statements of Melita International
     Corporation as of December 31, 1998 and 1997...........   F-2
  Unaudited Consolidated Financial Statements of Melita
     International Corporation as of March 31, 1999.........  F-19
  Financial Statements of eShare at December 31, 1997 and
     1998 and at March 31, 1999 (unaudited).................  F-25
  Unaudited Pro Forma Combined Condensed Financial
     Statements.............................................  F-41
Annex A -- Agreement and Plan of Merger, dated as of June 14,
           1999, by and between Melita International Corporation,
           MICA Corporation I, and eShare Technologies, Inc.
Annex B -- Opinion of Broadview International, L.L.C., Financial
  Advisor to Melita.

                              SUMMARY INFORMATION

     The following is a summary of certain information contained elsewhere in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, in the attached annexes and in the documents incorporated herein by reference. Shareholders are urged to read carefully this Proxy Statement, including the annexes hereto, in its entirety.

THE PARTIES

     Melita International Corporation. Melita is a leading provider of automated customer relationship management systems that enable businesses to integrate their telephony-based customer contact strategies with their front office and back office operations. Organizations use our principal product, PhoneFrame Explorer, to implement strategies for customer interaction that increase agent productivity and effectiveness, reduce the costs of call center operations and enhance revenue generation for a broad range of activities, including collections, telemarketing and customer service. Our PhoneFrame Explorer product provides comprehensive call center solutions based on a distributed, object-oriented software architecture that integrates with commonly installed computing, telephony and Internet infrastructures using industry standards for component interoperation. Our customers include leading organizations worldwide in industries such as banking, financial services, communications, service agencies and retail in which businesses are engaged in frequent and production-oriented contact with customers or prospects. Our executive offices are located at 5051 Peachtree Corners Circle, Norcross, Georgia 30092, and our telephone number is (770) 952-4500.

     MICA Corporation I. MICA is a Delaware corporation created solely for the purpose of consummating the merger and is a wholly-owned subsidiary of Melita. The principal executive offices of MICA are located at 5051 Peachtree Corners Circle, Norcross, Georgia 30092, and its telephone number is (770) 952-4500.

     eShare Technologies, Inc. eShare is a leading provider of software and services that enable real-time interactive communications and services over the Internet which are crucial for e-commerce. These innovative technologies include Web-based customer service and support, customer self-service, live conferencing and events, distance learning, community chat, threaded discussion forums and custom integration tools. eShare's two leading software products are eShare NetAgent and eShare Expressions. eShare NetAgent is a real-time customer service solution that provides interactive customer services for e-commerce and allows companies to increase revenues, improve customer service, satisfaction and retention and decrease operating costs. eShare Expressions is a real-time chat and threaded discussion solution that enables users to improve communications, build online communities, expand educational offerings and increase business collaboration while enabling companies to realize the benefits of online real-time human interaction to retain customers and increase sales.

     In addition to its Internet software, eShare provides a number of services to the online community such as hosting services for our eShare NetAgent and eShare Expressions software that enable a company to realize the benefits of those products without the administrative responsibilities. Other services eShare offers include product training and modifications and community consulting. Some of eShares current customers include America Online, AT&T WorldNet Service, Computer Associates, GeoCities, Lycos, Pfizer, Hewlett Packard and 1-800 FLOWERS. eShare's executive offices are located at 51 Mall Drive, Commack, New York 11725, and its telephone number is (516) 864-4700.

THE SPECIAL MEETING

     Date, Time and Place. The special meeting of shareholders will be held at Melita's corporate headquarters, 5051 Peachtree Corners Circle, Norcross,
Georgia 30092, on                , 1999 at 9:00 a.m. (Atlanta Time).

     Purpose of the Special Meeting. At the special meeting, Melita's shareholders will consider and vote upon a proposal to approve the Merger Agreement pursuant to which MICA will be merged into eShare in the merger. See "The Merger."

     Record Date. The close of business on June 15, 1999 has been fixed as the record date for the determination of shareholders of Melita entitled to notice of, and to vote at, the special meeting. Only holders of record of Melita's common stock at the close of business on the record date will be entitled to vote at the special meeting. At the record date, 15,659,590 shares of common stock were issued and outstanding, each of which will be entitled to one vote on each matter to be acted upon at the special meeting.

     Vote Required. A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is required for a quorum at the special meeting. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of common stock as of the record date. Shareholders may abstain with respect to the approval of the Merger Agreement, in which case their shares will be counted as present for the purpose of determining the existence of a quorum, but will have the effect of a negative vote. Aleksander Szlam, the Chairman of the Board and Chief Executive Officer of Melita, has entered into a Voting Agreement with eShare pursuant to which he has agreed to vote all shares of common stock owned by him (representing in the aggregate approximately 71.2% of the shares of common stock outstanding) in favor of the merger and against any other transactions or solicitations in opposition to or in competition with the merger. See "The Merger -- Voting Agreement." On the record date, directors and executive officers of Melita as a group (7 persons) beneficially owned 11,143,578 shares of common stock, or 71.6% of the total outstanding shares of common stock. See "Security Ownership Of Certain Beneficial Owners And Management of Melita."

     Voting Procedures. Shares of common stock that are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted "FOR" approval of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees as to any other matter which may properly come before the special meeting. While brokers who hold shares of common stock in "street name" have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent instructions. Shares of common stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present at the special meeting for quorum purposes. A failure by a broker to vote, however, will have the effect of a negative vote on the approval of the Merger Agreement due to the requirement of the affirmative vote of a majority of the outstanding shares described above. See "The Special Meeting -- Vote Required" and "-- Voting Procedures."

     It is not expected that any matters other than those referred to in this proxy statement will be brought before the special meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by Melita's Bylaws and the Georgia Business Corporation Code; provided, however, that no proxy that is voted or is treated as voted against approval of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named in the proxy to vote in accordance with their best judgment on matters incident to the conduct of the special meeting.

     Any Shareholder may revoke a proxy at any time before it is voted by filing with the Secretary of Melita, at the offices of Melita, an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. Any such filing should be sent to Melita International Corporation, 5051 Peachtree Corners Circle, Norcross, Georgia 30092, Attention: Secretary. Attendance at the special meeting will not by itself constitute revocation of a proxy. See "The Special Meeting."

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by Melita and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. Melita will reimburse banks, brokers, custodians and other fiduciaries who hold shares of common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Melita will bear the costs of the special meeting and of soliciting proxies therefor. See "The Special Meeting -- Solicitation of Proxies" and "The Merger -- The Merger Agreement -- Fees and Expenses."

THE MERGER

     Recommendation of the Board of Directors. The Board of Directors has approved the merger and the Merger Agreement and determined that the merger is in the best interests of Melita and its shareholders. The Board of Directors recommends that Melita's shareholders vote "FOR" approval and adoption of the Merger Agreement. In reaching its decision to approve the Merger Agreement and in arriving at its recommendation, the Board of Directors gave consideration to a number of factors described in this proxy statement under "The
Merger -- Background of and Reasons for the Merger" and "-- Recommendation of the Board of Directors."

     Opinion of Melita's Financial Advisor. On June 11, 1999, Broadview delivered its written opinion to the Board of Directors, that, as of the date of such written opinion, the 5,500,000 shares of Melita common stock to be paid to the shareholders of eShare pursuant to the Merger Agreement is fair to Melita's shareholders such holders from a financial point of view. The full text of the written opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion is attached hereto as Annex B. You should read such opinion in its entirety. See "The Merger -- Opinion of Melita's Financial Advisor."

     Effective Time of the Merger. On a date within five business days after the satisfaction or waiver of all of the conditions set forth in the Merger Agreement, Melita, MICA and eShare will file with the Secretary of State of the State of Delaware a certificate of merger in accordance with the relevant provisions of the Delaware General Corporation Law to effect the merger. The date and time of the filing of the Certificate of Merger with the Delaware Secretary of State is referred to herein as the effective time of the merger.

     MELITA SHAREHOLDERS WILL NOT EXCHANGE ANY OF THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

CONDITIONS TO THE MERGER AND REGULATORY APPROVALS

     The obligations of Melita, MICA and eShare to consummate the merger are subject to the satisfaction or waiver of certain conditions, including:

     - obtaining the requisite approval of Melita's shareholders;

     - obtaining any required contractual waivers;

     - the continued accuracy of the representations and warranties of the parties in Merger Agreement;

     - the continued operation of eShare and Melita in the ordinary course of business;

     - the absence of law, regulation or litigation preventing consummation;

     - the execution and delivery of employment agreements by certain key officers of eShare;

     - the receipt of a letter from Melita's independent certified public accountants regarding the availability of "pooling of interests" accounting treatment for the merger;

     - the receipt of an opinion from Melita's legal counsel to the effect that the merger, if consummated accordance with the Merger Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the federal income tax consequences to Melita's and eShare's shareholders will be consistent with such type of reorganization;

     - the execution and delivery of a registration rights agreement providing for the registration under federal and state securities laws of certain of the shares of Melita common stock to be issued to the shareholders of eShare in the merger;

     - the execution and delivery of an escrow agreement providing for the escrow of certain of the shares of Melita common stock to be issued to the shareholders of eShare in the merger to secure potential claims for indemnification against the eShare shareholders under the Merger Agreement; and

     - the exchange of other customary closing documents.

See "The Merger -- The Merger Agreement -- Conditions to the Obligations of Melita" and "-- Conditions to the Obligations of eShare."

NO SOLICITATION AND FIDUCIARY DUTIES

     eShare has agreed in the Merger Agreement that neither it nor any of its representatives will, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, a merger, consolidation or other business combination involving eShare or any acquisition of all or a substantial portion of the equity or assets of eShare (other than pursuant to Merger Agreement). Notwithstanding the foregoing restrictions, eShare may, in response to a written offer from a third party, provide information to or have discussions or negotiations with such party if (and to the extent) the board of directors of eShare determines in good faith, based on the advice of eShare's independent legal counsel, that failing to take such action would constitute a breach of the fiduciary duties of eShare's board of directors under applicable law. eShare is required by the Merger Agreement to promptly notify Melita if it makes any substantial response to any such proposal or offer. The date after which either party can terminate the Merger Agreement if the merger has not be consummated is extended by the time during which eShare pursues any such alternative proposal or offer. See "The Merger -- The Merger Agreement -- Termination."

TERMINATION

     The Merger Agreement can be terminated upon the occurrence of any of the following:

          (i) At the option of Melita, on or after September 30, 1999, if by that date all of the conditions to the obligations of Melita shall not have been satisfied or waived.

          (ii) At the option of eShare, on or after September 30, 1999, if by that date all of the conditions to the obligations of eShare shall not have been satisfied or waived.

          (iii) At the option of Melita if any condition precedent to Melita's obligation to consummate the merger has not been or cannot be satisfied by September 30, 1999 in the manner provided in the Merger Agreement, or if eShare breaches in some material respect a representation, warranty or covenant contained herein and such fails to cure or demonstrate an ability to cure such breach within 15 days.

          (iv) At the option of eShare if any condition precedent to eShare's obligation to consummate the merger has not been or cannot be satisfied by September 30, 1999 in the manner provided in the Merger Agreement, or if Melita breaches in some material respect a representation, warranty or covenant contained herein and such fails to cure or demonstrate an ability to cure such breach within 15 days.

          (v) Mutual agreement of the parties.

     In the event that eShare directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or agent
(i) seeks, solicits, initiates or encourages the submission of any inquiry, proposal or offer from any corporation, or any lender, partnership, person or other entity or group relating to any acquisition or purchase of the assets of eShare, or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, eShare; or (ii) participates or cooperates in or considers or pursues any discussions or negotiations regarding any such proposal or furnishes to any person or entity information concerning eShare for any such proposal specifically, except to the extent that the fiduciary duties of the officers and directors of eShare require them to take any of the foregoing actions in response to an unsolicited offer; or (iii) files an Form S-1 registration statement with the Securities and Exchange Commission, eShare will be obligated to reimburse Melita for all reasonable out-of-pocket costs and expenses incurred in connection with the proposed merger with Melita up to a maximum of $100,000. In addition, in the event that eShare executes within nine months of the taking of any such action a definitive agreement with a party other than Melita providing for the sale of eShare to such party, eShare will be obligated to pay to Melita a fee of $3,750,000 upon the closing of that transaction. If the other party to the definitive agreement is EIS International, Inc. or Lycos, Inc., eShare will be obligated to pay to Melita an additional fee of $3,750,000 (or an aggregate of $7,000,000).

FEES AND EXPENSES

     Each party is to pay its own fees, charges and expenses, whether or not the merger is consummated. Melita will bear the costs of the special meeting and of soliciting proxies. See "The Merger -- The Merger Agreement -- Fees and Expenses."

     Under the Merger Agreement, eShare is required to pay to Melita, as a fee and in reimbursement of expenses, a termination fee if the Merger Agreement is terminated under the circumstances described under "The Merger -- The Merger Agreement -- Termination" and "-- Fees and Expenses."

CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS

     The merger is expected to qualify as a tax free reorganization pursuant to
Section 368(a) of the Internal Revenue Code. Melita's shareholders are not expected to recognize any gain or loss for federal income tax purposes with respect to their shares of Melita common stock as a result of the merger. Shareholders are urged to consult their own tax advisors as to the particular tax consequences of the merger, including the applicability and effect of state, local, foreign and other taxes. See "The Merger -- Certain Tax Consequences to Shareholders."

DISSENTERS' RIGHTS

     Shareholders of Melita will not be entitled to any dissenters' rights or appraisal rights in connection with the merger and the approval of the Merger Agreement. See "The Merger -- Dissenters' Rights."

CERTAIN FINANCIAL INFORMATION

     See "Selected Consolidated Financial Information of Melita" and "Consolidated Financial Statements of Melita," "Selected Financial Information of eShare," "Financial Statements of eShare" and "Unaudited Pro Forma Combined Condensed Financial Information" for certain financial information with respect to Melita and its subsidiaries and eShare.

MARKET PRICES AND CASH DIVIDENDS INFORMATION

     Shares of the Melita common stock are traded on the Nasdaq National Market. On June 30, 1999, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Melita common stock on the Nasdaq National Market were $13.625, $12.750 and $13.500, respectively. See "Market Prices and Cash Dividends Information."

                              THE SPECIAL MEETING

     This Proxy Statement is being furnished to shareholders of Melita in connection with the solicitation of proxies by and on behalf of the Melita Board of Directors for use at the special meeting.

RECORD DATE

     The close of business on June 15, 1999, has been fixed as the record date for the determination of the Melita shareholders entitled to notice of, and to vote at, the special meeting. At the record date, there were 15,659,590 shares of Melita common stock issued and outstanding and entitled to vote at the special meeting. Holders of shares of Melita common stock are entitled to one vote at the special meeting for each share of Melita common stock held of record by them at the record date.

VOTE REQUIRED

     A majority of the outstanding shares of Melita common stock entitled to vote as of the record date, represented in person or by proxy, is required for a quorum at the special meeting. The affirmative vote of the holders of a majority of the outstanding shares of Melita common stock as of the record date is required for approval of the Merger Agreement. Shareholders may abstain with respect to the approval of the Merger Agreement, in which case their shares will be counted as present for the purpose of determining the existence of a quorum, but will have the effect of negative votes due to the requirement of that the holders of a majority of the outstanding shares of Melita common stock approve the Merger Agreement. On the record date, directors and executive officers of Melita as a group (7 persons) beneficially owned 11,143,578 shares of Melita common stock, or 71.6% of the total outstanding shares of Melita common stock. Aleksander Szlam, the Chairman of the Board and Chief Executive Officer of Melita, has entered into a Voting Agreement with eShare pursuant to which he has agreed to vote all shares of common stock owned by him (representing in the aggregate approximately 71.2% of the shares of common stock outstanding) in favor of the merger and against any other transactions or solicitations in opposition to or in competition with the merger. See "Security Ownership Of Certain Beneficial Owners And Management of Melita" and "The Merger -- Voting Agreement."

VOTING PROCEDURES

     Shares of Melita common stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. If no contrary instructions are indicated, such shares will be voted "FOR" approval of the Merger Agreement, and in the discretion of the persons named in the proxy as proxy appointees, as to any other matter which may properly come before the special meeting.

     Under the rules of the Nasdaq Stock Market, while brokers who hold shares of Melita common stock in "street name" have the authority to vote on certain items when they have not received instructions from beneficial owners, brokers will not be entitled to vote on the Merger Agreement absent instructions. Shares of Melita common stock held by brokers who do not receive instructions but which are reported as "instructions withheld" will be treated as present, in person or by proxy, at the special meeting and counted as present for quorum purposes. Such shares will, however, have the effect of a negative vote on the approval of the Merger Agreement due to the requirement of the affirmative votes described above.

     Under Melita's Bylaws, the business which may be transacted at the special meeting is limited to the purpose stated in the Notice of Meeting. Accordingly, it is not expected that any matters other than those referred to in this Proxy Statement will be brought before the special meeting. If, however, other matters are properly presented, including, among other things, a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of, among other things, soliciting additional proxies in favor of approval of the Merger Agreement, one or more of the persons named as proxy appointees will vote in accordance with their best judgment on such matters and consistent with the voting rights of such shares as provided by Melita's Bylaws and applicable law; provided, however, that no proxy that is voted or is treated as voted against approval of the Merger Agreement will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the special meeting, except for proxies that have been effectively revoked prior to such reconvened meeting. The grant of a proxy will also confer discretionary authority on the persons named as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the special meeting.

     You may revoke a proxy at any time before it is voted by filing with the Secretary of Melita an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the special meeting and voting in person. The last proxy executed by you will revoke all previous proxies executed by you. Any such filing should be sent to Melita International Corporation, 5051 Peachtree Corners Circle, Norcross, Georgia 30092; Attention:
Secretary. Attendance at the special meeting will not by itself constitute revocation of a proxy.

     The Merger Agreement to be considered at the special meeting involves a matter of great importance to Melita's shareholders. Accordingly, you should carefully read and consider the information presented in this Proxy Statement and complete, date, sign and promptly return the enclosed proxy card in the accompanying prepaid envelope.

     MELITA SHAREHOLDERS WILL NOT EXCHANGE ANY OF THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by use of the mails, proxies may also be solicited by Melita and its directors, officers and employees (who will receive no additional compensation therefor) by telephone, telegram, facsimile transmission and other electronic communication methods or personal interview. Melita will reimburse banks, brokers, custodians and other fiduciaries who hold shares of Melita common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. Melita will bear the costs of the special meeting and of soliciting proxies therefor.

                                   THE MERGER

GENERAL

     The following information with respect to the merger is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is included in this Proxy Statement as Annex A. The Merger Agreement sets forth the terms and conditions upon which the merger is to be effected. If the Merger Agreement is approved by the holders of a majority of the outstanding shares of Melita common stock at the special meeting, and all other conditions to the obligations of the parties thereto are satisfied or waived, the merger will be consummated and MICA will merge with and into eShare. eShare will be the surviving corporation in the merger with MICA and will become a wholly-owned subsidiary of Melita. Melita will issue 5,500,000 shares of its common stock to the shareholders of eShare in the merger.

     Melita will agree to cause the registration under federal and state securities laws of certain of the shares of Melita common stock to be issued to the shareholders of eShare in the merger pursuant to the terms of a registration rights agreement between Melita and eShare's shareholders. The shareholders of eShare will agree to escrow 10% of the shares of Melita common stock to be issued to them in the merger to secure potential claims for indemnification against eShare pursuant to the terms of an escrow agreement between Melita and eShare's shareholders.

BACKGROUND OF AND REASONS FOR THE MERGER

     Background of the Merger. The terms of the Merger Agreement are the result of arm's-length negotiations between representatives, legal advisors and financial advisors of Melita and eShare. The following is a brief discussion of the background of those negotiations.

     As part of its ongoing effort to maximize its shareholder value, Melita has always been open to opportunities to expand its product offerings and enhance its ability to assist its customers with people to people communication across a broad spectrum of mediums. Over time, Melita began to focus on prospects for growth of its business through acquisitions. While Melita traditionally has grown its business through internal means, growth through acquisitions offered Melita the opportunity to incorporate into Melita's structure complementary businesses, enhancing revenues while achieving economies of scale.

     On September 9, 1998, Melita engaged Broadview International, LLC (Broadview), an internationally recognized technology investment banking firm, to assist it in identifying and analyzing potential acquisition partners. From time to time representatives of Melita participated in initial meetings with potential acquisition partners identified by Melita or Broadview to investigate the possibility for a transaction. On May 4, 1999, representatives of Broadview contacted James P. Tito, the Chief Executive Officer of eShare, regarding the possibility of a potential strategic relationship with Melita. On May 12, 1999, representatives of Melita participated in a meeting with representatives of eShare to learn more about eShare's business. On May 18, 1999, representatives of Melita and eShare met again to exchange information regarding their respective businesses and to explore the potential for a strategic relationship. Following the meeting, Melita, with the assistance of Broadview and legal counsel, prepared a proposed term sheet outlining the terms and conditions on which Melita might be interested in acquiring eShare and delivered it to eShare. On May 25, 1999, eShare delivered to Melita an alternative term sheet for the proposed transaction. On May 27, 1999, representatives of Melita and eShare met in the offices of eShare's legal counsel in New York to discuss the proposed term sheet.

     Representatives of Melita and eShare and their financial, legal and accounting advisors began due diligence reviews of eShare and Melita on May 28, 1999, with a view toward advancing the negotiation of a definitive agreement with respect to the proposed transaction. Management of Melita and eShare, with the assistance of their respective legal and financial advisors, refined the terms of the proposed transaction and negotiated the Merger Agreement embodying such terms beginning June 10, 1999 and continuing through the weekend June 12 and 13, culminating with the final negotiation and execution of the Merger Agreement on June 15, 1999.

     The Board of Directors immediately convened to review and consider proposed transaction in meetings on May 28, 1999, June 11, 1999, and June 14, 1999. At each meeting, the Board of Directors reviewed in detail the terms of the proposal as it then existed and the open issues being negotiated, and advised Melita's management regarding future negotiations. At the meeting on June 11, 1999, the Board of Directors reviewed in detail the terms of the draft Merger Agreement with its advisors. The Board received a presentation from Broadview as to the financial terms of the transaction, and Broadview rendered an opinion to the Board that the consideration to be paid to the shareholders of eShare pursuant to the Merger Agreement would be fair to Melita's shareholders from a financial point of view. See "The Merger -- Opinion of Melita's Financial Advisor" and Annex B (which is the full text of the written opinion of Broadview, and which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, and a supplement thereto, and is incorporated herein by reference). The Board of Directors considered various factors regarding the proposed transaction and the future prospects of Melita, and, based on such review, approved the Merger Agreement subject to favorable resolution of certain outstanding issues at its meeting on June 14, 1999. These issues were subsequently successfully resolved on June 15, 1999. See "Reasons for the Merger."

     The Merger Agreement was executed by the parties on June 15, 1999, and a press release announcing the execution of the Merger Agreement was issued by Melita.

     Reasons for the Merger. In determining whether to approve the Merger Agreement and recommend its approval to the Shareholders, the Board of Directors considered a number of factors, including the following:

          (i) The market opportunity offered by the Internet and eShare's market position within that market;

          (ii) The strength and prominence of eShare's customer base;

          (iii) The significant revenue enhancement opportunity from the reselling of eShare's products to Melita's customer base;

          (iv) The advantages offered by the opportunity to be the first market participant to offer a multi-channel customer relationship management solution that integrates telephone, Internet, e-mail and interactive text-based chat products.

          (v) The risks faced by Melita in its future operations, including the prospects for lower growth in demand for single channel, telephone-centric customer interaction systems as Internet based communication increases;

     Based on this analysis, the Board of Directors determined that the merger is fair to, and in the best interests of, Melita's shareholders. All of the directors were present by telephone at the meeting on June 14, 1999. The foregoing discussion of the information and factors considered by the Board of Directors is not intended to be exhaustive, and such information and factors were considered collectively by the Board of Directors in connection with its review of the Merger Agreement and the proposed transactions. In view of the variety of factors considered in connection with its evaluation of the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board of Directors may have given different weights to different factors.

     The full text of the written opinion of Broadview, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, and includes a supplement thereto, is attached hereto as Annex B and is incorporated herein by reference. YOU SHOULD READ SUCH OPINION IN ITS ENTIRETY. See also "-- Opinion of Melita's Financial Advisor."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors has determined that the merger and the Merger Agreement are advisable, fair and in the best interests of Melita and its shareholders and has approved the Merger Agreement. ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

OPINION OF MELITA'S FINANCIAL ADVISOR

     Broadview was retained by Melita to act as its financial advisor in connection with the proposed acquisition of eShare. In connection with the merger, Melita requested that Broadview evaluate the fairness to the Shareholders of Melita, from a financial point of view, of the consideration to be paid to the eShare shareholders in the merger. At the meeting of the Board of Directors held on June 11, 1999, Broadview rendered a written opinion as of that date to the Board stating that the consideration to be paid to the eShare shareholders in the merger would be fair to the Shareholders of Melita from a financial point of view.

     In rendering its opinion, Broadview: (i) reviewed the terms of the draft Merger Agreement and the associated exhibits thereto dated June 10, 1999; (ii) reviewed eShare's draft registration statement on Form S-1, including the audited financial statements of eShare for its fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, and the unaudited financial statements for eShare for the three months ended March 31, 1999, included therein; (iii) reviewed certain internal financial and operating information relating to eShare, including certain quarterly projections through December 31, 2000, prepared by management of eShare; (iv) reviewed certain quarterly projections for eShare through December 31, 2000 and certain annual projections for eShare for the fiscal year ending December 31, 2001, prepared by management of Melita and reflecting the anticipated effects of the merger on the financial performance of eShare; (v) participated in discussions with eShare's management concerning the operations, business strategy, financial performance and prospects for eShare; (vi) discussed with eShare management its view of the strategic rationale for the merger; (vii) compared certain aspects of the financial performance of eShare with public companies Broadview deemed comparable; (viii) analyzed available information, both public and private, concerning other mergers and acquisitions Broadview believed to be comparable in whole or in part to the merger; (ix) reviewed Melita's annual report on Form 10-K for its fiscal year ended December 31, 1998, including the audited financial statements included therein and Melita's quarterly report on Form 10-Q for the period ended March 31, 1999, including the unaudited financial statements included therein;
(x) reviewed certain internal financial and operating information relating to Melita including certain quarterly projections through December 31, 1999, December 31, 2000 and December 31, 2001, which projections include the anticipated effects of a recent acquisition by Melita; (xi) participated in discussions with Melita management concerning the operations, business strategy, financial performance and prospects for Melita; (xii) reviewed the recent reported closing prices and trading activity for Melita's common stock; (xiii) discussed with Melita management its view of the strategic rationale for the merger; (xiv) compared certain aspects of the financial performance of Melita with public companies Broadview deemed comparable; (xv) considered the total number of shares of Melita common stock outstanding and the average weekly trading volume of Melita common stock; (xvi) reviewed recent equity analyst reports covering Melita; (xvii) analyzed the anticipated effect of the merger on the future financial performance of Melita; (xviii) assisted in negotiations and discussions related to the merger among Melita, eShare and their respective financial and legal advisors; and (xix) conducted other financial studies, analyses and investigations as Broadview deemed appropriate for purposes of this opinion.

     In rendering its opinion, Broadview assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with Broadview. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with Broadview, management of Melita advised Broadview that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Melita and eShare, respectively, as to the future financial performance of Melita and eShare, respectively. Broadview did not make or obtain an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Melita or eShare nor did Broadview make any physical inspection of the properties or assets of Melita or eShare.

     The full text of the written opinion of Broadview dated June 11, 1999, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Annex B and is incorporated herein by reference. Holders of the Melita common stock are urged to read this opinion carefully in its entirety. Broadview's opinion is directed only to the fairness to the shareholders of Melita from a financial point of view of the consideration to be paid to the shareholders of eShare in the merger.

     The following is a brief summary of the valuation methodologies and sources of information employed by Broadview in rendering the fairness opinion. Broadview's analyses were presented to the Board of Directors of Melita at its meeting on June 11, 1999. This summary includes the financial analyses used by Broadview and deemed to be material, but does not purport to be a complete description of analyses performed by Broadview in arriving at its opinion. This summary of financial analyses includes information presented in tabular format. In order to understand fully the financial analyses used by Broadview, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The summary of the opinion of Broadview set forth in this Proxy Statement is qualified in its entirety by reference to the full text of such opinion.

     Broadview employed analyses based on (i) public company comparables; (ii) transaction comparables; (iii) venture capital valuation comparables; (iv) relative contribution of operating metrics; (v) historical stock price performance; and (vi) pro forma combination analyses to determine the fairness of the merger, from a financial point of view, to the shareholders of Melita.

     Public Company Comparables Analysis. Broadview considered ratios of selected companies' share price and equity market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics which indicate the value public equity markets place on companies in eShare's market segment. A handful of companies are comparable to eShare based on business model, market focus and financial performance. Broadview reviewed five public company comparables in the Web-based customer relationship management software industry, with less than $60 million in annual revenue and revenue growth greater than 50%. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on financial projections prepared by eShare's management. The public company comparables consisted of:

     - Net Perceptions, Inc.;

     - Vignette Corporation;

     - Silknet Software, Inc.;

     - BroadVision, Inc.;

     - NetGravity, Inc.

     The following table presents, as of June 11, 1999, the median multiples and the range of multiples for eShare's comparables of total market capitalization (defined as equity market capitalization plus total debt minus cash and cash equivalents), equity market capitalization and share price divided by selected operating metrics:

                                                     MEDIAN MULTIPLE    RANGE OF MULTIPLES
                                                     ---------------   --------------------
Total Market Capitalization to Trailing Twelve
  Months Revenue...................................       37.60        18.86     -    69.64
Share Price to Trailing Twelve Months Earnings Per
  Share............................................          NM(1)        NM(1)  -    213.5
Total Market Capitalization to Last Quarter Revenue
  Annualized.......................................       27.84        14.57     -    52.39
Total Market Capitalization to Projected Calendar
  Year 1999 Revenue................................       21.38        10.60     -    38.09
Total Market Capitalization to Projected Calendar
  Year 2000 Revenue................................       14.01         5.92     -    19.53

---------------

(1) Not meaningful.

     The following table presents, as of June 11, 1999, the median implied value and the range of implied values of eShare's stock, calculated by using the multiples shown above and the appropriate eShare operating metric:

                                                    MEDIAN IMPLIED
                                                        VALUE         RANGE OF IMPLIED VALUES
                                                    --------------   -------------------------
                                                    (IN MILLIONS)          (IN MILLIONS)
Total Market Capitalization to Trailing Twelve
  Months Revenue..................................      $125.5       $64.1        -    $230.3
Share Price to Trailing Twelve Months Earnings Per
  Share...........................................          NM(1)       NM(1)     -        NM(1)
Total Market Capitalization to Last Quarter
  Revenue Annualized..............................      $124.1       $66.1        -    $231.5
Total Market Capitalization to Projected Calendar
  Year 1999 Revenue...............................      $123.1       $62.2        -    $217.5
Total Market Capitalization to Projected Calendar
  Year 2000 Revenue...............................      $159.3       $68.7        -    $221.1

---------------

(1) Not meaningful.

     No company utilized in the public company comparables analysis as a comparison is identical to eShare. In evaluating the comparables, Broadview made numerous assumptions with respect to Web-based customer relationship management software industry performance and general economic conditions, many of which are beyond the control of eShare. Mathematical analysis, such as determining the median, average, or range, is not in itself a meaningful method of using comparable company data.

     Transaction Comparables Analysis. Broadview considered ratios of equity purchase price, adjusted for a company's cash and debt when appropriate, to selected historical operating results in order to indicate multiples strategic and financial acquirers have been willing to pay for companies in eShare's market segment. In order to perform this analysis, Broadview reviewed a number of transactions that it considered similar to the merger. Broadview selected these transactions by choosing recent transactions from January 1, 1998 through May 17, 1999 involving sellers in the Web-based customer relationship management software industry, with less than $75 million in annual revenue. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as information from Broadview's proprietary database of published and confidential merger and acquisition transactions in the information technology, communication and media industries. These transactions consisted of the acquisition of SMART Technologies, Inc. by i2 Technologies, Inc., Edify Corporation by Security First Technologies Corporation, and three acquisitions in which the specific terms were not publicly disclosed.

     The following table presents, as of June 11, 1999, the median multiple and the range of multiples of adjusted price (defined as equity price plus total debt minus cash and cash equivalents) divided by the acquired company's revenue in the last reported twelve months prior to acquisition for the transactions listed above:

                                                               MEDIAN      RANGE OF
                                                              MULTIPLE    MULTIPLES
                                                              --------   ------------
Adjusted Price to Last Reported Twelve Months Revenue.......    8.04     4.27 - 26.70

     The following table presents, as of June 11, 1999, the median implied value and the range of implied values of eShare's stock, calculated by multiplying the multiples shown above by eShare's revenue for the twelve months ended March 31, 1999:

                                                               MEDIAN
                                                               IMPLIED         RANGE OF
                                                                VALUE       IMPLIED VALUES
                                                            -------------   --------------
                                                            (IN MILLIONS)   (IN MILLIONS)
Adjusted Price to Last Reported Twelve Months Revenue.....      $40.0       $22.4 - $127.2

     No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparables, Broadview made numerous assumptions with respect to Web-based customer relationship management software industry performance and general economic conditions, many of which are beyond the control of Melita and eShare. Mathematical analysis, such as determining the average, median, or range, is not in itself a meaningful method of using comparable transaction data.

     Venture Capital Valuation Comparables Analysis. Ratios of pre-money valuation to projected revenue indicate the value venture capital investors have been willing to pay for minority investments in companies within a particular market segment. A number of companies involved in recent private equity investments are comparable to eShare based on business model, market focus and products offered. Broadview reviewed five comparable private equity investments from January 1, 1997 through May 17, 1999 involving companies in the Web-based customer relationship management software industry. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on financial projections prepared by eShare management. Investments were selected from Broadview's proprietary database of private company transactions as well as from VentureOne, an investment-research firm serving the venture capital community. Of the five transactions Broadview reviewed, all included confidential information.

     The following table presents, as of June 11, 1999, the median multiple and the range of multiples of pre-money valuation divided by the seller's projected annual revenue for the transactions listed above:

                                                               MEDIAN      RANGE OF
                                                              MULTIPLE    MULTIPLES
                                                              --------   ------------
Pre-Money Valuation/Projected Revenue.......................    4.31     2.43 - 41.49

     The following table presents, as of June 11, 1999, the median implied value and the range of implied values of eShare's stock, calculated by multiplying the multiples shown above by eShare's projected revenue for the twelve months ended December 31, 1999:

                                                        MEDIAN IMPLIED   RANGE OF IMPLIED
                                                            VALUE             VALUES
                                                        --------------   ----------------
                                                        (IN MILLIONS)     (IN MILLIONS)
Pre-Money Valuation/Projected Revenue.................    $37.1          $22.0 - $337.0

     Relative Contribution Analysis. A relative contribution analysis measures each of the merging companies' contributions to selected historical and projected operating metrics on a percentage basis. In this analysis, all projected figures are derived from management estimates provided to Broadview by management of Melita and eShare for Melita and eShare, respectively.

     The following reflect the relative contribution of Melita and eShare for each operating metric:

                                                              MELITA     ESHARE
                                                              ------     ------
Trailing Twelve Months Revenue..............................   95.6%      4.4%
Trailing Twelve Months EBIT.................................     NM(1)     NM(1)
Projected December 31, 1999 Revenue.........................   93.9%      6.1%
Projected December 31, 1999 EBIT............................     NM(1)     NM(1)
Projected December 31, 2000 Revenue.........................   91.1%      8.9%
Projected December 31, 2000 EBIT............................     NM(1)     NM(1)

---------------

(1) Not meaningful.

     Melita Stock Performance Analysis. Broadview compared the recent stock performance of Melita with that of an index comprised of the following public companies competing in the call center software industry which Broadview deemed comparable to Melita:

     - GeoTel Communications;

     - Genesys Telecommunication;

     - Mosaix, Inc.;

     - Davox Corporation;

     - EIS International, Inc.

In addition, Broadview compared the recent stock performance of Melita with that of the S&P 500.

     Evaluation of Melita Equity. Broadview compared financial information of Melita with publicly available information for companies comparable to Melita. For this analysis, as well as other analyses, Broadview examined publicly available information, as well as a range of estimates based on securities research analyst reports.

     Pro Forma Combination Analysis. Broadview calculated the pro forma impact of the merger on the combined entity's projected earnings per share for the calendar year ending December 31, 1999, December 31, 2000 and December 31, 2001 taking into consideration various financial effects which will result from consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by equity research analysts and publicly available data about Melita, as well as management projections for eShare. Broadview assumed that the merger would be treated as a pooling transaction and that no opportunities for cost savings or revenue enhancements exist. Based on this scenario, the pro forma pooling model indicates earnings per share dilution of 34.0%, excluding acquisition expenses, for the fiscal year ending December 31, 1999, earnings per share dilution of 12.4% for the fiscal year ending December 31, 2000 and earnings per share dilution of 0.1% for the fiscal year ending December 31, 2001.

     Consideration of the Discounted Cash Flow Valuation Methodology. While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of this opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or somewhat predictable streams of future cash flow. Given the uncertainty in estimating both the future cash flows and a sustainable long-term growth rate for eShare, and given that eShare is currently generating negative cash flow, Broadview considered a discounted cash flow analysis inappropriate for valuing eShare.

     In connection with the review of the merger by the Board of Directors of Melita, Broadview performed a variety of financial and comparative analyses. The summary set forth above does not purport to be a complete description of the analyses performed by Broadview in connection with the merger.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Broadview considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Broadview believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion.

     In performing its analyses, Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Melita or eShare. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. The consideration to be paid to the shareholders of eShare pursuant to the Merger Agreement and other terms of the Merger Agreement were determined through arm's length negotiations between Melita or eShare, and were approved by the Board of Directors of Melita. Broadview provided advice to the Board of Directors during such negotiations; however, Broadview did not recommend any specific consideration to the Board of Directors or that any specific consideration constituted the only appropriate consideration for the merger. In arriving at its opinion, Broadview was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving Melita, although in the course of its engagement. In addition, Broadview's opinion and presentation to the Board of Directors of Melita was one of many factors taken into consideration by the Board of Directors in making its decision to approve the merger. Consequently, the Broadview analyses as described above should not be viewed as determinative of the opinion of Board of Directors with respect to the value of Melita or of whether the Board of Directors would have been willing to agree to a different consideration.

     Information Concerning Broadview. Pursuant to a letter agreement dated as of September 9, 1998, Broadview was engaged to act as financial advisor to Melita and to render an opinion to the Board of Directors of Melita regarding the fairness of the consideration to be paid to the shareholders of eShare pursuant to the Merger Agreement, from a financial point of view, to the shareholders of Melita. Melita agreed to pay Broadview $250,000 upon the rendering of the fairness opinion. Upon consummation of the merger, Melita will be obligated to pay Broadview a transaction fee in an amount based on a percentage of the value of the consideration payable in the merger. Based upon the closing price of the Melita common stock on June 30, 1999, the transaction fee payable to Broadview will be approximately $1,000,000. The terms of the fee arrangement with Broadview, which Melita and Broadview believe are customary in transactions of this nature, were negotiated at arm's length between Melita and Broadview, and the Board of Directors of Melita was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the merger.

THE MERGER AGREEMENT

     The following is a summary of the material terms of the Merger Agreement, a copy of which is attached hereto as Annex A. The summary of the Merger Agreement contained herein is not a complete description of the terms and conditions thereof and is qualified in its entirety by reference to the Merger Agreement. You should review the Merger Agreement carefully before casting your vote or executing a proxy.

     Consideration to be Paid in the Merger. Pursuant to the Merger Agreement, MICA will be merged with and into eShare, and eShare, as the surviving corporation in the merger, will become a subsidiary of Melita. In the merger Melita will issue to the shareholders of eShare 5,500,000 shares of its common stock.

     Representations and Warranties. The Merger Agreement contains various representations and warranties of the parties. The principal representations and warranties by each party, subject to disclosed exceptions and, in certain cases, matters that do not have a material adverse effect on the party (a "Material Adverse Effect"), relate to, among other matters, (i) the party's corporate status, structure and capitalization, (ii) the compliance by the party with various legal, regulatory and disclosure requirements, (iii) the lack of conflict between the Merger Agreement and applicable corporate and regulatory provisions, (iv) the accuracy of its financial statements and information, (v) the conduct of the party's business in the ordinary course and the absence of material changes and events since March 31, 1999; (vi) the nonexistence of environmental claims, (vii) the absence of material litigation or labor-disputes and (viii) the ownership and status of the party's intellectual property.

     Conduct of Business Pending Merger. Each of Melita and eShare has agreed that from the date of the Merger Agreement to the consummation of the merger, unless the other party has consented in writing thereto, that it will not, and will not permit any of its subsidiaries to: (i) operate its businesses other than in the ordinary course of business, (ii) take any action or fail to take any action which would or could reasonably be expected to jeopardize any of its material contracts, (iii) declare, set aside or pay any dividend or other distribution in respect of its capital stock, acquire any of its outstanding capital stock, or issue any capital stock or any right to acquire capital stock except pursuant to stock options outstanding on March 31, 1999; (iv) adopt or propose any change in its Articles of Incorporation or bylaws: (v) merge or consolidate with any other person or acquire a material amount of assets of any other person; (vi) except pursuant to existing contracts, sell, lease, license or otherwise surrender, relinquish or dispose of any material assets or property; (vii) settle any audit, make or change any tax election or file amended tax returns; (viii) except in the ordinary course of business (A) incur any material indebtedness except pursuant to existing credit facilities or arrangements, (B) amend, accelerate the payment or vesting under, fail to make any required contribution to, or withdraw any amounts from, any employee benefit plan, or (C) materially increase any non-salary benefits payable to any employee or former employee; (ix) grant any increase in compensation, except in the ordinary course of business; (x) except in the ordinary course of business, enter into, terminate or amend any (A) employment agreement with any employee, or (B) any other material contract or agreement; (xi) change any method of accounting or accounting practice, except for any such change required by GAAP;
(xii) except to the extent necessary to comply with the requirements of applicable laws and regulations, (A) take, agree to take, omit, or agree to omit, any action that would make any representation and warranty of such party in the Merger Agreement inaccurate in any material respect, or (B) take, or agree to take, any action that would result in, or is reasonably likely to result in, any of the conditions to the merger not being satisfied.

     Access to Information. Under the Merger Agreement, from the date of the Merger Agreement to the consummation of the merger, each party is to afford the other party's authorized representatives (including its accountants, financial advisors and legal counsel) reasonable access during normal business hours to all of the properties, contracts and other agreements, and other books and records of such party and are to promptly deliver or make available to the other party all other information concerning the business, properties, assets and personnel of such party as the other party may from time to time reasonably request.

     Fees and Expenses. Each party shall pay its own expenses incurred in connection with the merger. Melita will reimburse banks, brokers, custodians and other fiduciaries who hold shares of Melita common stock in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares.

     The Merger Agreement provides that eShare will pay to Melita a termination fee as a fee and in reimbursement of expenses if eShare terminates the Merger Agreement in certain circumstances. See "-- Termination."

     Reasonable Efforts and Additional Actions. The Merger Agreement provides that, subject to the terms and conditions provided therein, each of Melita, MICA and eShare shall use its reasonable best efforts to cause all of the conditions precedent to the consummation of the merger to be satisfied. Melita, MICA and eShare also agreed to use their respective reasonable best efforts to (a) obtain all material consents, authorizations, orders and approvals of or from private parties or government entities required, proper or advisable in connection with the Merger Agreement and the merger and
(b) resolve any action, suit, proceeding or investigation which shall have been instituted or which a government entity shall have indicated its intention to institute which jeopardizes the merger.

     Public Announcements. The Merger Agreement provides that Melita, MICA and eShare will consult and cooperate with each other and agree upon the contents of all press releases or other announcements with respect to the merger, except where such consultation or cooperation would interfere with any parties disclosure obligations under applicable law.

     Conditions to Obligation of Melita. The obligation of Melita to effect the merger is subject to the fulfillment or waiver of the following conditions: (i) all approvals or expiration of waiting periods required under any law or contract to be obtained by eShare in order to consummate the merger shall have been obtained; (ii) the representations and warranties of eShare contained in the Merger Agreement shall be true and correct in all material respects, subject to materiality and qualifications as to material adverse effect; (iii) no order of any court which prevents the consummation of the merger shall be in effect;
(iv) no statute or regulation shall have been enacted by any governmental agency that would prevent the consummation of the merger; (v) the shareholders of Melita shall have approved the Merger Agreement; (vi) Melita shall have received the opinion of eShare's legal counsel, dated as of the date of the merger and in the form and substance satisfactory to Melita, (vii) eShare's shareholders shall have executed and delivered an escrow agreement establishing the escrow of 10% of the shares of Melita common stock being issued to the shareholders of eShare to secure any indemnification claims against eShare; (viii) James P. Tito and Bradley Birnbaum shall have executed employment agreements with eShare in a form satisfactory to Melita; (ix) Melita shall have received an opinion of its legal counsel to the effect that the merger, if consummated accordance with the Merger Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the federal income tax consequences to Melita's and eShare's shareholders will be consistent with such type of reorganization; and (x) Melita shall have received a letter from its independent certified public accountants regarding the availability of "pooling of interests" accounting treatment for the merger.

     Conditions to Obligation of eShare. The obligation of eShare to effect the merger is subject to the fulfillment or waiver of the following conditions: (i) all approvals or expiration of waiting periods required under any law or contract to be obtained by Melita in order to consummate the merger shall have been obtained; (ii) the representations and warranties of Melita contained in the Merger Agreement shall be true and correct in all material respects, subject to materiality and qualifications as to material adverse effect; (iii) no order of any court which prevents the consummation of the merger shall be in effect;
(iv) no statute or regulation shall have been enacted by any governmental agency that would prevent the consummation of the merger; (v) eShare shall have received the opinion of Melita's legal counsel, dated as of the date of the merger and in the form and substance satisfactory to eShare, (vi) Melita shall have executed and delivered a registration rights agreement providing for the registration under federal and state securities laws of certain of the shares of Melita common stock to be issued to the shareholders of eShare in the merger, and (vii) eShare shall have received an opinion of Melita's legal counsel to the effect that the merger, if consummated accordance with the Merger Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the federal income tax consequences to Melita's and eShare's shareholders will be consistent with such type of reorganization.

     Termination. The Merger Agreement can be terminated upon the occurrence of any of the following:

          (i) At the option of Melita, on or after September 30, 1999, if by that date all of the conditions to the obligations of Melita shall not have been satisfied or waived.

          (ii) At the option of eShare, on or after September 30, 1999, if by that date all of the conditions to the obligations of eShare shall not have been satisfied or waived.

          (iii) At the option of Melita if any condition precedent to Melita's obligation to consummate the merger has not been or cannot be satisfied by September 30, 1999 in the manner provided in the Merger

     Agreement, or if eShare breaches in some material respect a representation, warranty or covenant contained herein and such fails to cure or demonstrate an ability to cure such breach within 15 days.

          (iv) At the option of eShare if any condition precedent to eShare's obligation to consummate the merger has not been or cannot be satisfied by September 30, 1999 in the manner provided in the Merger Agreement, or if Melita breaches in some material respect a representation, warranty or covenant contained herein and such fails to cure or demonstrate an ability to cure such breach within 15 days.

          (v) Mutual agreement of the parties.

     In the event that eShare directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or agent
(i) seeks, solicits, initiates or encourages the submission of any inquiry, proposal or offer from any corporation, or any lender, partnership, person or other entity or group relating to any acquisition or purchase of the assets of eShare, or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, eShare; or (ii) participates or cooperates in or considers or pursues any discussions or negotiations regarding any such proposal or furnishes to any person or entity information concerning eShare for any such proposal specifically, except to the extent that the fiduciary duties of the officers and directors of eShare require them to take any of the foregoing actions in response to an unsolicited offer; or (iii) files an Form S-1 registration statement with the Securities and Exchange Commission, eShare will be obligated to reimburse Melita for all reasonable out-of-pocket costs and expenses incurred in connection with the proposed merger with Melita up to a maximum of $100,000. In addition, in the event that eShare executes within nine months of the taking of any such action a definitive agreement with a party other than Melita providing for the sale of eShare to such party, eShare will be obligated to pay to Melita a fee of $3,750,000 upon the closing of that transaction. If the other party to the definitive agreement is EIS International, Inc. or Lycos, Inc., eShare will be obligated to pay to Melita an additional fee of $3,750,000 (or an aggregate of $7,000,000).

VOTING AGREEMENT

     Mr. Szlam is a party to a separate Voting Agreement with eShare pursuant to which he has agreed to vote all Melita common stock over which he exercises complete voting control (which represents in the aggregate approximately 71.2% of the outstanding shares of Melita common stock entitled to vote at the special meeting) in favor of the merger and against any other transactions or solicitations in opposition to or in competition with the merger.

CERTAIN TAX CONSEQUENCES TO SHAREHOLDERS

     Melita will receive an opinion from Morris, Manning & Martin, L.L.P., to the effect that the Merger will constitute a tax-deferred reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Tax Code; and that, upon consummation of the merger, no gain or loss will be recognized by the shareholders of Melita. Receipt of the tax opinion is a condition to the closing of the merger. The tax opinion will be based upon certain assumptions and representations by the managements of Melita and eShare. Morris, Manning & Martin, L.L.P. serves as outside legal counsel to Melita.

     ALL MELITA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES TO THEM OF THE MERGER UNDER FEDERAL, STATE, LOCAL AND ANY OTHER APPLICABLE INCOME TAX LAWS.

     SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAXES.

ACCOUNTING TREATMENT

     The merger will be treated as a "pooling of interests" for accounting purposes.

DISSENTERS' RIGHTS

     Shareholders of Melita will not be entitled to any dissenters' rights or appraisal rights in connection with the merger and the approval of the Merger Agreement.

                  COMPARATIVE UNAUDITED PER COMMON SHARE DATA

     The following unaudited financial information presents certain comparative per common share data (i) for Melita and eShare on a historical basis, (ii) for Melita on a pro forma combined basis assuming the merger had been effective during the periods presented, and (iii) for eShare on a pro forma equivalent basis. The pro forma combined information has been prepared giving effect to the merger as a pooling-of-interests. Except for distributions by Melita of its accumulated retained earnings upon the termination of its S corporation status prior to its initial public offering, neither Melita nor eShare has ever paid any cash dividends to its shareholders.

     The information shown below should be read in conjunction with (i) the consolidated financial statements of Melita, including the notes thereto, appearing elsewhere in this proxy statement, (ii) the financial statements of eShare, including the notes thereto, appearing elsewhere in this proxy statement, and (iii) the unaudited pro forma combined condensed financial information appearing elsewhere in this proxy statement. See "Consolidated Financial Statements of Melita;" "Financial Statements of eShare;" and "Pro Forma Combined Condensed Financial Statements." The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the result of operations of future periods or future combined financial position.

                                                                                      THREE MONTHS
                                                                   YEAR ENDED             ENDED
                                                                  DECEMBER 31,          JUNE 30,
                                                              ---------------------   -------------
                                                              1996    1997    1998        1999
                                                              -----   -----   -----   -------------
Net income (loss) per share -- fully diluted:
  Historical -- Melita(1)...................................    .62     .73     .74         .22
  Historical -- eShare(1)...................................   (.31)  (2.02)  (1.22)       (.41)
  Pro forma combined(2).....................................    .24     .32     .46         .13
  eShare pro forma equivalent(3)............................    .10     .13     .19         .05

                                                              AT PERIOD END
                                                                MARCH 31,
                                                                  1999
                                                              -------------
Book value per share:
  Historical -- Melita(1)...................................       3.59
  Historical -- eShare(1)...................................      (3.36)
  Pro forma combined(2).....................................       2.31
  eShare pro forma equivalent(3)............................        .97

---------------

(1) Based on the weighted average common shares and share equivalents outstanding during the indicated periods.
(2) Pro forma combined net income per share and book value per share assume that the 1,039,859 shares of Melita common stock subject to issuance upon the exercise of outstanding options and warrants which are presently exercisable or become exercisable upon the consummation of the merger were issued and outstanding at the beginning and end of each period, respectively.
(3) eShare pro forma equivalent amounts represent pro forma combined information multiplied by the exchange ratio of .419968638 shares of Melita Common Stock for each share of eShare Common Stock.

             SELECTED CONSOLIDATED FINANCIAL INFORMATION OF MELITA

     You should read the following selected consolidated financial data in conjunction with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this proxy statement. We have derived the statement of operations data for the years ended December 31, 1996, 1997 and 1998 and the balance sheet data as of December 31, 1997 and 1998 from our financial statements audited by Arthur Andersen LLP and included elsewhere in this proxy statement. We have derived the statement of operations data for the years ended December 31, 1994 and 1995 and the balance sheet data as of December 31, 1994, 1995 and 1996 from our audited financial statements not included in this proxy statement.

                                                                                        THREE MONTHS
                                                YEARS ENDED DECEMBER 31,               ENDED MARCH 31,
                                     -----------------------------------------------   ---------------
                                      1994      1995      1996      1997      1998          1999
                                     -------   -------   -------   -------   -------   ---------------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net revenue:
  Product..........................  $18,186   $24,620   $32,077   $46,065   $67,943       $19,828
  Service..........................    8,970    10,662    15,463    19,725    25,467         7,716
                                     -------   -------   -------   -------   -------       -------
          Total revenues...........   27,156    35,282    47,540    65,790    93,410        27,544
Cost of revenues
  Product..........................    6,310     8,730    11,494    15,531    21,336         6,139
  Service..........................    3,254     5,282     6,863     9,642    13,346         4,013
                                     -------   -------   -------   -------   -------       -------
Total cost of revenues.............    9,564    14,012    18,357    25,173    34,682        10,152
                                     -------   -------   -------   -------   -------       -------
Gross margin.......................   17,592    21,270    29,183    40,617    58,728        17,392
Operating expenses:
  Engineering, research and
     development...................    3,660     4,050     5,070     6,880    10,410         3,050
  Selling, general and
     administrative................   11,332    12,559    16,765    22,320    31,253         9,112
                                     -------   -------   -------   -------   -------       -------
          Total operating
            expenses...............   14,992    16,609    21,835    29,200    41,663        12,162
                                     -------   -------   -------   -------   -------       -------
Income from operations.............    2,600     4,661     7,348    11,417    17,065         5,230
Other income, net..................       46        88       261       662     1,193           290
                                     -------   -------   -------   -------   -------       -------
Income before income taxes.........    2,646     4,749     7,609    12,079    18,258         5,520
Income tax provision (benefit):
  Tax provision....................      (26)       --        --     3,023     6,573         1,987
  Deferred tax adjustment..........       --        --        --    (1,473)       --            --
                                     -------   -------   -------   -------   -------       -------
Net income.........................  $ 2,672   $ 4,749   $ 7,609   $10,529   $11,685       $ 3,533
                                     =======   =======   =======   =======   =======       =======
Income before pro forma income
  taxes............................  $ 2,672   $ 4,749   $ 7,609   $12,079
Pro forma income taxes.............    1,164     1,794     2,827     4,469
                                     -------   -------   -------   -------
Pro forma net income...............  $ 1,508   $ 2,955   $ 4,782   $ 7,610
                                     =======   =======   =======   =======
Earnings per share:
Diluted earnings per share.........  $  0.24   $  0.38   $  0.62   $  0.73   $  0.74       $   .22
Pro forma diluted earnings per
  share............................  $  0.14   $  0.24   $  0.39   $  0.53
  Weighted average outstanding
     shares........................   11,143    12,338    12,363    14,386    15,815        16,178

                                                           DECEMBER 31,                     MARCH 31,
                                          -----------------------------------------------   ---------
                                           1994      1995      1996      1997      1998       1999
                                          -------   -------   -------   -------   -------   ---------
CONSOLIDATED BALANCE SHEET DATA:
  Cash, cash equivalents and marketable
     securities.........................  $ 5,406   $ 5,959   $ 9,489   $30,814   $30,440    $33,261
  Working capital.......................    8,594     6,904     8,124    32,251    42,882     46,269
  Total assets..........................   17,635    20,928    27,069    56,395    75,308     81,998
  Long-term debt, net of current
     portion............................    3,068     2,644        --        --        --         --
  Shareholders' equity..................    7,103     6,657    10,872    37,289    50,069     54,873

             MARKET PRICES AND CASH DIVIDENDS INFORMATION OF MELITA

     Shares of Melita common stock are listed and traded on the Nasdaq Stock Market. The following table sets forth the range of high and low sale prices for our common stock on Nasdaq during the periods indicated commencing June 4, 1997, the date of our initial public offering.

                                                              HIGH    LOW
                                                              ----    ---
1997:
  Second Quarter (from June 4, 1997)........................  $13     $10
  Third Quarter.............................................   12 7/8   7 5/8
  Fourth Quarter............................................   12 1/4   7 3/4
1998:
  First Quarter.............................................   19 1/8   8 1/2
  Second Quarter............................................   19 1/8  11 3/4
  Third Quarter.............................................   17 3/8   8
  Fourth Quarter............................................   21 1/4   7 1/4
1999:
  First Quarter.............................................   25 1/8  11
  Second Quarter............................................   16 7/8   9 3/8

     On June 30, 1999, the latest practicable trading day before the printing of this Proxy Statement, the high, low and closing sales prices of a share of Melita common stock on the Nasdaq Stock Market were $13.625, $12.750 and $13.500, respectively. As of June 30, 1999, there were 53 holders of record of our common stock.

     Melita has paid no dividends on its common stock since its initial public offering.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                      AND RESULTS OF OPERATIONS OF MELITA

     This discussion contains certain forward-looking statements relating to product integration, functionality and benefits, revenue from operations, marketing strategies and product development processes. Such statements are made based on management's belief as well as assumptions made by, and information currently available to, management, pursuant to the 'safe-harbor' provisions of the Private Securities Litigation Reform Act of 1995. While these statements reflect our best current judgment, they are subject to risks and uncertainties that could cause a change in focus and direction. A discussion of certain risk factors that may cause actual results to differ from these forward-looking statements can be found in Melita's Form 10-K for the period ended December 31, 1998, on file with the SEC.

     We are a leading provider of automated customer relationship management systems that enable businesses to integrate their telephony-based customer contact strategies with their front office and back office operations. Organizations use our principal product, PhoneFrame Explorer, to implement strategies for customer interaction that increase agent productivity and effectiveness, reduce the costs of call center operations, improve customer relationships and enhance revenue generation for a broad range of activities, including collections, telemarketing and customer service. We offer ongoing maintenance support of our products. We also offer fee-based installation, education, custom application development and consulting services. Historically, we have internally generated the funds necessary for our growth through profits and cash provided by operating activities.

     Our revenues are derived primarily from two sources: (i) product license fees for the use of our software products and revenues from sales of related computer and telephony hardware that utilizes the software and (ii) service fees for ongoing system support, maintenance, installation, education and consulting services. We recognize product revenue upon shipment of the product if there are no significant post-delivery obligations, if collection is probable and if the agreement requires payment within one year. Revenues from post-contract maintenance support are recognized ratably over the term of the support period. Post-contract maintenance support revenues accounted for 17.6% of total revenues in 1998. Revenues from consulting, installation and education services are recognized as the services are performed. In any given period, a significant portion of our revenues may be derived from large sales to a limited number of customers. During 1996, no customer accounted for more than 10% of our total revenues. During 1997, BancOne Services Corp. (now First USA) accounted for 11.8% of our total revenues. During 1998, CitiGroup accounted for 13.1% of our total revenues. Revenues from our five largest customers represented 24.5%, 27.9% and 23.2% of our total revenues for 1996, 1997 and 1998, respectively.

     Revenues from sales to customers outside the United States accounted for 21.0%, 18.4% and 24.8% of our total revenues for 1996, 1997 and 1998, respectively. We rely on VARs and distributors to sell, install and support our products in countries outside of the United States, Canada, Mexico and the United Kingdom. We believe that our continued growth and profitability will require further expansion of our international operations. To successfully expand international sales, we must establish additional foreign operations, hire additional personnel and recruit additional VARs and distributors. To the extent that we are unable to do so on a timely basis, our revenue growth, if any, may be slowed, and profitability may be adversely affected as significant costs may be incurred in advance of the international revenues. Our international revenues are denominated primarily in U.S. dollars or British pounds. Our expenses incurred in foreign countries are typically denominated in local currencies. We have recognized pre-tax foreign exchange gains (losses) of approximately $162,000, ($20,000) and $(23,000) in 1996, 1997 and 1998,
respectively. There can be no assurance that future fluctuations in currency exchange rates will not have a material adverse impact on our future international operations.

RESULTS OF OPERATIONS

     The following table sets forth items shown in our statement of operations as a percentage of total revenues for the periods indicated. The table should be read in conjunction with our financial statements and notes thereto contained elsewhere in this report.

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1996     1997     1998
                                                              -----    -----    -----
Net revenues:
  Product...................................................   67.5%    70.0%    72.7%
  Service...................................................   32.5     30.0     27.3
                                                              -----    -----    -----
          Total revenues....................................  100.0    100.0    100.0
Cost of revenues:
  Product...................................................   24.2     23.6     22.8
  Service...................................................   14.4     14.7     14.3
                                                              -----    -----    -----
          Total cost of revenues............................   38.6     38.3     37.1
                                                              -----    -----    -----
Gross margin................................................   61.4     61.7     62.9
Operating expenses:
  Engineering, research and development.....................   10.7     10.5     11.1
  Selling, general and administrative.......................   35.2     33.8     33.5
                                                              -----    -----    -----
          Total operating expenses..........................   45.9     44.3     44.6
                                                              -----    -----    -----
Income from operations......................................   15.5     17.4     18.3
Other income, net...........................................    0.5      1.0      1.2
                                                              -----    -----    -----
Income before income taxes..................................   16.0     18.4     19.5
Income tax provision (benefit):
  Tax provision.............................................     --      4.6      7.0
  Deferred tax adjustment...................................     --     (2.2)      --
                                                              -----    -----    -----
Net income..................................................   16.0%    16.0%    12.5%
                                                              =====    =====    =====
Income before pro forma income taxes........................   16.0%    18.4%
Pro forma income taxes......................................    6.0      6.8
                                                              -----    -----
Pro forma net income........................................   10.0%    11.6%
                                                              =====    =====

     The following table sets forth, for each component of net revenues, the cost of such revenues as a percentage of such revenues for the periods indicated:

                                                              YEAR ENDED DECEMBER 31,
                                                              -----------------------
                                                              1996      1997     1998
                                                              -----     ----     ----
Cost of product revenues....................................   35.8%    33.7%    31.4%
Cost of service revenues....................................   44.4%    48.9%    52.4%

THREE MONTHS ENDED MARCH 31, 1999 AND 1998

     Revenues

     Product. We increased our product revenues by 33.8% from $14.8 million in the first quarter 1998 to $19.8 million in the same period 1999. The increase in product revenues was due to continued strong demand for our PhoneFrame Explorer product line, increased marketing and sales efforts, increased international sales through the direct channel and increased sales through distribution channels.

     Service. We increased our service revenues by 39.0% from $5.5 million in the first quarter 1998 to $7.7 million in the same quarter 1999. Service revenues increased primarily due to an increase in the number of maintenance and support agreements and, to a lesser degree, from revenues generated by installation of new systems, upgrades to existing systems and consulting services.

     Cost of Revenues

     Product. The cost of product revenues includes the cost of material, the cost of sublicensing third-party software, personnel-related costs for internal product assembly and fees paid to third parties for outsourced product assembly. Cost of product revenues increased from $4.8 million, or 32.1% of related product revenues, in the first quarter 1998, to $6.1 million, or 31.0% of related product revenues in the first quarter of 1999. The increase in absolute dollars in the cost of product revenues was due to the increase in the volume of shipments of our products. The decrease, as a percentage of product revenues, was primarily due to product design improvements, reduced material purchase costs, and lower hardware content of the systems.

     Service. The cost of service revenues primarily consists of employee-related costs for customer support, consulting and field service personnel and fees paid to third parties for installation services and post-installation hardware maintenance services. Cost of service revenues increased from $2.8 million, or 50.2% of related service revenues, in the first quarter 1998, to $4.0 million, or 52.0% of related services revenues, in the first quarter of 1999. The increase in absolute dollars in the cost of service revenues was primarily due to the increase in service personnel to support the larger installed customer base and higher volume of installations. The increase as a percentage of service revenues, was primarily due to increased infrastructure spending for international operations and to support expansion of domestic indirect distribution channels.

     Operating Expenses

     Engineering, research and development. Engineering, research and development expenses primarily consist of employee-related costs for engineering personnel involved with software, voice processing and CTI technology development. Also included are outside contractor costs for development projects and expendable equipment purchases. Engineering, research and development costs increased from $2.3 million, or 11.3% of total revenues, in the first quarter of 1998, to $3.0 million, or 11.1% of total revenues, in the first quarter of 1999. The increase in absolute dollars resulted primarily from the addition of developers and outside contractors to support our new product development efforts, which were focused on continued enhancements to PhoneFrame Explorer and ongoing development of future products, including Enterprise Explorer. The decrease as a percentage of total revenue was due to the increased volume of revenue. We intend to continue to invest heavily in product development activities. As a result, we expect that engineering, research and development costs will increase in absolute dollars and may increase as a percentage of revenues in the future.

     Selling, general and administrative. Selling, general and administrative expenses consist primarily of employee-related costs for sales, marketing, administrative, finance and human resources personnel. Also included are marketing expenditures for trade shows, advertising and other promotional expenditures. Selling, general and administrative costs increased from $6.8 million, or 33.5% of total revenues, in the first quarter of 1998, to $9.1 million, or 33.1% of total revenues, in the same period 1999. This increase in absolute dollars was primarily related to the expansion of our sales and marketing resources, increased commission expenses due to higher sales, and increased levels of marketing activities. The decrease as a percentage of total revenues was primarily a result of leveraging the infrastructure and improvements to operating efficiencies. We intend to continue to expand our sales, marketing and sales support operations in 1999. As a result, we expect selling, general and administrative costs will increase in absolute dollars and may increase as a percentage of revenue in the future.

     Other Income (Expense), Net

     Other income (expense), net increased from $273,000 in the first quarter of 1998 to $290,000 in the first quarter of 1999. This income was primarily due to interest income earned on our investments in marketable securities.

  YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997

     Revenues

        Product. We increased our product revenues by 47.5% from $46.1 million in 1997 to $67.9 million in 1998. The increase in product revenues was due to continued strong demand for our products, increased marketing and sales efforts, increased international sales through the direct channel and increased sales through distribution channels. Over this period, we expanded our call center solutions with the introduction of PhoneFrame Explorer in the fourth quarter of 1997.

        Service. We increased our service revenues by 29.1% from $19.7 million in 1997 to $25.5 million in 1998. Service revenues increased primarily due to an increase in the number of maintenance and support agreements and, to a lesser degree, from revenues generated by installation of new systems, upgrades to existing systems and consulting services. We introduced consulting services in the fourth quarter of 1997.

     Cost of Revenues

        Product. Cost of product revenues increased from $15.5 million, or 33.7% of related product revenues, in 1997, to $21.3 million, or 31.4% of related product revenues in 1998. The increase in absolute dollars in the cost of product revenues was due to the increase in the volume of shipments of our products. The product cost decrease, as a percentage of product revenues, was primarily due to product design improvements, reduced material purchase costs, and lower hardware content of the systems.

        Service. Cost of service revenues increased from $9.6 million, or 48.9% of related service revenues, in 1997, to $13.3 million, or 52.4% of related services revenues, in 1998. The increase in absolute dollars in the cost of service revenues was primarily due to the increase in service personnel to support the larger installed customer base and higher volume of installations. The increase as a percentage of service revenues, was primarily due to increased infrastructure spending for international operations and to support expansion of domestic indirect distribution channels.

     Operating Expenses

        Engineering, research and development. Engineering, research and development costs increased from $6.9 million, or 10.5% of total revenues, in 1997, to $10.4 million, or 11.1% of total revenues, in 1998. The increase in absolute dollars resulted primarily from the addition of developers and outside contractors to support our new product development efforts, which were focused on continued enhancements to PhoneFrame Explorer and ongoing development of future products, including Enterprise Explorer.

        Selling, general and administrative. Selling, general and administrative costs increased from $22.3 million, or 33.8% of total revenues, in 1997, to $31.3 million, or 33.5% of total revenues, in 1998. This increase in absolute dollars was primarily related to the expansion of our sales and marketing resources, increased commission expenses due to higher sales, and increased levels of marketing activities. The decrease as a percentage of total revenues was primarily a result of leveraging the infrastructure and improvements to operating efficiencies.

     Other Income (Expense), Net

     Other income (expense), net increased from $662,000 in 1997 to $1.2 million in 1998. The increase was primarily due to interest income earned on our investments in marketable securities and the elimination of interest expense attributable to the receipt of proceeds from our initial public offering in June 1997.

     Income Tax Provision (Benefit)

     In connection with the initial public offering on June 4, 1997, we converted our U.S. taxable status from an S corporation to a C corporation and, accordingly, we are subject to federal and state income taxes. We recorded tax provisions at the effective tax rate of 36.0% in 1998, as compared to 37.0% in 1997. The reduction in our effective tax rate was the result of certain tax planning initiatives.

  YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

     Revenues

       Product. We increased our product revenues by 43.6% from $32.1 million in 1996 to $46.1 million in 1997. The increase in product revenues was due to continued strong demand for our products, new product offerings and increased sales and marketing efforts. Over this period, we expanded our call center solutions by introducing Magellan in the fourth quarter of 1996.

       Service. We increased our service revenues by 27.6% from $15.5 million in 1996 to $19.7 million in 1997. Service revenues increased primarily due to an increase in the number of post-contract maintenance support agreements and, to a lesser degree, from revenues generated by installation of new systems and upgrades to existing systems.

     Cost of Revenues

       Product. Cost of product revenues increased from $11.5 million, or 35.8% of related product revenues, in 1996, to $15.5 million, or 33.7% of related product revenues, in 1997. The increase in absolute dollars in the cost of product revenues was due to the increase in the volume of shipments of our products. The decrease as a percentage of product revenues was primarily due to product design improvements and reduced material purchase costs.

       Service. Cost of service revenues increased from $6.9 million, or 44.4% of related service revenues, in 1996, to $9.6 million, or 48.9% of related service revenues, in 1997. The increase in absolute dollars in the cost of service revenues was primarily due to the increase in service personnel to support the larger installed customer base and higher volume of installations. The increase as a percentage of service revenues was primarily due to increased infrastructure spending for international operations.

     Operating Expenses

        Engineering, research and development. Engineering, research and development costs increased from $5.1 million, or 10.7% of total revenues, in 1996, to $6.9 million, or 10.5% of total revenues, in 1997. The increase in absolute dollars resulted primarily from the addition of developers and outside contractors to support our new product development efforts, which resulted in the release of PhoneFrame Explorer in 1997.

        Selling, general and administrative. Selling, general and administrative costs increased from $16.8 million, or 35.2% of total revenues, in 1996, to $22.3 million, or 33.8% of total revenues, in 1997. This increase in absolute dollars was primarily related to the expansion of our sales and marketing resources, increased commission expenses due to higher sales, and increased levels of marketing activities. The decrease as a percentage of total revenues was primarily a result of leveraging the infrastructure and improving operating efficiency.

     Other Income (Expense), Net

     Other income (expense), net increased from $261,000 in 1996 to $662,000 in 1997. The increase was primarily due to interest income earned on our investments in marketable securities, which increased substantially due to the net proceeds of the June 1997 initial public offering of our stock and the $11.2 million of positive cash flow from operations recorded during 1997.

     Income Tax Provision (Benefit)

     Upon the conversion from an S corporation to a C corporation in June 1997, we recognized a one-time benefit by recording deferred tax assets of $1.5 million. Subsequent to our conversion, we also recorded tax provisions at the effective tax rate of 37.0% in 1997.

FINANCIAL CONDITION

     Total assets as of March 31, 1999, were $82.0 million, an increase of $6.7 million from December 31, 1998. The increase was primarily due to increases in cash, accounts receivable and net property and equipment. Accounts receivable increased $4.3 million primarily due to an increased proportion of sales through distribution and international channels as well as a large percentage of sales activity occurring late in the quarter. Historically, bad debt write-offs have been less that 1% of total revenue. Net property and equipment increased by $.3 million primarily due to purchases of equipment and software to support the increased number of employees and purchases of equipment used for development purposes.

     Current liabilities as of March 31, 1999 were $27.1 million, an increase of $1.9 million from December 31, 1998. The increase was primarily due to an increase in accrued income taxes, employee related compensation and deferred revenue.

LIQUIDITY AND CAPITAL RESOURCES

     We have funded our operations to date primarily through internally generated cash flow. Our operating activities generated cash of $9.3 million in 1996, $11.2 million in 1997, $2.8 million in 1998 and $2.5 million in the first three months of 1999. In 1998, our cash was generated by net income, an increase in accounts payable and accrued liabilities and deferred revenue, primarily offset by an increase in accounts receivable. In 1997, our cash was generated by net income, an increase in accounts payable and accrued liabilities, partially offset by an increase in accounts receivable and a decrease in customer deposits.

     Our investing activities used cash of $1.5 million in 1996, $27.5 million in 1997, $3.0 million in 1998 and $1.1 million in the first three months of 1999. Our use of cash was primarily for the purchase of capital equipment and software to support our growth and for investments in marketable securities. The increase from 1996 to 1997 of funds available for investing was principally due to the proceeds from our initial public offering in 1997.

     Our financing activities used cash of $3.8 million in 1996 and generated $13.2 million in 1997, $1.0 million in 1998 and $1.3 million in the first three months of 1999. During 1997, we received $36.0 million of cash from the initial public offering of our stock.

YEAR 2000 READINESS

     Introduction

     Many currently installed computer systems and software products are coded to accept only two digit entries in date code fields. Beginning in the year 2000, many of these systems will need to be modified to accept four digit entries or otherwise distinguish twenty-first century dates from twentieth century dates. As a result, over the next year, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

     The Company's State of Readiness

     Our management has chartered a Year 2000 Committee and charged it with the task of evaluating our Year 2000 readiness and recommending action that we should take to minimize disruption from the Year 2000 issue. The Year 2000 Committee has developed a comprehensive checklist, or Year 2000 Plan, to address our Year 2000 readiness with respect to both IT and non-IT systems. The Year 2000 Plan covers all major and minor IT and non-IT systems potentially impacted by the Year 2000. Beginning in the second quarter of 1998, we initiated a quarterly review of the status of resolution of any items in the Year 2000 Plan.

     The latest versions of our products are designed to be Year 2000 compliant. We are in the process of determining the extent to which our earlier software products as implemented in our installed customer base are Year 2000 compliant, as well as the impact of any non-compliance on us and our customers.

     To operate our business, we rely upon relationships with third parties over which we can assert little control. The Year 2000 Committee is in the process of assessing the risks associated with the failure of such third parties to adequately address the Year 2000 issue. The Year 2000 Committee is also assessing the risks associated with non-IT systems on which our operations rely that may contain microcontrollers or embedded systems technologies that are not Year 2000 compliant.

     The Costs to Address Our Year 2000 Issues

     We estimate that the cost to address our Year 2000 issues will not have a material impact on operations.

     The Risks of Our Year 2000 Issues

     We do not currently believe that the effects of any Year 2000 non-compliance in our installed base of software adversely affect our business, financial condition and results of operations. However, our investigation is in its preliminary stages, and no assurance can be given that we will not be exposed to potential claims resulting from system problems associated with the century change. There can also be no assurance that our software products that are designed to be Year 2000 compliant contain all necessary date code changes. In addition, Year 2000 non-compliance in our internal IT systems and certain non-IT systems on which our operations rely or non-compliance by our business partners could adversely affect our business, financial condition and results of operations.

     We believe that the purchasing patterns of customers and potential customers may be affected by Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase software products such as those offered by us. Potential customers may also choose to defer purchasing Year 2000 compliant products until they believe it is absolutely necessary, thus potentially resulting in stalled market sales within the industry. Conversely, Year 2000 issues may cause other companies to accelerate purchases, thereby causing an increase in short-term demand and a consequent decrease in long-term demand for software products. Additionally, Year 2000 issues could cause a significant number of companies, including our current customers, to reevaluate their current software needs and as a result switch to other systems or suppliers. Any of the foregoing could adversely affect our business, financial condition and results of operations.

     Our Contingency Plans

     We are prepared to develop contingency plans for business functions that are susceptible to a substantive risk of disruption resulting from a Year 2000 related event. However, we have not yet identified any business function that is materially at risk of Year 2000 related disruption, and thus have not yet developed detailed contingency plans specific to Year 2000 events for any business function. We are prepared for the possibility, however, that certain business functions may be hereafter identified as at risk. We will develop contingency plans for such business functions as and if such determinations are made.

NEW ACCOUNTING PRONOUNCEMENT

     In 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 will be effective for our fiscal year ending December 31, 2000. We do not believe that the adoption of this pronouncement will have a material impact on our financial position or results of operations.

           QUANTITATIVE AND QUALITATIVE DISCLAIMERS ABOUT MARKET RISK

FOREIGN EXCHANGE

     During the three months ended March 31, 1999, total revenues for the Company's international operations were approximately 30% of the Company's total revenues for all operations.

     The Company's international business is subject to risks typical of an international business, including, but not limited to: differing economic conditions, changes in political climate, differing tax structures, other regulations and restrictions, and foreign exchange rate volatility. Accordingly, the Company's future results could be materially adversely impacted by changes in these or other factors. The effect of foreign exchange rate fluctuations on the Company during the first quarter of 1999 was not material.

INTEREST RATES

     The Company invests its cash in a variety of financial instruments, including taxable and tax-advantaged variable rate and fixed rate obligations of corporations, municipalities, and local, state and national governmental entities and agencies. These investments are denominated in U.S. dollars. Cash balances in foreign currencies overseas are operating balances.

     Interest income on the Company's investments is carried in "Other income, net" on our Consolidated Financial statements. The Company accounts for its investment instruments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). All of the cash equivalents and short-term investments are treated as available-for-sale under SFAS 115.

     Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Due in part to these factors, the Company's future investment income may fall short of expectations due to changes in interest rates, or the Company may suffer losses in principal if forced to sell securities which have seen a decline in market value due to changes in interest rates. The weighted-average interest rate on investment securities at March 31, 1999 was approximately 3.77% based on predominately tax free instruments. The fair value of securities held at March 31, 1999 was $22,863 million.

                               BUSINESS OF MELITA

OVERVIEW

     Melita is a leading provider of automated customer relationship management systems that enable businesses to integrate their telephony-based customer contact strategies with their front office and back office operations. Organizations use our principal product, PhoneFrame Explorer, to implement strategies for customer interaction that increase agent productivity and effectiveness, reduce the costs of call center operations and enhance revenue generation for a broad range of activities, including collections, telemarketing and customer service. Our PhoneFrame Explorer product provides comprehensive call center solutions based on a distributed, object-oriented software architecture that integrates with commonly installed computing, telephony and Internet infrastructures using industry standards for component interoperation. Our customers include leading organizations worldwide in industries such as banking, financial services, communications, service agencies and retail in which businesses are engaged in frequent and production-oriented contact with customers or prospects.

INDUSTRY BACKGROUND

     Long-term customer relationships are critical to the success of businesses operating in an increasingly competitive global marketplace. As customers become more sophisticated and demanding in the level of service they require, businesses are striving to develop and improve customer relationships as a means to distinguish themselves, their products and their services. This effort requires businesses to use every opportunity to strengthen their relationships with customers, from marketing and sales activities to post-sales service, support and collections. Effective customer interaction can build customer loyalty, which in turn can reduce customer retention costs and increase revenue. Organizations are increasingly using information systems to improve the quality of their interaction with customers across the enterprise.

     In recent years, organizations have recognized that telephone communications, the Internet and other electronic means of interaction have become an increasingly effective way to manage customer relationships. This trend has been facilitated as telecommunications costs have decreased and new enabling technologies, such as computer/telephony integration, or CTI, and Internet-based applications have emerged to help automate the customer relationship management process. CTI automates the generation and management of telephony-based customer contacts and provides real-time access to computer-based information resources. This automation is provided within call centers through the use of specialized software and hardware that integrate telephony platforms, computer systems and business applications.

     According to an industry source, our primary target markets, CTI and outbound and blended call management, were approximately $1.2 billion worldwide in 1998 and are together expected to grow at a compound annual growth rate of 25.2% to $2.4 billion by 2001.

     Call centers enable agents to process a steady flow of outbound or inbound telephone contacts relating to products and services. Call centers generally consist of supervisor and agent workstations linked to a central telephone switch and computer system. Call centers historically have focused either on conducting outbound calls, for functions such as collections and product sales, or managing inbound calls, for functions such as product support, order processing and customer service. Inbound call centers utilize an interactive voice response, or IVR, unit and an ACD system that together screen and route incoming calls through the call center. Outbound call centers incorporate predictive dialing software to automate outbound dialing. Common examples of outbound call center applications include collections, telemarketing, teleservice and customer support. Increasingly, call center applications feature dynamic inbound/outbound or call blending functionality, which permits agents to be switched automatically between inbound and outbound calls as inbound call volume fluctuates.

     A key objective of an organization's outbound call center is maximizing the time spent by agents on the telephone with customers or potential customers while minimizing the "nuisance call" rate. A nuisance call is a live contact that the call management system must either put on hold or disconnect because no agent is available. High nuisance call rates caused by overdialing increase telecommunications costs and damage customer relations. Call center systems that utilize sophisticated predictive dialing software can minimize the nuisance call rate while maintaining high agent productivity. We believe that this capability is essential to organizations operating call centers.

     Call center systems were originally developed as centralized, mainframe-based information systems, which were expensive, provided limited functionality and productivity and were generally closed and proprietary. Distributed, standards-based computing environments have allowed call center systems to be developed that utilize CTI, other standard application programming interfaces, or APIs, and the flexibility and openness of distributed, object-oriented software architectures. The result is that call center systems can now incorporate leading hardware and software products from multiple vendors, are significantly less expensive to implement and can demonstrate increased system functionality and flexibility.

     The increasing usage of the Internet and the proliferation of related technologies are having a growing impact on the way businesses manage customer relationships. In particular, Internet usage is generating greater inbound customer contact traffic, placing new demands on traditional inbound customer contact systems. At the same time, the Internet is changing how outbound systems are used to manage customer relationships. Businesses are seeking to take advantage of these changes by integrating all forms of customer communication channels, including telephone, e-mail, fax and the Internet and by linking these integrated channels with existing and new business applications.

     Call center operations have become a core competency for many businesses engaged in frequent contact with customers or prospects. In order to maximize the return on their call center investment, businesses seek call center solutions that are adaptable to emerging technologies, flexible, scaleable, intuitive to use, allow transparent data access, integrate existing IT, telephony and Internet systems and can be deployed in a distributed manner across the enterprise.

THE MELITA SOLUTION

     We provide integrated customer relationship management solutions that automate outbound or blended call centers, enabling our customers to enhance telephony-based customer interaction. Our principal product, PhoneFrame Explorer, is a scaleable, integrated solution based on a distributed, object-oriented architecture. The PhoneFrame Explorer product provides comprehensive functionality and a user-friendly application development environment enabling organizations to implement effective customer contact strategies for a broad range of activities, including collections, telemarketing and customer service. Our solution provides:

        - High agent productivity, low nuisance call rates, and low operating costs through patented predictive dialing and inbound/outbound call management functionality;

        - Enhanced agent interaction with customers through front-end software applications that allow agents to access information throughout the enterprise on a real-time basis and that guide agents through each step of the customer interaction process;

        - Dynamic campaign development, deployment and modification through powerful, easy-to-use script generation and application development software and services; and

        - The ability to leverage existing investments in call center systems and adapt to emerging technologies through standards-based, open, scaleable, distributed, object-oriented software architecture.

     A critical element of the comprehensive solutions we provide is our underlying philosophy of Customer Care. Our products represent a critical link between the business enterprise and its customers, providing the business with a solution that allows it to provide the best customer care. Our Customer Care philosophy focuses on enhancing the quality of People to People Communication and is reflected in all facets of our operations and products. We have incorporated applications into our existing products that reflect this philosophy, including our patented predictive dialing algorithms, Cancel Dial functionality, dynamic in-bound/outbound call blending and Single System Image View, our solution for presenting customer data integrated from multiple sources on an agent's screen.

STRATEGY

     Our primary objective is to be the leading provider of automated customer relationship management systems that enable businesses to integrate their customer contact strategies with their front office and back office operations. Our strategy to achieve this objective includes the following key elements:

     Leverage Installed Base of Customers: We will continue to focus sales and marketing efforts on our installed base of customers. In 1998, 68.6% of our product revenues were from sales to existing customers. We also intend to continue to leverage our penetration of currently targeted vertical markets by using our existing customers as a reference base to gain new customers. We work actively with existing customers to help define emerging applications and pursue joint development activities.

     Leverage Technology Leadership and Software Focus: We believe we are a global technology leader in the field of call center automation software and CTI, having pioneered many of the industry's fundamental call center technologies. We hold a comprehensive U.S. and foreign-based patent portfolio covering numerous processes and technologies utilized in call management systems. We have based our products on our MPower software architecture, which is a distributed, object-oriented, standards-based architecture. Our software focused solution is compatible with standard telephony and computing infrastructure from a variety of major OEMs, allowing businesses to leverage existing telephony and computing technology. We are leveraging our technological expertise in call center systems and seek to develop solutions to incorporate multi-channel customer contact across the enterprise, including inbound and outbound calling, the Internet, fax and e-mail.

     Continue to Focus on Providing Comprehensive Customer Relationship Management Solutions: We provide system design, application configuration, integration and training services in conjunction with the installation of our products. We believe our ability to integrate customer relationship management solutions with existing systems and applications is an important factor in the purchasing decisions of customers, and we intend to continue our emphasis on providing these design and integration services.

     Continue to Expand Sales and Marketing: We intend to pursue an increased share of the market for call management systems by hiring additional sales and marketing personnel. We are expanding our global and national accounts program. This program focuses on sales and marketing efforts to large, multinational corporations. In 1998, we opened offices in both Irvine, California and Chicago, Illinois that include sales, marketing and support personnel. Our sales and marketing personnel grew from 99 at the end of 1997 to 142 at the end of 1998.

     Increase Penetration of International Markets: We currently have relationships with VARs in Europe, Latin America and the Pacific Rim. We intend to commit additional resources to these relationships in selected international markets. In 1998, we established VAR agreements with Lucent Technologies covering four countries in South America, we continued our expansion of our Mexico City office and we opened a new office in Paris. We also intend to expand our international operations through hiring additional personnel and forming additional relationships with VARs and distributors in Europe, Latin America and the Pacific Rim.

     Continue to Develop Domestic Distribution Channels: We have historically relied on our direct sales channel domestically. In 1998, we established joint distribution relationships with Aspect Telecommunications Corporation and Williams Communications, LLC for North America. We intend to increase support of distribution channels in North America with additional channel programs and personnel. We also plan to strengthen existing joint marketing and distribution relationships.

PRODUCTS

     Our principal product, PhoneFrame Explorer, is an integrated suite of distributed, object-oriented software applications and standards-based hardware that provides outbound and blended call management solutions. PhoneFrame Explorer software components are based on open standards, thereby allowing integration with varied and complex user environments and eliminating the need for proprietary hardware.

     PhoneFrame Explorer products are sold to organizations that operate outbound and blended call centers. These call centers require solutions that integrate with existing communication and information systems including mainframe-based information systems, local area networks, relational database management systems, agent workstations, PBX/ACDs, IVRs and the Internet. Utilizing customer records residing in an organization's existing databases, PhoneFrame Explorer products automate customer relationship management and guide agents through the customer interaction process.

                              System Architecture

     Components of the PhoneFrame Explorer product include the Universal Server; the Command Post; our desktop solutions, Magellan and Melita OpenClient Access; and the Universal Telephony Platform, or UTP.


                                  PHONEFRAME EXPLORER
       PRODUCT COMPONENT                               DESCRIPTION
Universal Server                 Server software that controls and coordinates system
                                 operation. Used to manage calling list data, replies to
                                 Internet contacts, call attempt and contact history,
                                 agent profiles, time zone and area code data, call
                                 processing, agent and supervisor activity.
                                 Platform: IBM RISC/6000, AIX operating system, Sybase
                                 database
Command Post                     Suite of software applications used by system managers
                                 to configure, operate, monitor and report on agent and
                                 system activities utilizing an interactive GUI.
                                 Platform: Pentium PC, Windows NT
Desktop Solutions                Client-based software which runs on the agent
                                 workstation and manages the client session with the
                                 Universal Server for each contact routed to the agent
                                 workstation. We provide two alternative desktop
                                 solutions:
               Magellan          Software that controls Windows GUI screen presentation
                                 on the agent workstation. Provides read/write access to
                                 data in customer's existing systems. Additionally,
                                 Magellan Builder facilitates development of customer
                                 interaction and call flow applications featuring an
                                 interactive GUI.
               Melita            Software development kit that provides
                  OpenClient     industry-standard components, such as JavaBean or
                  Access         ActiveX, that allow the existing enterprise or
                                 third-party desktop solutions to be integrated with the
                                 PhoneFrame Explorer solution.
                                 Platform: PC, Windows 3.1, 95 and NT
Universal Telephony Platform     Call processing and media management software capable
                                 of using either CTI links to leading PBX/ACDs or
                                 telephony links through industry standard call
                                 processing hardware to perform call processing across
                                 multiple countries.

     The Universal Server is the server component of the PhoneFrame Explorer solution that controls and coordinates the overall system operations. It runs on an IBM RISC/6000 with the AIX operating system and utilizes Sybase for storing and managing customer contacts, call flow applications, contact history and agent profiles. TCP/IP is used for all communication with other system components allowing the PhoneFrame Explorer system to be configured in a user's local or wide-area network. Universal Server software also supports Simple Network Management Protocol, or SNMP, for remote management and diagnostics.

     Command Post provides a suite of software that allows call center managers or system administrators to configure, manage, monitor and report on call center activity across an enterprise. Our Command Post software includes applications such as Production Monitoring, which provides a floor-plan view of call center operations with real-time information display for each agent position. Based on Windows NT, the Command Post user interface provides a user-friendly environment for managing and reporting on all aspects of system operation.

     Our desktop solutions include Magellan and Melita OpenClient Access. Magellan provides an application development environment for call center managers to create call flow applications without having to write software. Magellan applications provide user-defined, graphical user interfaces to guide agents through customer interactions. Magellan supports real-time access to enterprise-wide customer and product information residing anywhere within the computing and telephony infrastructures by utilizing industry standards for data access. Melita OpenClient Access is a software development kit providing industry-standard components that allow customers to integrate their own or third-party desktop software into the PhoneFrame Explorer solution. Customers can choose between an ActiveX or JavaBean component to integrate with their custom applications into any Windows-based or browser-based environment.

     The UTP provides state-of-the-art telephony and CTI functionality including call processing and media management. It is based on our MPower architecture and employs industry-standard telephony components and the Windows NT operating system. The UTP offers an international set of digital interfaces, including T1, E1 and ISDN. This open, NT server-based communications platform incorporates numerous standards, including SCSA, CORBA and TCP/IP. UTP's enhanced CTI capabilities enable call blending and "single-switch" software only solutions. SNMP is fully supported for remote monitoring and diagnostics.

SERVICES

     We provide multiple forms of service and support for our customers, including maintenance, installation, integration, training, consulting and custom application development. Customers that receive maintenance services are entitled to customer and technical support 24 hours a day, seven days a week. Maintenance customers also receive ongoing system support and baseline software upgrades. Installation and integration services consist of custom application design, configuration and documentation, along with the physical installation and integration of the system. Introductory training classes are provided as part of each initial system purchase, and advanced classes are provided for additional fees. Our consulting services provide our customers with expertise and assistance in planning, designing and implementing our solutions. We also offer other special customer services such as custom application development, scripting and call center consulting to our customers.

     Our customer service group is composed of a Professional Services group, which provides services for a fee when contracted for by a customer, and a Global Support Services group, which manages inventory, purchasing, testing and ongoing relations with customers. Services personnel are located throughout the United States and in the United Kingdom, France, Mexico and Canada. Additional services are provided by the company's VARs and distribution partners. We contract with third parties to provide local hardware support.

     As of December 31, 1998, we employed 178 people in our Professional Services and Global Support Services groups.

SALES AND MARKETING

     We sell our products primarily through a direct sales channel and, to a lesser extent, indirectly through distributors and VARs. We conduct sales in the United States, Mexico, Canada, France and the United Kingdom primarily through direct channels. We sell our products and services in other countries through indirect channels.

     Our VARs and distributors are independent organizations that perform some or all of the following functions for our products: sales and marketing, systems implementation and integration, and ongoing consulting and technical support. We believe that our VARs and distributors have a significant influence over product choices made by our customers and that our VAR and distributor relationships are an important element in our marketing, sales and implementation efforts.

     Our marketing activities include product management, product marketing, direct marketing, public relations, press and analyst communications, event support and management of our website. Our Business Development Group is responsible for creating distribution relationships, strategic alliances, joint marketing agreements and co-development relationships with call center industry providers.

     Our customers independently operate domestic and international user groups. Each group conducts annual as well as regional user group meetings typically focused on common applications and call center opportunities. We participate as invited in the user group conferences generally by conducting seminars, product demonstrations and educational sessions. As of December 31, 1998, we employed 142 people in our sales and marketing group.

CUSTOMERS

     Our call management solutions are used by organizations in a broad range of industries. In 1998, the top five industry groups by revenue were banking, financial services, service agencies, communications and retail. Revenues from the top five customers were 24.5% of total revenues in 1996, 27.9% of total revenues in 1997 and 23.2% of total revenues in 1998. In 1996, no single customer accounted for more than 10% of total revenues. In 1997, BancOne Services Corp. (now First USA) accounted for 11.8% of total revenues, and in 1998, CitiGroup accounted for 13.1% of total revenues. Although specific customers may change from period to period, we expect that large sales to a limited number of customers will continue to account for a significant percentage of our revenues in any particular period for the foreseeable future.

     The following table sets forth certain of our current customers that have purchased $200,000 or more in products and services from us during the two year period ended December 31, 1998:

BANKING
Banco Rio de la Plata
Banco Santander
Bancomer, S.A.
Bank of Montreal
Chevy Chase Bank, FSB
CitiGroup
Credicard SA
First Union Mortgage Corporation
First USA
Green Tree Financial Corporation
HSBC
Huntington National Bank
Lloyds Bank
PNC Bank
Royal Bank of Canada
Sovereign Bank FSB
Texas Commerce Bank
Toronto Dominion Bank
Union Bank

FINANCIAL SERVICES
Advanta Mortgage Group
Countrywide Home Loans, Inc.
Dun & Bradstreet, Inc.
Empire Funding Corporation
Fidelity Funding Financial Group
Fiscalex, LTDA
Mortgage Lenders Network
Navy Federal Credit Union
Norwich Union
One Hour Acceptance
Primus Automotive Financial
  Services, Inc.

COMMUNICATIONS
America Online, Inc.
Bell Atlantic Mobility
Cox Enterprises, Inc.
MCI Wireless
MediaOne Group
Swisscom AG

SERVICE AGENCIES
Allied Interstate, Inc.
Ameridial, Inc.
Credit Bureau Services, Inc.
Equant Marketing Group
Franklin Acceptance Corporation
National Asset Recovery
Sitel Corporation
Snyder Communications, Inc.
Specialized Card Services, Inc.
Tecmarketing, S.A. de C.V.

RETAILERS AND OTHER
Atlanta Journal and Constitution
Automobile Club of Southern
  California
Franklin Mint
J.C. Penney Company, Inc.
Johns Hopkins Health Systems
Pennsylvania American Water Co.
Saks Incorporated

TECHNOLOGY AND PRODUCT DEVELOPMENT

     We intend to continue investment in research and development to maintain our position as a leader in call center technology. Our MPower architecture is a distributed, object-oriented, component-based software architecture that facilitates the development, test, configuration, deployment and interoperability of our call center solutions. The system provides three core sets of services:

     - user interface presentation, navigation and reporting;

     - server-based system management services; and

     - telephony-based, CTI and multi-media contact services, including our patented predictive dialing and dynamic call blending applications.

     Our products are based on an open architecture utilizing industry standards and provide seamless integration with third-party systems or customers' existing technology infrastructure. We will seek to continue to develop products that adhere to existing and emerging standards.

     The presentation and navigation components of the software have been implemented using Windows Graphical User Interface guidelines. We have engaged usability labs and focus groups to define interface requirements and verify usability. TCP/IP is used as the transport layer for all component communication. Standard data access protocols such as EHLLAPI, DDE and ODBC, and software development tools such as ActiveX and JavaBean, facilitate integration with third-party desktop applications and protocol stacks.

     Our UTP software has been designed using industry standards and we intend to continue this approach. Our systems use standard off-the-shelf analog and digital communications components. CTI links to the various PBX/ACD systems used by our customers are typically proprietary and necessitate the use of CTI middleware. We have standardized CT-Connect Server from Dialogic Corporation to facilitate integration with various PBX/ACD switching platforms.

     We are finalizing plans to release Melita Enterprise Explorer, the next major release of software in the Explorer product line. We announced Enterprise Explorer in the fall of 1998, are currently in the beta-testing phase and expect Enterprise Explorer to be in general release in the second half of 1999. Enterprise Explorer software will extend our MPower software architecture to include enterprise resource sharing and mixed media services. This will allow customers to deploy a single system across multiple sites for different types of communication between a business and its customers. Enterprise Explorer will permit both agent and telephony resources to be managed from a central location and shared among multiple sites using Asynchronous Transfer Mode (ATM) or Voice over Internet Protocol technology. This will enhance the ability of businesses to implement enterprise-wide contact strategies and eliminate the issues created by multiple, isolated "islands" of technology. In connection with the implementation of a distributed architecture, the pacing algorithm of the Universal Server will be enhanced to minimize the nuisance call rate. New Command Post software will allow system managers to define "virtual agent groups" consisting of agents across multiple sites and will allow managers to monitor these agents in real time. Enterprise Explorer will include NT server-based Mixed Media Servers that will provide all communication services for the system, including the ability to process faxes, e-mail and Internet communication.

COMPETITION

     The market for our products is intensely competitive, fragmented and subject to rapid change. Because our principal products are call management systems, which include both software applications and hardware, we compete with a variety of companies that provide these components independently or as an integrated system. Our primary competitors in the field of integrated inbound/outbound call management systems are Davox, EIS and Mosaix. We compete primarily against Davox and Mosaix in the collections segment of the outbound call management systems market, and against EIS in the telemarketing and telesales segments of the inbound/outbound call management systems market. We also compete in the CTI segment of the market, where principal competitors include Genesys Telecommunications Laboratories, Inc., GeoTel Communications Corporation, Information Management Associates, Inc., and Quintus Corporation, among others. Some of our competitors may align themselves with PBX/ACD vendors, other communications equipment providers or other vendors in an effort to increase sales potential for their products. We may face additional direct competition from PBX/ACD vendors, other communications equipment providers, communications service providers, computer hardware and software vendors and others. We may also face competition from non-traditional competitors in the emerging computer telephony market. These competitors may include Interactive Intelligence Inc., Oracle Corporation, IBM and others. We generally face competition from at least one of our principal competitors on major sales and believe that price is a major factor considered by our prospective customers. Increased competition has contributed significantly to price reductions, and we expect these price reductions to continue. In addition, increased competition may result in reduced operating margins and loss of market share. Many of our current and potential competitors have significantly greater financial, technical, marketing and other resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion and sale of their products than we could.

     We believe that the primary competitive factors affecting our markets include product features such as flexibility, scaleability, interoperability, functionality and ease of use, as well as reputation, quality, performance, price and customer service and support.

REGULATORY ENVIRONMENT

     Certain uses of outbound call management systems are regulated by federal, state and foreign law. The Federal Telephone Consumer Protection Act, or TCPA, prohibits the use of automatic dialing equipment to call emergency telephone lines, health care and similar facility patient telephone lines, and telephone lines where the called party is charged for incoming calls, such as those used by pager and cellular phone services. The TCPA prohibits use of such equipment to engage two or more lines of a multi-line business simultaneously, and restricts the use of artificial or prerecorded voice messages in calls to residential lines. Among other things, the TCPA required the Federal Communications Commission, or FCC, to create regulations protecting residential telephone subscribers from unwanted telephone solicitations. In addition, the Telemarketing and Consumer Fraud and Abuse Prevention Act authorized the Federal Trade Commission, or FTC, to prohibit a variety of deceptive and/or abusive telemarketing practices, including, among other things, repetitive or harassing calls and requests by telemarketers for payments before certain types of services are provided. The rules adopted by the FCC and FTC prohibit calls to persons who have indicated that they do not wish to be contacted, and the FCC specifically requires telemarketers to maintain a company-specific "do-not-call list" that contains the names and numbers of residential subscribers who do not want to receive calls. The rules also require that telemarketers may call consumers only after 8:00 a.m. and before 9:00 p.m., local time. The FCC rules do not restrict calls made to parties that have an "established business relationship" with the caller or calls placed by tax-exempt nonprofit organizations. The Telemarketing Fraud Prevention Act, or TFPA, adopted in June 1998, imposes severe criminal penalties, including forfeiture of property, for fraud committed through telemarketing calls. Certain states have enacted similar laws limiting access to telephone subscribers who object to receiving solicitations. The Fair Debt Collection Practices Act, or FDCPA, limits communication by certain debt collectors with consumers only after 8:00 a.m. and before 9:00 p.m., local time, and not at the consumer's place of business. Many of our customers are exempt from the FDCPA. In addition, certain states have enacted laws regarding debt collection practices, which in some cases may impose restrictions on telephonic collection activities in addition to those of the FDCPA. Although compliance with these laws may limit the potential use of our products in some respects, we believe our systems can be programmed to operate automatically in full compliance with these laws through the use of appropriate calling lists and calling campaign time parameters.

PROPRIETARY RIGHTS

     We rely on a combination of patent, copyright, trade secret and trademark laws, confidentiality procedures and contractual provisions to protect our proprietary rights in our products and technology. We hold numerous U.S. and foreign patents covering various processes and technologies utilized in call management systems. These patents cover our proprietary implementations of applications such as inbound/outbound call blending, call progress analysis, screen pops of the called person's account information, Cancel Dial and Single System Image View. We also have a number of pending patent applications on customer interaction management innovations for which patents have not yet issued. In many cases, we have also received or applied for patents in other countries covering the innovations covered by existing U.S. patents or patent applications.

EMPLOYEES

     As of December 31, 1998, we had 448 full-time employees, (178 in customer service and operations, 142 in sales and marketing, 77 in research and development and 51 in administration), of whom 398 were based in the United States and 50 were based in other countries. With the exception of eight employees of our Mexico City subsidiary, none of our employees are covered by a collective bargaining agreement. We consider our employee relations to be good.

     We believe our future success will depend in large part on our ability to recruit and retain qualified employees, especially experienced software engineering personnel. The competition for such personnel is intense, and we cannot assure that we will be successful in retaining or recruiting key personnel.

PROPERTIES

     Our principal administrative, sales, marketing, support, and research and development facility is located in approximately 100,000 square feet of modern office space in Norcross, Georgia. This facility is leased to us through 2005. The facility is owned by a partnership controlled by our Chairman of the Board, Chief Executive Officer and principal shareholder.

     We also lease space for several sales and support centers located in the United States and in London, Mexico City, Paris and Toronto. We believe we will require significant additional office space within the next 12 months and that suitable space will be available to accommodate expansion of our operations on commercially reasonable terms. We anticipate leasing approximately 75,000 additional square feet of general office space at market rates near our current headquarters, in Norcross, Georgia, from a partnership controlled by our Chairman of the Board, Chief Executive Officer and principal shareholder, within the next 12-24 months. We also anticipate leasing approximately 8,000 feet of general office space at market rates in London within the next 6 months upon the termination of our current lease in London.

LEGAL PROCEEDINGS

     We are not currently a party to any material legal proceedings.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                            AND MANAGEMENT OF MELITA

     The following table sets forth the amount and percent of shares of Melita common stock which, as of June 30, 1999, are deemed under the rules of the Securities and Exchange Commission (the "Commission") to be "beneficially owned" by each member of the Board of Directors of Melita, by each executive officer of Melita, by all directors and executive officers of Melita as a group, and by any person or "group" (as that term is used in the Securities Act of 1934, as amended) known to Melita as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of Melita common stock.

                                                                  COMMON STOCK BENEFICIALLY
                                                                          OWNED(1)
                                                              ---------------------------------
                                                              NUMBER OF SHARES OF    PERCENTAGE
DIRECTORS AND EXECUTIVE OFFICERS                                 COMMON STOCK         OF CLASS
--------------------------------                              -------------------    ----------
Aleksander Szlam(2).........................................      11,147,395           71.24%
Andrew J. Filipowski(3).....................................          10,000               *
Donald L. House(4)..........................................          22,000               *
Don W. Hubble(5)............................................          21,000               *
William K. Dumont(6)........................................           8,750               *
John A. Lamb(7).............................................          23,750               *
Dan K. Lowring(8)...........................................          23,311               *
All executive officers and directors as a group (7
  persons)(9)...............................................      11,234,703           71.80%

---------------

 *  Less than 1% of the outstanding Common Stock.
(1) Information with respect to "beneficial ownership" shown in the table above is based on information supplied by the directors and executive officers of Melita and filings made with the Commission or furnished to Melita by other shareholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage of beneficial ownership is based on 15,647,352 shares of Common Stock outstanding as of April 22, 1999 and includes shares of Common Stock subject to options which may be exercised within 60 days of April 22, 1999. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table.
(2) Consists of 11,143,395 shares held by a limited partnership controlled by Mr. Szlam and 4,000 shares held indirectly by Mr. Szlam's children.
(3) Includes 2,500 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(4) Includes 17,000 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(5) Includes 17,000 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(6) Includes 8,750 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(7) Includes 23,750 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(8) Includes 22,125 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.
(9) Includes 11,143,395 shares held by a limited partnership controlled by Mr. Szlam, 4,000 shares held indirectly by Mr. Szlam's children, and 91,125 shares issuable pursuant to options exercisable within 60 days of June 30, 1999.

                       SELECTED FINANCIAL DATA OF ESHARE

     The following historical selected financial data should be read along with eShare's Financial Statements and related Notes included elsewhere in this proxy statement. The selected financial data set forth below for each of the fiscal years ended December 31, 1996, 1997 and 1998 have been derived from eShare's financial statements, included elsewhere in this proxy statement, which have been audited by KPMG LLP, independent public accountants. You should read this data along with the eShare Financial Statements and related Notes and eShare Management's Discussion and Analysis of Financial Condition and Results of Operations appearing elsewhere in this proxy statement.

                                                                                THREE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                 MARCH 31,
                                       ------------------------------------   -----------------------
                                          1996         1997         1998         1998         1999
                                       ----------   ----------   ----------   ----------   ----------
                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
STATEMENTS OF OPERATION DATA:
Revenues
  Software licenses and sales........  $       --   $      416   $    3,390   $      547   $    1,283
  Maintenance and services...........         481          314          281           10          279
                                       ----------   ----------   ----------   ----------   ----------
          Total revenues.............         481          730        3,671          557        1,562
Expenses:
Cost of revenues.....................         131           46          344           43           58
  Product development................          88        1,123        1,388          355          414
  Selling and marketing..............         280        2,076        2,784          533        1,223
  General and administrative.........         609        1,684        2,170          476          875
Write-off of purchased software......          --          268           --           --           --
                                       ----------   ----------   ----------   ----------   ----------
  Total operating expenses...........       1,108        5,197        6,686        1,407        2,570
                                       ----------
  Operating loss.....................        (628)      (4,467)      (3,015)        (850)      (1,008)
Other income (expense), net..........         (83)        (246)        (127)          (8)         (60)
                                       ----------   ----------   ----------   ----------   ----------
  Loss before income taxes...........        (710)      (4,712)      (3,142)        (858)      (1,068)
Provisions for income taxes..........           3            1            3           --           --
                                       ----------   ----------   ----------   ----------   ----------
  Net loss...........................  $     (713)  $   (4,713)  $   (3,145)  $     (858)  $   (1,068)
                                       ==========   ==========   ==========   ==========   ==========
Preferred stock preference...........          --           --           --           --        7,317
Net loss attributable to common
  stock..............................        (713)      (4,713)      (3,145)        (858)      (8,385)
                                       ----------   ----------   ----------   ----------   ----------
Basic and diluted net loss per common
  share..............................  $    (0.31)  $    (2.02)  $    (1.22)  $    (0.34)  $    (3.24)
                                       ==========   ==========   ==========   ==========   ==========
Shares used in computing basic and
  diluted net loss per common
  share..............................   2,332,000    2,335,262    2,574,034    2,523,623    2,591,212
                                       ----------   ----------   ----------   ----------   ----------

                                                                DECEMBER 31,
                                                              -----------------   MARCH 31,
                                                               1997      1998       1999
                                                              -------   -------   ---------
                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...................................  $ 1,302   $   343    $ 2,750
Working capital.............................................      668      (117)     2,911
Total assets................................................    2,466     3,176      5,841
Long-term debt..............................................      186     2,727        173
Total liabilities...........................................    1,107     4,852      2,234
Redeemable convertible preferred stock......................    6,684     6,684     12,276
Stockholders' equity (deficit)..............................  $(5,325)  $(8,360)   $(8,669)
                                                              =======   =======    =======

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
            FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ESHARE

     The following discussion contains forward-looking statements that involve risks and uncertainties. eShare's actual results could differ materially from those discussed in the forward-looking statements. You should read the following discussion with the Financial Statements and related Notes appearing elsewhere in this proxy statement.

OVERVIEW

     eShare is the leading provider of software and services that enable real-time interactive communications and services over the Internet which are crucial for e-commerce. eShare's two leading software products are eShare NetAgent and eShare Expressions. eShare NetAgent, introduced in the fourth quarter of 1988, is a real-time customer solution that provides interactive customer services for e-commerce and allows companies to increase revenues, improve customer service, satisfaction and retention and decrease operating costs. eShare Expressions, first introduced in the third quarter of 1997, is a real-time chat and threaded discussion solution that enables users to improve communications, build online communities, expand educational offerings and increase business collaboration. In addition to eShare's software products, eShare also offers related hosting services.

     On October 23, 1996 (at which time eShare was a non-operating shell company), eShare completed a statutory merger with Interactive Marketing Technologies, Inc. ("IMT" or the "Predecessor Company"), a company owned by certain of eShare's principal shareholders. The merger was accomplished by the issuance of 2,332,000 shares of eShare's common stock for all of the outstanding common stock of IMT. The merger was accounted for by recording assets and liabilities at historical cost in a manner similar to a pooling-of-interests. Although eShare has been in business since 1993, eShare only started to realize significant revenues from its current products in 1997 and most of its revenue growth has occurred over the past two years. In addition, eShare has incurred significant losses from its operations since its inception. eShare has never achieved profitability, and it has accumulated losses of $9,647,419 as of March 31, 1999.

     eShare's revenues are derived from the licensing, maintenance and servicing of our software. Revenues from software licenses are recognized when the software is delivered, provided eShare has a contract and there is no requirement for significant post-delivery production or customization. Software delivered on a trial basis is not recognized as revenue. Maintenance revenues are typically billed and recognized ratably over the life of the related contract. Service revenues, including hosting services, are recognized when the service is performed for the customer. As the installed base of eShare's software products increases, eShare expects to enter into increased maintenance and support contracts.

     eShare generates its revenue through direct sales of its products and services and through indirect channels. Direct revenue is generated by its direct sales force and internal telesale personnel. eShare's indirect distribution channels include technology reseller of its products, Internet service providers and website developers.

     In anticipation of future revenue increases, eShare plans to make substantial expenditures in order to grow its business and will incur losses for the foreseeable future. eShare is planning to increase its operating expenses significantly as eShare expands its product research and development resources and its sales and marketing operations and continue to develop its administrative infrastructure. Most of eShare's operating expenses are relatively fixed.

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated the percentage of total revenue of certain line items included in eShare's statement of operations data:

                                                                        THREE MONTHS
                                                                            ENDED
                                           YEAR ENDED DECEMBER 31,        MARCH 31,
                                          -------------------------    ---------------
                                           1996      1997     1998      1998     1999
                                          ------    ------    -----    ------    -----
Revenues:
  Software licenses.....................     0.0%     47.5%    92.4%     98.2%    82.2%
  Maintenance and services..............   100.0      52.5      7.6       1.8     17.8
                                          ------    ------    -----    ------    -----
          Total revenues................   100.0     100.0    100.0     100.0    100.0
Operating expenses:
  Cost of revenues......................    27.2       6.3      9.4       7.7      3.7
  Product development...................    18.3     153.7     37.8      63.9     26.5
  Selling and marketing.................    58.2     284.3     75.8      95.7     75.9
  General and administrative............   126.8     230.6     59.1      85.5     55.5
  Write-off of purchased software.......      --      36.7       --        --       --
                                          ------    ------    -----    ------    -----
          Total operating expenses......   203.6     711.7    182.1     252.7    161.6
                                          ------    ------    -----    ------    -----
Operating loss..........................  (103.6)   (611.7)   (82.1)   (152.7)   (61.6)
Other income (expense), net.............   (13.2)    (33.6)    (3.4)     (1.3)    (3.8)
Loss before income taxes................  (147.8)   (645.3)   (85.6)   (154.0)   (65.4)
Provision for income taxes..............     0.5       0.1      0.1        --       --
                                          ------    ------    -----    ------    -----
Net loss................................  (148.4)%  (645.5)%  (85.7)%  (154.0)%  (65.4)%
                                          ======    ======    =====    ======    =====

THREE MONTHS ENDED MARCH 31, 1999 AND 1998

Revenues

     Software Licenses. Revenue from software licenses and sales increased 135% to $1,283,000 for the three months ended March 31, 1999 from $547,000 for the three months ended March 31, 1998. This increase was primarily due to the increase in the number of licenses of eShare's products, as a result of increased sales and marketing activities. In addition, the first quarter of 1999 includes revenue from eShare NetAgent, which eShare began selling in October 1998.

     Maintenance and Services. Revenue from maintenance and services increased to $279,000 for the three months ended March 31, 1999 from $10,000 for the three months ended March 31, 1998. This increase was primarily due to increases in web hosting services and a significantly higher number of maintenance and support agreements sold in connection with licenses of eShare's software products.

OPERATING EXPENSES

     Cost of Revenues. Cost of revenues primarily includes (i) costs associated with leasing Internet access, (ii) costs of personnel providing technical support and moderation of chat events, (iii) fees paid to third parties for subcontracted web hosting services and (iv) royalties paid for, and amortization of purchased software that is imbedded in, eShare's products. Because eShare's products are primarily delivered to customers through Internet downloads, the costs of product media and duplication have historically been insignificant. Cost of revenues can be expected to vary significantly from period to period due to the incurrence of royalties associated with certain software license revenue and changes in the number of technical support personnel. Cost of revenues increased to $58,000 for the three months ended March 31, 1999 from $47,000 for the three months ended March 31, 1998. Even though revenues increased significantly in the first quarter of 1999, eShare did not significantly increase the number of its technical support personnel or other costs.

     Product Development. Product development expenses consist primarily of employee salaries and related costs associated with the development of eShare's products and the enhancement of existing products. Product development expenses increased 17% to $414,000 for the three months ended March 31, 1999 from $356,000 for the three months ended March 31, 1998. The increase primarily resulted from increased product development personnel. eShare anticipates that the amount of product development expenses will continue to increase throughout 1999.

     Selling and Marketing. Selling and marketing expenses consist primarily of employee salaries and commissions and costs associated with marketing programs, such as trade shows, seminars, advertising and new product launch activities. In 1998, selling and marketing expenses also included commissions paid to a third-party telemarketing organization. Selling and marketing expenses increased 123% to $1,186,000 for the three months ended March 31, 1999 from $533,000 for the three months ended March 31, 1998. This increase was primarily due to increased sales and marketing personnel. eShare anticipates that selling and marketing expenses will continue to increase as its continues to expand its marketing programs and sales force to support brand awareness, product launches and an increased focus on national account sales.

     General and Administrative. General and administrative expenses consist primarily of employee salaries and related costs for executive and other administrative personnel, as well as legal, accounting, insurance and other similar costs. General and administrative expenses increased 81% to $858,000 for the three months ended March 31, 1999 from $476,000 for the three months ended March 31, 1998. This increase was primarily due to higher salaries associated with employees hired to manage eShare's current operations and anticipated growth. eShare expects that general and administrative expenses will continue to increase as it continues to expand our operations.

     Other Income (Expense), Net. Other income (expense), net decreased to $195,000 for the three months ended March 31, 1999 from $7,000 for the three months ended March 31, 1998, due to higher average levels of outstanding indebtedness and financing expense related to the amortization of Series C Preferred issuance costs, which commenced in February 1999. During the first quarter of 1999, eShare incurred interest on an equipment line of credit, equipment notes and the 1998 and 1999 convertible subordinated bridge notes, while during the first quarter of 1998, only the equipment notes were outstanding.

     Provision for Income Taxes. eShare has incurred operating losses for all periods from inception through March 31, 1999. Accordingly, eShare has not recorded a provision for income taxes for the three months ended March 31, 1998 and 1999. eShare has established a valuation allowance against its net deferred tax assets due to its history of pre-tax losses and a lack of significant offsetting objective evidence that the deferred tax asset is realizable.

     Preferred Stock Preference. There was a non-cash beneficial conversion feature of $19,785,000 associated with the issuance of our Series C preferred stock in February 1999. Because the Series C Preferred was immediately convertible at issuance, the entire beneficial conversion feature was recognized as a preferred stock preference in net loss per share in the first quarter of 1999.

YEARS ENDED DECEMBER 31, 1998 AND 1997

REVENUES

     Software Licenses. Revenue from software licenses increased to $3,390,000 for the year ended December 31, 1998 from $347,000 for the year ended December 31, 1997. This increase was primarily due to the increase in the number of licenses of eShare's two principal products, eShare Expressions and eShare NetAgent, as a result of increased sales and marketing activities. eShare began selling eShare NetAgent in October 1998.

     Maintenance and Services. eShare commenced entering into maintenance and support contracts in 1998. All maintenance and services revenue in 1997 was derived from providing services. Maintenance and services revenue decreased 27% to $281,000 for the year ended December 31, 1998 from $384,000 for the year ended December 31, 1997. This decrease was primarily due to non-recurring customization and integration services in 1997 provided to one customer, amounting to approximately $130,000. Excluding this non-recurring item, maintenance and service revenues increased 11%.

OPERATING EXPENSES

     Cost of Revenues. Cost of revenues increased to $344,000 for the year ended December 31, 1998 from $46,215 for the year ended December 31, 1997. This increase was primarily a result of $137,000 of royalties owed to a reseller and higher Internet access costs in 1998. In addition, eShare had no technical support costs in 1997.

     Product Development. Product development expenses increased 24% to $1,388,000 for the year ended December 31, 1998 from $1,123,000 for the year ended December 31, 1997. The increase primarily resulted from increased product development personnel and higher salaries and bonuses. eShare anticipates that product development expenses will continue to increase in 1999.

     Selling and Marketing. Selling and marketing expenses increased 34% to $2,784,000 for the year ended December 31, 1998 from $2,076,000 for the year ended December 31, 1997. This increase was primarily due to increased personnel costs from the addition of sales and marketing personnel and increased outside telemarketing commissions.

     General and Administrative. General and administrative expenses increased 29% to $2,171,000 for the year ended December 31, 1998 from $1,684,000 for the year ended December 31, 1997. This increase was primarily due to higher personnel costs associated with employees and executives hired during 1998. eShare expects that general and administrative expenses will continue to increase as it continues to expand its operations.

     Write-off of Purchased Software. During 1997, eShare evaluated the future market potential of one of our purchased software products, which was made available to customers in 1996. Based upon eShare's estimated recoverability, in 1997 eShare wrote off the unamortized costs of $268,000.

     Other Income (Expense), Net. Other income (expense), net decreased to $123,000 for the year ended December 31, 1998 from $240,000 for the year ended December 31, 1997, due to higher average levels of outstanding indebtedness, lower average interest-earning cash balances and financing expenses relating to the issuance of warrants in 1997.

     Provision for Income Taxes. In 1997 and 1998, eShare had pre-tax losses. Accordingly, eShare has not recorded a provision for federal income taxes. eShare incurred state minimum taxes of $1,000 and $3,000 for the years ended December 31, 1997 and 1998, respectively.

YEARS ENDED DECEMBER 31, 1997 AND 1996

     eShare merged with the Predecessor Company shortly after its formation in October 1996. The operations of the Predecessor Company primarily consisted of database marketing, consulting and services. Consequently, comparisons between eShare's operations in 1997 and the operations of the Predecessor Company in 1996 are not meaningful and are not presented. The Predecessor Company incurred product development expenses of $88,000 for the year ended 1996 which consisted primarily of personnel related expenses in the development of the Predecessor Company's products and, to a lesser extent, the predecessor product to eShare Expressions, which was not substantially marketed in 1996. eShare incurred expenses in connection with the merger of $85,000.

QUARTERLY RESULTS OF OPERATIONS

     The following tables set forth a summary of eShare's unaudited quarterly operating results for each of the nine quarters in the period ended March 31, 1999. This information has been derived from unaudited interim financial statements that, in the opinion of eShare's management, have been prepared on a basis consistent with the financial statements contained elsewhere in this prospectus and include all adjustments, consisting of only normal, recurring adjustments, necessary for the fair presentation of such information when read in conjunction with our financial statements and notes thereto. The operating results for any quarter are not necessarily indicative of the results for any future period.

                                                              1997 QUARTER ENDED
                                             -----------------------------------------------------
                                             MARCH 31,    JUNE 30,    SEPTEMBER 30,   DECEMBER 31,
                                             ---------   ----------   -------------   ------------
Revenues:
  Software licenses........................  $  24,862   $  171,318    $   213,997    $    (6,337)
  Maintenance and services.................     73,431       46,385         73,571        120,313
                                             ---------   ----------    -----------    -----------
          Total revenues...................     98,293      217,703        287,568        126,650
Operating expenses:
  Cost of revenues.........................        100           --          4,799         41,316
  Product development......................    130,247      262,008        358,616        371,659
  Selling and marketing....................    340,397      510,976        558,404        666,560
  General and administrative...............    299,397      372,010        444,626        567,599
  Write-off of purchased software..........         --           --             --        268,297
                                             ---------   ----------    -----------    -----------
          Total operating expenses.........    770,141    1,144,994      1,366,445      1,915,431
                                             ---------   ----------    -----------    -----------
Operating loss.............................   (671,848)    (927,291)    (1,078,877)    (1,788,781)
Other income (expense), net................     14,489      (19,650)       (50,808)      (183,588)
Loss before income taxes...................   (657,359)    (946,941)    (1,129,685)    (1,978,265)
Provision for income taxes.................         --           --             --         (1,027)
                                             ---------   ----------    -----------    -----------
Net loss...................................  $(657,359)  $ (946,941)   $(1,129,685)   $(1,979,292)
                                             =========   ==========    ===========    ===========
Revenues:
  Software licenses........................       25.3%        78.7%          74.4%         (50.3)%
  Maintenance and services.................       74.7         21.3           25.6          150.3
                                             ---------   ----------    -----------    -----------
          Total revenues...................      100.0        100.0          100.0          100.0
Operating expenses:
  Cost of revenues.........................        0.1           --            1.7           32.6
  Product development......................      132.5        120.4          124.7          293.5
  Selling and marketing....................      346.3        234.7          194.2          526.3
  General and administrative...............      304.6        170.9          154.6          448.2
  Write-off of purchased software..........         --           --             --          211.8
                                             ---------   ----------    -----------    -----------
          Total operating expenses.........      783.4        525.9          473.5        1,267.9
                                             ---------   ----------    -----------    -----------
Operating loss.............................     (683.4)      (425.9)        (373.5)      (1,167.9)
Other income (expense), net................       14.7         (9.1)         (17.7)        (149.6)
Loss before income taxes...................     (668.7)      (435.0)        (391.2)      (1,317.5)
Provision for income taxes.................         --           --             --           (0.8)
                                             ---------   ----------    -----------    -----------
Net loss...................................  $  (668.7)  $   (435.0)   $    (391.2)   $  (1,318.3)
                                             =========   ==========    ===========    ===========

                                                                                           QUARTER
                                                  1998 QUARTER ENDED                        ENDED
                                ------------------------------------------------------    MARCH 31,
                                MARCH 31,     JUNE 30,    SEPTEMBER 30,   DECEMBER 30,      1999
                                ----------   ----------   -------------   ------------   -----------
Revenues:
  Software licenses...........        98.2%        94.5%         82.8%           98.3%          82.2%
  Maintenance and services....         1.8          5.5          17.2             1.7           17.8
                                ----------   ----------    ----------     -----------    -----------
          Total revenues......       100.0        100.0         100.0           100.0          100.0
Operating expenses:
  Cost of revenues............         7.7          5.6           4.4            19.2            3.7
  Product development.........        63.9         40.5          23.4            38.0           26.5
  Selling and marketing.......        95.7         81.7          48.9            91.1           75.9
  General and
     administrative...........        85.5         52.2          46.1            66.0           55.5
                                ----------   ----------    ----------     -----------    -----------
          Total operating
            expenses..........       245.0        174.3         118.4           195.1          157.9
                                ----------   ----------    ----------     -----------    -----------
Operating loss................      (145.0)       (74.3)        (18.4)          (95.1)         (57.9)
Other income (expense), net...        (1.3)        (2.0)         (1.8)           (7.8)         (12.5)
Loss before income taxes......      (146.3)       (76.3)        (20.2)         (102.9)         (70.4)
Provision for income taxes....          --           --            --             0.3             --
                                ----------   ----------    ----------     -----------    -----------
Net loss......................      (146.3)%      (76.3)%       (20.2)%        (103.2)%        (70.4)%
                                ==========   ==========    ==========     ===========    ===========
Revenues:
  Software licenses...........  $  546,904   $  846,089    $  984,496     $ 1,012,815    $ 1,283,267
  Maintenance and services....       9,826       49,119       204,159          17,646        278,558
                                ----------   ----------    ----------     -----------    -----------
                                   556,730      895,208     1,188,655       1,030,461      1,561,825
Operating expenses:
  Cost of revenues............      42,961       49,795        52,589         198,234         57,669
  Product development.........     355,519      362,234       278,477         391,846        414,229
  Selling and marketing.......     532,579      731,301       581,596         938,850      1,185,522
  General and
     administrative...........     475,938      467,119       547,863         679,622        866,285
  Write-off of purchased
     software.................          --           --            --              --             --
                                ----------   ----------    ----------     -----------    -----------
                                 1,406,997    1,610,449     1,460,525       2,208,552      2,523,705
                                ----------   ----------    ----------     -----------    -----------
     Operating loss...........    (850,267)    (715,241)     (271,870)     (1,178,091)       961,880)
Other income (expense), net...      (7,236)     (17,987)      (21,117)        (76,809)      (195,299)
Loss before income taxes......    (857,503)    (733,228)     (292,987)     (1,258,214)    (1,157,179)
Provision for income taxes....          --           --            --           3,228             --
                                ----------   ----------    ----------     -----------    -----------
Net loss......................  $ (857,503)  $ (733,228)   $ (292,987)    $ (1,261,44)   $(1,157,179)
                                ==========   ==========    ==========     ===========    ===========

LIQUIDITY AND CAPITAL RESOURCES

     Since inception, eShare has funded operations primarily through net cash proceeds from private placements of preferred stock and the related bridge notes totaling $13.1 million through March 31, 1999. At March 31, 1999, cash and cash equivalents totaled $2.7 million.

     Cash used for operating activities in 1998 was $2.9 million, primarily due to a net loss of $3.1 million. Cash used for operating activities for the three months ended March 31, 1999 was $1.3 million, primarily due to a net loss of $1.2 million. Increases in accounts receivable, deferred revenue and accounts payable and accrued expenses are due to increased revenues and eShare's general growth.

     Cash used for investing activities for 1998 was $0.3 million and for the three months ended March 31, 1999 was $0.1 million. Investing activities consisted of purchases of equipment, primarily computer servers, workstations and networking equipment. eShare expects that capital expenditures will increase for the remainder of 1999 in support of anticipated revenue growth and hiring of personnel.

     Cash provided by financing activities for 1998 was $2.3 million, primarily resulting from the issuance of convertible notes for proceeds of $2.5 million. Cash provided by financing activities for the three months ended March 31, 1999 was $3.9 million, resulting from the issuance of convertible notes of $0.5 million and the issuance of preferred stock for net proceeds of $3.4 million.

     On April 18, 1997, eShare entered into a Loan and Security Agreement (the "First Facility") with Silicon Valley Bank ("Silicon Valley"). The First Facility consisted of a $0.3 million credit facility that was scheduled to mature on November 30, 1997. On October 6, 1997, eShare entered into a Loan Modification Agreement to modify the First Facility by adding a $0.5 million bridge loan, which was also scheduled to mature on November 30, 1997. On November 18, 1997, eShare repaid the $0.8 million outstanding balance of the debt owed to Silicon Valley which was financed with a portion of the proceeds from the issuance of Series B preferred stock.

     On May 20, 1998, eShare entered into an Amended and Restated Loan and Security Agreement (the "Second Facility"), which provided for a $0.7 million bridge financing line of credit, bearing interest at prime plus 1.25%, among other available borrowings. eShare borrowed $0.4 million under the bridge line of credit, which was repaid in October 1998 using a portion of the proceeds from the 1998 Convertible Subordinated Notes. No other amounts were borrowed under the Second Facility.

     On December 18, 1998, eShare entered into a Second Amended and Restated Loan and Security Agreement (the "Third Facility"), pursuant to which the Second Facility was amended and restated. The Third Facility provides for (i) a revolving line of credit; and (ii) an equipment line of credit of up to $0.5 million, bearing interest at prime plus .75% (8.5% at December 31, 1998 and 8.5% at March 31, 1999).

     Under the revolving line of credit, eShare may borrow aggregate amounts not to exceed the lesser of $1 million or a borrowing base (80% of eligible accounts receivable) commencing with the closing of the Series C preferred stock sale through December 2, 1999, at an interest rate of prime plus 0.5%. No amounts were outstanding under the revolver at December 31, 1998 and March 31, 1999.

     On December 18, 1998, eShare borrowed an aggregate of $0.2 million under the equipment line of credit to purchase certain equipment. Such amount is payable in 36 equal monthly principal installments, plus interest beginning January 31, 1999. If eShare borrows any remaining amounts available under the equipment line of credit, such amounts would be payable in 36 monthly installments beginning December 31, 1999. The Third Facility contains various financial covenants including (i) tangible net worth; (ii) quick ratio; and
(iii) liquidity ratio requirements that are measured monthly, effective February 28, 1999. The agreement also prohibits the payment of dividends.

     In August and September 1998, eShare issued three 10% Convertible Subordinated Notes, due February 1, 1999, for an aggregate amount of $2.5 million (the "1998 Convertible Subordinated Notes"). On February 11, 1999, eShare issued three 10% Convertible Subordinated Notes, due February 24, 1999 for an aggregate amount of $0.5 million (the "1999 Convertible Subordinated Notes"). The 1999 and 1998 Convertible Subordinated Notes, together with aggregate unpaid interest of $0.1 million, were converted into 1,382,302 shares of Series C Preferred in February 1999. On February 19, 1999, eShare received proceeds of $3.5 million from the sale of 1,551,418 shares of Series C Preferred at $2.256 per share.

     eShare's Series A, B and C preferred stock are redeemable at the option of the holder beginning on December 31, 2003 through January 31, 2004, at cost plus accumulated but unpaid dividends. Accordingly, such preferred stock is classified as mezzanine equity in eShare's balance sheets. If eShare consummates a public offering of common stock at a price of at least $7.90 per share and with aggregate proceeds to eShare of at least $30 million, then the Series A, B and C will automatically convert into common stock.

     eShare expects to experience significant growth in its operating expenses for the foreseeable future in order to execute its business plan. eShare anticipates that such operating expenses, as well as planned capital expenditures, will constitute a material use of its cash resources. In addition, eShare may use cash resources to fund possible acquisitions or investments in complementary businesses, technologies or product lines. If eShare's cash and cash equivalents balances are not sufficient to meet its anticipated cash requirements for working capital and capital expenditures, eShare would seek additional funding through a private financing. eShare cannot assure that such additional funding would be available on terms attractive to eShare, or at all.

YEAR 2000 COMPLIANCE

     Until recently, computer programs were generally written using two digits rather than four to define the applicable year. Accordingly, such programs may be unable to distinguish properly between the year 1900 and the year 2000. eShare has been performing Year 2000 conversion procedures to address necessary code changes, testing and implementation in respect of its internal computer systems. To date, the cost of these procedures has not been material to its results of operations or liquidity and eShare does not anticipate that the cost of completing these procedures will be material to its results of operations or liquidity for the remainder of 1999. eShare's management anticipates that these Year 2000 conversion procedures will be completed on a timely basis. eShare believes that its software products are Year 2000 compliant. eShare is currently seeking information regarding Year 2000 compliance from vendors, customers, manufacturers, outside developers, and financial institutions associated with it. eShare cannot assure that the systems of other companies on which its systems rely will be timely converted or that any such failure to convert by another company would not have an adverse effect on its systems. The cost of eShare's Year 2000 procedures and the date on which eShare believes it will complete the necessary modifications are based on its estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of resources, third-party modification plans and other factors. eShare presently believes that the Year 2000 issue will not pose significant operational problems for its internal information systems and products. However, if the anticipated modifications and conversions are not completed on a timely basis, or if the systems of other companies on which eShare's systems and operations rely are not converted on a timely basis, the Year 2000 issue could have an adverse effect on eShare's operations. eShare does not currently have any contingency plans in place to address the failure of timely conversion of eShare's and/or third-party systems in respect of the Year 2000 issue.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. eShare does not expect the implementation of SFAS No. 133 to have a material effect on its financial position or results of operations.

                               BUSINESS OF ESHARE

     eShare is a leading provider of software and services that enable real-time interactive communications and services over the Internet which are crucial for e-commerce. These innovative technologies include Web-based customer service and support, customer self-service, live conferencing and events, distance learning, community chat, threaded discussion forums and custom integration tools. eShare's two leading software products are eShare NetAgent and eShare Expressions. eShare NetAgent is a real-time customer service solution that provides interactive customer services for e-commerce and allows companies to increase revenues, improve customer service, satisfaction and retention and decrease operating costs. eShare Expressions is a real-time chat and threaded discussion solution that enables users to improve communications, build online communities, expand educational offerings and increase business collaboration while enabling companies to realize the benefits of online real-time human interaction to retain customers and increase sales.

     In addition to its Internet software, eShare provides a number of services to the online community such as hosting services for our eShare NetAgent and eShare Expressions software that enable a company to realize the benefits of those products without the administrative responsibilities. Other services eShare offers include product training and modifications and community consulting. Some of eShares current customers include America Online, AT&T WorldNet Service, Computer Associates, GeoCities, Lycos, Pfizer, Hewlett Packard and 1-800 FLOWERS.

             MARKET PRICES AND CASH DIVIDENDS INFORMATION OF ESHARE

     There is no established trading market for eShare's common stock. eShare has never paid cash dividends on shares of its common stock.

                             AVAILABLE INFORMATION

     Melita is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the SEC. Copies of such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants which file electronically with the Commission at http://www.sec.gov.

                                    EXPERTS

     The consolidated financial statements and schedules of Melita and its subsidiaries as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 appearing in Melita's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and that are incorporated by reference in this Proxy Statement have been incorporated by reference herein in reliance upon the report of Arthur Andersen LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP serves as Melita's independent certified public accountants. A representative of Arthur Andersen LLP will be at the special meeting to answer questions by Shareholders and will have the opportunity to make a statement if so desired.

                             SHAREHOLDER PROPOSALS

     In accordance with regulations issued by the SEC, Shareholder proposals intended for presentation at the 2000 Annual Meeting of Shareholders must have been received by the Secretary of the Corporation no later than December 27, 1999 if such proposals are to be considered for inclusion in Melita's Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors of Melita does not intend to bring any other matters before the special meeting and as of the date hereof does not know of any other matters that may be brought before the special meeting by others. If any other matter should properly come before the special meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of Melita common stock thereby represented in accordance with their best judgment.

                              FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Consolidated Financial Statements of Melita International
  Corporation as of December 31, 1998 and 1997..............   F-2
Unaudited Consolidated Financial Statements of Melita
  International Corporation as of March 31, 1999............  F-19
Financial Statements of eShare at December 31, 1997 and 1998
  and at March 31, 1999 (unaudited).........................  F-25
Unaudited Pro Forma Combined Condensed Financial
  Statements................................................  F-41

                      CONSOLIDATED FINANCIAL STATEMENTS OF
                        MELITA INTERNATIONAL CORPORATION
                        AS OF DECEMBER 31, 1998 AND 1997
                                 TOGETHER WITH
                                AUDITORS' REPORT

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Report of Independent Public Accountants....................  F-3
Consolidated Balance Sheets as of December 31, 1997 and
  1998......................................................  F-4
Consolidated Statements of Operations for the three years in the period ended December 31, 1998........................  F-5
Consolidated Statements of Shareholders' Equity for the
  three years in the period ended December 31, 1998.........  F-6
Consolidated Statements of Comprehensive Income for the
  three years in the period ended December 31, 1998.........  F-7
Consolidated Statements of Cash Flows for the three years in the period ended December 31, 1998........................  F-8
Notes to Consolidated Financial Statements..................  F-9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Melita International Corporation:

     We have audited the accompanying consolidated balance sheets of Melita International Corporation (a Georgia corporation) and subsidiaries as of December 31, 1997 and 1998 and the related consolidated statements of operations, shareholders' equity, comprehensive income and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Melita International Corporation and subsidiaries as of December 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Atlanta, Georgia
January 30, 1999

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                  DECEMBER 31,
                                                               ------------------
                                                                1997       1998
                                                               -------    -------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................   $ 6,845    $ 7,684
  Marketable securities.....................................    23,969     22,756
  Accounts receivable, net of allowance for doubtful
     accounts of $876 and $2,450 at December 31, 1997 and
     1998, respectively.....................................    15,796     32,287
  Inventories...............................................     2,461      1,260
  Deferred taxes............................................     2,035      3,731
  Prepaid expenses and other................................       251        403
                                                               -------    -------
          Total current assets..............................    51,357     68,121
                                                               -------    -------
Property and equipment, at cost:
  Furniture and fixtures....................................     1,648      2,241
  Equipment.................................................     8,195     11,618
  Leasehold improvements....................................       831      1,095
                                                               -------    -------
          Total property and equipment......................    10,674     14,954
  Less accumulated depreciation.............................     5,735      7,946
                                                               -------    -------
          Net property and equipment........................     4,939      7,008
Other assets................................................        99        179
                                                               -------    -------
                                                               $56,395    $75,308
                                                               =======    =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................   $ 5,326    $ 6,624
  Accrued liabilities.......................................     7,763     11,835
  Deferred revenue..........................................     4,029      5,965
  Customer deposits.........................................     1,988        815
                                                               -------    -------
          Total current liabilities.........................    19,106     25,239
                                                               -------    -------
Commitments and contingencies (Note 5)
Shareholders' equity:
  Preferred stock, no par value; 20,000,000 shares
     authorized, no shares issued and outstanding at
     December 31, 1997 and 1998.............................        --         --
  Common stock, no par value; 100,000,000 shares authorized;
     15,168,395 shares issued and outstanding at December
     31, 1997, and 15,270,738 shares issued and outstanding
     at December 31, 1998...................................        69         69
  Additional paid-in capital................................    36,046     37,075
  Accumulated other comprehensive income....................        30         96
  Retained earnings.........................................     1,144     12,829
                                                               -------    -------
          Total shareholders' equity........................    37,289     50,069
                                                               -------    -------
                                                               $56,395    $75,308
                                                               =======    =======

   The accompanying notes are an integral part of these consolidated balance sheets.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   YEAR ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                1996        1997        1998
                                                              ---------   ---------   ---------
                                                               (IN THOUSANDS, EXCEPT PER SHARE
                                                                            DATA)
Net revenues:
  Product...................................................   $32,077     $46,065     $67,943
  Service...................................................    15,463      19,725      25,467
                                                               -------     -------     -------
          Total revenues....................................    47,540      65,790      93,410
                                                               -------     -------     -------
Cost of revenues:
  Product...................................................    11,494      15,531      21,336
  Service...................................................     6,863       9,642      13,346
                                                               -------     -------     -------
          Total cost of revenues............................    18,357      25,173      34,682
                                                               -------     -------     -------
Gross margin................................................    29,183      40,617      58,728
                                                               -------     -------     -------
Operating expenses:
  Engineering, research and development.....................     5,070       6,880      10,410
  Selling, general and administrative.......................    16,765      22,320      31,253
                                                               -------     -------     -------
          Total operating expenses..........................    21,835      29,200      41,663
                                                               -------     -------     -------
Income from operations......................................     7,348      11,417      17,065
Other income, net...........................................       261         662       1,193
                                                               -------     -------     -------
Income before income taxes..................................     7,609      12,079      18,258
Income tax provision (benefit):
  Tax provision as C corporation............................        --       3,023       6,573
  Deferred tax adjustment...................................        --      (1,473)         --
                                                               -------     -------     -------
Net income..................................................   $ 7,609     $10,529     $11,685
                                                               =======     =======     =======
Pro forma net income:
  Income before income taxes................................   $ 7,609     $12,079
  Pro forma income taxes....................................     2,827       4,469
                                                               -------     -------
          Pro forma net income..............................   $ 4,782     $ 7,610
                                                               =======     =======
Earnings per share:
  Basic earnings per share..................................   $  0.63     $  0.76     $  0.77
  Diluted earnings per share................................      0.62        0.73        0.74
  Pro forma basic earnings per share........................      0.40        0.55
  Pro forma diluted earnings per share......................      0.39        0.53
Weighted average shares outstanding:
  Basic.....................................................    12,088      13,832      15,193
  Diluted...................................................    12,363      14,386      15,815

 The accompanying notes are an integral part of these consolidated statements.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                  COMMON STOCK
                           ----------------------------------------------------------
                                 MELITA
                              INTERNATIONAL       MELITA EUROPE
                               CORPORATION           LIMITED        INVENTIONS, INC.    ADDITIONAL
                           -------------------   ----------------   -----------------    PAID-IN
                             SHARES     AMOUNT   SHARES    AMOUNT   SHARES    AMOUNT     CAPITAL
                           ----------   ------   -------   ------   -------   -------   ----------
                                              (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31,
  1995...................   8,000,000    $ 2      31,328    $46       100       $1       $    20
Net income before pro
  forma income taxes.....          --     --          --     --        --       --            --
Distributions to
  shareholders...........          --     --          --     --        --       --            --
Foreign currency
  translation
  adjustment.............          --     --          --     --        --       --            --
                           ----------    ---     -------    ---      ----       --       -------
Balance, December 31,
  1996...................   8,000,000      2      31,328     46       100        1            20
Net income before pro
  forma income taxes.....          --     --          --     --        --       --            --
Proceeds from the
  issuance of common
  stock..................   4,025,000     --          --     --        --       --        36,046
Combination transaction
  (Note 1)...............   3,143,395     67     (31,328)   (46)     (100)      (1)          (20)
Note and cash
  distributions to
  shareholders...........          --     --          --     --        --       --            --
Unrealized gain on
  marketable
  securities.............          --     --          --     --        --       --            --
Foreign currency
  translation
  adjustment.............          --     --          --     --        --       --            --
                           ----------    ---     -------    ---      ----       --       -------
Balance, December 31,
  1997...................  15,168,395     69          --     --        --       --        36,046
Net income...............          --     --          --     --        --       --            --
Proceeds from the
  issuance of common
  stock..................     102,343     --          --     --        --       --         1,029
Unrealized gain on
  marketable
  securities.............          --     --          --     --        --       --            --
Foreign currency
  translation
  adjustment.............          --     --          --     --        --       --            --
                           ----------    ---     -------    ---      ----       --       -------
Balance, December 31,
  1998...................  15,270,738    $69          --    $--        --       $--      $37,075
                           ==========    ===     =======    ===      ====       ==       =======


                               OTHER
                           COMPREHENSIVE   RETAINED
                              INCOME       EARNINGS    TOTAL
                           -------------   --------   --------
                            (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31,
  1995...................       $ 5        $  6,583   $  6,657
Net income before pro
  forma income taxes.....        --           7,609      7,609
Distributions to
  shareholders...........        --          (3,424)    (3,424)
Foreign currency
  translation
  adjustment.............        30              --         30
                                ---        --------   --------
Balance, December 31,
  1996...................        35          10,768     10,872
Net income before pro
  forma income taxes.....        --          10,529     10,529
Proceeds from the
  issuance of common
  stock..................        --              --     36,046
Combination transaction
  (Note 1)...............        --              --         --
Note and cash
  distributions to
  shareholders...........        --         (20,153)   (20,153)
Unrealized gain on
  marketable
  securities.............        15              --         15
Foreign currency
  translation
  adjustment.............       (20)             --        (20)
                                ---        --------   --------
Balance, December 31,
  1997...................        30           1,144     37,289
Net income...............        --          11,685     11,685
Proceeds from the
  issuance of common
  stock..................        --              --      1,029
Unrealized gain on
  marketable
  securities.............        89              --         89
Foreign currency
  translation
  adjustment.............       (23)             --        (23)
                                ---        --------   --------
Balance, December 31,
  1998...................       $96        $ 12,829   $ 50,069
                                ===        ========   ========

 The accompanying notes are an integral part of these consolidated statements.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                               1996     1997      1998
                                                              ------   -------   -------
                                                                    (IN THOUSANDS)
Net income..................................................  $7,609   $10,529   $11,685
Other comprehensive income, net of tax:
  Foreign currency translation adjustment...................      30       (20)      (23)
  Unrealized gain on marketable securities..................      --        15        89
                                                              ------   -------   -------
     Other comprehensive income.............................      30        (5)       66
                                                              ------   -------   -------
Comprehensive income........................................  $7,639   $10,524   $11,751
                                                              ======   =======   =======

 The accompanying notes are an integral part of these consolidated statements.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31,
                                                              ---------------------------
                                                               1996      1997      1998
                                                              ------   --------   -------
                                                                    (IN THOUSANDS)
Cash flows from operating activities:
  Net income or pro forma net income........................  $4,782   $  7,610   $11,685
  Adjustments to reconcile net income or pro forma net
     income to net cash provided by operating activities:
     Pro forma income taxes.................................   2,827      1,446        --
     Deferred taxes.........................................      --       (562)   (1,695)
     Depreciation and amortization..........................   1,141      1,279     2,212
     Loss on sale of property and equipment.................       6         --        --
     Changes in assets and liabilities:
       Accounts receivable..................................  (2,657)    (3,935)  (16,492)
       Inventories..........................................     585        (19)    1,201
       Prepaid expenses and other assets....................     172        (81)     (152)
       Accounts payable.....................................    (334)     2,897     1,298
       Accrued liabilities..................................     794      3,552     4,071
       Deferred revenue.....................................     472        964     1,936
       Customer deposits....................................   1,417     (1,861)   (1,173)
       Other, net...........................................      63        (95)     (103)
                                                              ------   --------   -------
          Total adjustments.................................   4,486      3,585    (8,897)
                                                              ------   --------   -------
          Net cash provided by operating activities.........   9,268     11,195     2,788
                                                              ------   --------   -------
Cash flows from investing activities:
  Purchases of property and equipment.......................  (1,531)    (3,494)   (4,280)
  Purchases of marketable securities........................      --    (23,954)    1,302
                                                              ------   --------   -------
          Net cash used in investing activities.............  (1,531)   (27,448)   (2,978)
                                                              ------   --------   -------
Cash flows from financing activities:
  Repayment of capital lease obligations....................     (48)       (19)       --
  Net proceeds from issuance of common stock................      --     36,046     1,029
  Repayment of notes payable to stockholder.................      --     (2,625)       --
  Repayment of notes payable to stockholder representing
     distributions..........................................    (375)   (12,900)       --
  Distributions to stockholder..............................  (3,424)    (7,253)       --
                                                              ------   --------   -------
          Net cash provided by (used in) financing
            activities......................................  (3,847)    13,249     1,029
                                                              ------   --------   -------
Net change in cash and cash equivalents.....................   3,890     (3,004)      839
Cash and cash equivalents, beginning of year................   5,959      9,849     6,845
                                                              ------   --------   -------
Cash and cash equivalents, end of year......................  $9,849   $  6,845   $ 7,684
                                                              ======   ========   =======
Marketable securities.......................................  $   --   $ 23,969   $22,756
                                                              ======   ========   =======
Cash, cash equivalents and marketable securities............  $9,849   $ 30,814   $30,440
                                                              ======   ========   =======
Supplemental cash flow information:
Cash paid for interest during the year......................  $  279   $    335        --
                                                              ======   ========   =======
Income taxes paid...........................................  $   --   $  3,198   $ 6,392
                                                              ======   ========   =======

 The accompanying notes are an integral part of these consolidated statements.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Melita International Corporation ("Melita" or the "Company") provides customer contact and customer relationship management systems that enable its customers to operate efficient call centers. The Company's principal product is an integrated system comprised of both hardware and software. Melita offers ongoing maintenance support for its products, as well as fee-based installation, education and consulting services. The Company markets its products worldwide through direct sales forces and through distributors in Europe, Latin America and Asia (Note 7).

COMPLETION OF INITIAL PUBLIC OFFERING

     On June 4, 1997, the Company completed an initial public offering (the "Offering") of 4,025,000 shares of common stock at $10 per share resulting in net proceeds of $36,046,000.

BASIS OF COMBINATION

     Prior to June 4, 1997, the financial statements are presented on a combined basis and include the accounts of Melita, Melita Europe Limited ("Melita Europe") and Inventions, Inc. ("Inventions"), since all were under common control. All significant intercompany accounts and transactions have been eliminated in combination.

     Concurrent with the Offering, the shareholders of Melita Europe and Inventions contributed their respective shares in exchange for 3,143,395 shares of Melita. The combination was treated similar to a pooling of interests and no step-up basis was recorded as the entities involved were under common control.

PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements since June 4, 1997 include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash or cash equivalents.

MARKETABLE SECURITIES

     The Company's marketable securities are categorized as available-for-sale securities, as defined by the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Unrealized holding gains and losses are reflected as a net amount in a separate component of shareholders' equity until realized. For the purpose of computing realized gains and losses, cost is identified on a specific identification basis.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

INVENTORIES

     Inventories are stated at the lower of cost (first-in, first-out method) or market. Cost includes raw materials, labor, and overhead. Market is defined as replacement cost for work in progress and raw materials and net realizable value for finished goods. Inventories consist of the following at December 31, 1997 and 1998 (in thousands):

                                                               1997     1998
                                                              ------   ------
Raw materials...............................................  $1,251   $  143
Work in process.............................................     457       37
Finished goods..............................................     753    1,080
                                                              ------   ------
          Total inventories.................................  $2,461   $1,260
                                                              ======   ======

PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost. The straight-line method of depreciation was adopted for property placed in service after September 30, 1997. Prior to September 30, 1997, an accelerated method was used. The difference between the accelerated method and the straight-line method was immaterial. The estimated useful lives are as follows:

Furniture and fixtures.............  Five to seven years
Equipment..........................  Three to seven years
Leasehold improvements.............  Remaining life of lease

INCOME TAXES

     Prior to June 4, 1997, Melita and Inventions were organized as S corporations under the Internal Revenue Code and, therefore, were not subject to federal income taxes. The income or loss of Melita and Inventions was included in the shareholders' individual federal and state tax returns, and as such, no provision for income taxes was recorded in the accompanying combined statements of operations. The Company historically made distributions to cover the shareholders' anticipated tax liability.

     In connection with the Offering, the Company converted its U.S. taxable status from an S corporation to a C corporation and, accordingly, became subject to federal and state income taxes. Upon the conversion, the Company recognized a one-time benefit by recording deferred tax assets of $1,473,000.

     The accompanying financial statements prior to June 4, 1997 reflect a provision for income taxes on a pro forma basis as if the Company were liable for federal and state income taxes as a taxable corporate entity throughout the years presented. The pro forma income tax provision has been computed by applying the Company's anticipated statutory tax rate to pretax income, adjusted for permanent tax differences (Note 3).

FOREIGN CURRENCY TRANSLATION

     The financial statements of Melita Europe are translated into U.S. dollars in accordance with SFAS No. 52, "Foreign Currency Translation." Net assets of Melita Europe are translated at the current rates of exchange at December 31. Income and expense items are translated at the average exchange rate for the year. The resulting translation adjustments are recorded in shareholders' equity. The Company has recognized foreign exchange gains (losses) of approximately $162,000, ($20,000) and ($23,000) in 1996, 1997 and 1998,
respectively.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

REVENUE RECOGNITION

     The Company generates product revenues primarily from its principal product, an integrated system comprised of both hardware and software. The Company's service revenues are generated from maintenance contracts which include support, parts and labor, and software update rights. Service revenues also include fee-based installation, training, and consulting services.

     The Company recognizes product revenues when a contract has been executed, the product has been shipped and the Company has no significant obligations yet to be satisfied. The Company's sales contracts provide for certain payment terms normally based upon signing the contract, customer receipt of the product, and commencement of operation of the customer's system.

     Revenues from maintenance contracts are recognized ratably over the term of the contractual support period which ranges up to 5 years. If maintenance is included in the original integrated product contract, such amounts are unbundled from the license fee based on the value established by independent sale of such maintenance to customers. Consulting revenues are primarily related to implementation services performed under separate service arrangements related to the installation of the Company's hardware and software products. Revenues from consulting, installation, and training services are recognized as the services are performed.

     Deferred revenues primarily relate to products that have not yet been delivered and maintenance services which have been paid by the customers prior to the performance of those services. Deferred revenue amounted to $4,029,000 and $5,965,000 at December 31, 1997 and 1998, respectively.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

     Research and development expenditures are charged to expense as incurred. Software development costs are charged to research and development expense until technological feasibility is established, after which remaining software production costs are capitalized in accordance with SFAS No. 86, "Accounting for Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." The Company has defined technological feasibility of its products as the point in time at which the Company has a working model of the related product, which is when the product has achieved "beta" status. Historically, the development costs incurred during the period between the achievement of beta status by a product and the point at which the product is available for general release to customers have not been material. Accordingly, the Company has concluded that the amount of development costs capitalizable under the provisions of SFAS No. 86 was not material to the financial statements for the years ended December 31, 1996, 1997 and 1998. Therefore, the Company has charged all software development costs to expense as incurred for the years ended December 31, 1996, 1997 and 1998.

WARRANTY COSTS

     The Company generally warranties its products for 90 days and provides for estimated warranty costs upon shipment of such products. Warranty costs have not been and are not anticipated to be significant.

CONCENTRATIONS OF CREDIT RISK

     Concentrations of credit risk with respect to accounts receivable are limited due to the wide variety of customers and markets for which the Company's services are provided as well as their dispersion across many different geographic areas. As a result, as of December 31, 1997 and 1998, the Company did not consider itself to have any significant concentrations of credit risk. During 1997, only BankOne Services Corporation (now First USA Bank), at 11.8%, accounted for greater than 10% of total revenues. During 1998, only CitiGroup, at 13.1%, accounted for greater than 10% of total revenues. In 1996, 1997 and 1998, the Company's five largest customers accounted for approximately 24.5%, 27.9% and 23.2%, respectively, of total revenues. These sales

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES were predominantly to customers in the financial services industry. Although the particular customers may change from period to period, the Company expects that large sales to a limited number of customers will continue to account for a significant percentage of its revenues in any particular period for the foreseeable future.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

BASIC AND DILUTED NET EARNINGS PER SHARE

     Basic earnings per share and pro forma basic earnings per share are computed using net income or pro forma net income divided by the sum of (i) the weighted average number of shares of common stock outstanding ("Weighted Shares") for the period presented including the number of shares issued in the combination of Melita, Melita Europe and Inventions discussed in Note 1 and (ii) for periods prior to the Offering, the number of shares pursuant to Staff Accounting Bulletin 1B.3 that at the assumed public offering price would yield proceeds in the amount necessary to pay the distribution to the majority stockholder as a result of the Offering that are not covered by the earnings for the year ("Distribution Shares").

     The only difference between basic and diluted net earnings per share is the result of the treasury stock method effect of common equivalent shares ("CESs"). Diluted earnings per share and pro forma diluted earnings per share is computed using net income or pro forma net income divided by the sum of (i) Weighted Shares, (ii) the Distribution Shares and (iii) the treasury stock method effect of CESs outstanding of 275,000, 554,000 and 622,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The book values of accounts receivable, accounts payable, and other financial instruments approximate their fair values at December 31, 1997 and 1998 principally because of the short-term maturities of these instruments.

ACCRUED LIABILITIES

     Accrued liabilities at December 31, 1997 and 1998 include the following (in thousands):

                                                               1997     1998
                                                              ------   -------
Accrued salaries and wages..................................  $3,279   $ 4,935
Other current liabilities...................................   4,169     6,608
Accrued rent................................................     315       292
                                                              ------   -------
          Total accrued liabilities.........................  $7,763   $11,835
                                                              ======   =======

NEW ACCOUNTING PRONOUNCEMENTS

     In 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for the year ending December 31, 2000. The adoption of this statement is not expected to have a significant impact on the Company's financial statements.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

RECLASSIFICATIONS

     Certain reclassifications have been made to the prior year financial statements to conform to the current year presentation.

2.  NOTES PAYABLE TO SHAREHOLDER

     In 1997, the Company issued to the shareholder of the Company notes payable in the amount of $12,900,000 representing undistributed earnings through December 31, 1996. Additionally, the Company accumulated earnings of $7,253,000 through the closing date of the Offering. With the proceeds from the Offering, the Company paid an original note of $2,625,000 and the $12,900,000 notes payable and the $7,253,000 of additional accumulated earnings through the closing date of the Offering.

     Interest paid to shareholder was $271,000, $335,000, and $0 for the years ended December 31, 1996, 1997 and 1998, respectively.

3.  INCOME TAXES

     In connection with the Offering, the Company converted from an S corporation to a C corporation and, accordingly, became subject to federal and state income taxes. The components of the total deferred tax assets as of December 31, 1997 and 1998 are as follows (in thousands):

                                                               1997     1998
                                                              ------   ------
Deferred tax assets and liabilities:
  Deferred revenue..........................................  $1,207   $1,866
  Accrued liabilities.......................................     230      623
  Allowance for doubtful accounts...........................     263      784
  Depreciation..............................................     (70)      64
  Inventory.................................................     405      394
                                                              ------   ------
          Total net deferred tax assets.....................  $2,035   $3,731
                                                              ======   ======

     The following summarizes the components of the income tax provision for the years ended December 31, 1996, 1997 and 1998 (in thousands):

                                                                 PRO FORMA      ACTUAL
                                                              ---------------   -------
                                                               1996     1997     1998
                                                              ------   ------   -------
Current domestic taxes:
  Federal...................................................  $2,775   $4,405   $ 6,546
  State.....................................................     326      517       580
Foreign taxes...............................................     (75)     109     1,143
Deferred taxes..............................................    (199)    (562)   (1,696)
                                                              ------   ------   -------
          Tax provision.....................................  $2,827   $4,469   $ 6,573
                                                              ======   ======   =======

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

     A reconciliation from the federal statutory rate to the tax provision for the years ended December 31, 1996, 1997 and 1998 is as follows:

                                                                 PRO FORMA      ACTUAL
                                                                ------------    ------
                                                                1996    1997     1998
                                                                ----    ----    ------
Statutory federal tax rate..................................    34.0%   34.0%    35.0%
State income taxes, net of federal tax benefit..............     4.0     4.0      2.4
Foreign operations..........................................    (1.3)   (1.2)    (0.8)
Other.......................................................     0.5     0.2     (0.6)
                                                                ----    ----     ----
Effective tax rate..........................................    37.2%   37.0%    36.0%
                                                                ====    ====     ====

4.  BENEFIT PLAN

     Melita has a defined contribution profit-sharing plan (the "Plan") for substantially all Melita employees meeting the eligibility requirements as defined in the plan agreement. The Plan provides for annual contributions by Melita at the discretion of the board of directors. The Plan also contains a 401(k) feature which allows participants to contribute up to 15% of their eligible compensation, as defined, and provides for discretionary employer matching contributions. Total contributions by Melita to the Plan were $119,000, $429,000 and $391,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

5.  COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     At December 31, 1998, the future minimum operating lease payments (including leases with related parties) under noncancelable operating leases were as follows (in thousands):

1999........................................................  $  810
2000........................................................     723
2001........................................................     668
2002........................................................     607
Thereafter..................................................   1,768
                                                              ------
          Total future minimum lease payments...............  $4,576
                                                              ======

     The Company's leases are primarily for equipment and facilities. Total rental expense for operating leases was $751,000, $714,000 and $866,000 in 1996, 1997 and 1998, respectively.

     In August 1994, the Company entered into a lease agreement with an unrelated party to lease land and buildings commencing April 1995. The agreement provides for annual rentals of approximately $542,000 to $636,000 per year over a ten-year term. In November 1995, the Company's majority shareholder purchased the land and buildings and now rents them to the Company under the terms of the original lease. Rent expense paid to the shareholder was $543,000, $544,000 and $555,000 in 1996, 1997 and 1998, respectively.

LEGAL MATTERS

     Many of the Company's installations involve products that are critical to the operations of its clients' businesses. Any failure in a Company product could result in a claim for substantial damages against the Company, regardless of the Company's responsibility for such failure. Although the Company attempts to limit contractually its liability for damages arising from product failures or negligent acts or omissions, there can be no assurance the limitations of liability set forth in its contracts will be enforceable in all instances.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

     The Company is subject to legal proceedings and claims which have arisen in the ordinary course of business. In the opinion of management, the amount of potential liability with respect to these actions will not materially affect the financial position or results of operations of the Company.

6.  STOCK OPTION PLANS

     During 1992, the Company approved a stock option plan (the "1992 Plan") for key employees for which 640,000 shares of common stock were authorized for use in the plan. During 1995, the number of authorized shares was increased to 1,000,000 shares of common stock. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. Options granted primarily vest ratably over a four- or five-year employment period. The Company reserved the right to purchase vested options at the then-estimated fair market value prior to the date of an IPO. During 1996, the Company purchased 30,250 vested but unexercisable options held by terminated employees for $39,774. No options were purchased during 1997 or 1998. Cash paid to repurchase options is expensed as incurred.

     On February 6, 1997, the Company approved the 1997 Stock Option Plan (the "1997 Plan") for which 1,350,000 shares of common stock were authorized for issuance, less any options issued under the 1992 Plan. In October of 1997, the Company increased the number of shares available under the 1997 Plan to 1,850,000. On May 11, 1998, the shareholders approved an amendment to the 1997 Plan whereby the number of shares of common stock available for issuance under the 1997 Plan will automatically be adjusted on the first day of each fiscal year, beginning with 1998, by a number of shares such that the total number of shares reserved for issuance under the 1997 Plan equals the sum of (i) the aggregate number of shares previously issued under the 1997 Plan and the 1992 Plan; (ii) the aggregate number of shares subject to then outstanding options granted under the 1997 Plan and the 1992 Plan; and (iii) 5% of the number of shares of common stock outstanding on the last day of the preceding fiscal year. Options are granted at the fair market value and are exercisable based on the specific terms of the grant up to ten years from the grant date. The options vest primarily over a four-year period subject to acceleration upon the achievement of certain performance measures.

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

     Activity for the 1992 Plan and 1997 Plan is as follows:

                                                                            OPTION
                                                               OPTIONS       PRICE
                                                              ---------   -----------
Outstanding at December 31, 1995............................    861,450   $2.75-$3.00
  Granted...................................................    133,785          4.07
  Exercised.................................................         --
  Forfeited/repurchased.....................................    (57,463)   2.75- 4.07
                                                              ---------
Outstanding at December 31, 1996............................    937,772    2.75- 4.07
  Granted...................................................    457,325    5.50-10.00
  Exercised.................................................         --
  Forfeited/repurchased.....................................   (120,309)   2.91-10.00
                                                              ---------
Outstanding at December 31, 1997............................  1,274,788    2.75-10.00
  Granted...................................................  1,072,125    5.50-10.00
  Exercised.................................................    (80,245)
  Forfeited/repurchased.....................................   (498,487)   2.75-14.50
                                                              ---------
Outstanding at December 31, 1998............................  1,768,181    2.75-14.50
                                                              =========

     At December 31, 1998, options to purchase 747,559 shares were available for future grant and options were exercisable to purchase 698,999 shares, as discussed in the following table:

                  NUMBER OF
                    SHARES                            NUMBER       WEIGHTED
                OUTSTANDING AT      WEIGHTED      EXERCISABLE AT   AVERAGE
  EXERCISE       DECEMBER 31,       AVERAGE        DECEMBER 31,    EXERCISE
   PRICES            1998        EXERCISE PRICE        1998         PRICE
  --------      --------------   --------------   --------------   --------
$ 2.75-$ 3.00       621,054          $ 2.89          529,273        $ 2.88
  4.07-  7.94       215,242            5.30           98,926          4.71
  8.38- 10.00       552,400            9.11           64,000          9.30
 10.25- 14.50       379,485           11.31            6,800         10.25
                  ---------                          -------
  2.75- 14.50     1,768,181            6.93          698,999          3.80
                  =========                          =======

     During 1995, the Financial Accounting Standards Board issued SFAS No. 123, which defines a fair value-based method of accounting for an employee stock option plan or similar equity instrument. However, it also allows an entity to continue to measure compensation cost for those plans using the method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB No. 25 must make pro forma disclosures of net income and, if presented, earnings per share, as if the fair value-based method of accounting defined in the statement had been applied.

     The Company has elected to account for its stock-based compensation plan under APB No. 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during 1996 and 1997 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions used for grants in 1996, 1997 and 1998:

                                                 1996          1997          1998
                                               ---------     ---------     ---------
Risk-free interest rate......................  5.4%-6.5%     5.7%-6.5%     4.0%-5.5%
Expected dividend yield......................         --            --            --
Expected lives...............................    5 years       5 years       5 years
Expected volatility..........................        65%           65%           65%

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES

     The total value of the options granted during the years ended December 31, 1996, 1997 and 1998 were computed as approximately $264,000, $1,716,000 and $6,613,000, respectively, which would be amortized over the vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, the Company's reported earnings and pro forma earnings and net income per share and pro forma net income per share for the years ended December 31, 1996, 1997 and 1998 would have decreased to the following amounts (in thousands, except per share amounts):

                                                                 PRO FORMA      ACTUAL
                                                              ---------------   -------
                                                               1996     1997     1998
                                                              ------   ------   -------
Net income or pro forma net income:
  As reported in the financial statements...................  $4,782   $7,610   $11,685
  Pro forma in accordance with SFAS No. 123.................   4,581    7,288    10,861
Basic earnings per share:
  As reported in the financial statements...................  $ 0.40   $ 0.55   $  0.77
  Pro forma in accordance with SFAS No. 123.................    0.38     0.53      0.71
Diluted earnings per share:
  As reported in the financial statements...................  $ 0.39   $ 0.53   $  0.74
  Pro forma in accordance with SFAS No. 123.................    0.37     0.51      0.69

7.  GEOGRAPHIC INFORMATION

     Melita is a multinational corporation operating in a single segment as defined by statement of Financial Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information." The following represents total revenues, net income and total assets of the following geographic segments representing over 10% of the combined totals for the years ended December 31, 1996, 1997 and 1998 (in thousands):

                                                             1996      1997      1998
                                                            -------   -------   -------
United States:
  Total revenues..........................................  $37,568   $53,694   $70,289
  Net income..............................................    6,217     8,682     9,569
  Total assets............................................   23,799    51,612    66,812
Europe:
  Total revenues..........................................  $ 4,292   $ 7,347   $ 9,939
  Net income..............................................      452     1,680     1,733
  Total assets............................................    3,270     4,594     6,830
Other:
  Total revenues..........................................  $ 5,680   $ 4,749   $13,182
  Net income..............................................      940       167       383
  Total assets............................................       --       189     1,666

8.  STOCK RECAPITALIZATION

     On February 7, 1997, the Company and Inventions recapitalized their authorized, issued, and outstanding common stock by declaring a stock dividend of 99 shares of nonvoting common stock with respect to each outstanding share of voting common stock. In connection with the stock dividend, the Company amended its articles of incorporation to increase its authorized capital stock to 2,000,000,000 shares, consisting of 20,000,000 shares of voting common stock and 1,980,000,000 shares of nonvoting common stock and Inventions amended its articles of incorporation to increase its authorized capital stock to 10,000 shares, consisting of 100 shares of voting common stock and 9,900 shares of nonvoting common stock. Concurrently on the effective date of the Offering, the Company effected a 100 to 1 reverse stock split to return the number

               MELITA INTERNATIONAL CORPORATION AND SUBSIDIARIES of authorized shares to 20,000,000 shares and issued and outstanding shares to 8,000,000 shares. Accordingly, the financial statements reflect the capitalization of the Company as if the stock dividend and the reverse stock split occurred at the beginning of each period presented.

     Additionally, following completion of the Offering, the Company's authorized capital stock consists of 100,000,000 shares of common stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share.

9.  QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

     Following is a summary of the quarterly results of operations for the years ended December 31, 1996, 1997 and 1998 (in thousands except per share amounts):

                                            FIRST    SECOND     THIRD    FOURTH     TOTAL
                                           -------   -------   -------   -------   -------
  1996
Total revenues...........................  $11,021   $11,886   $11,589   $13,044   $47,540
Gross margin.............................    7,133     7,163     7,027     7,860    29,183
Pro forma net income.....................    1,278     1,299       909     1,296     4,782
Pro forma diluted earnings per share.....     0.10      0.11      0.07      0.10      0.39
  1997
Total revenues...........................  $14,669   $15,530   $16,928   $18,663   $65,790
Gross margin.............................    8,902     9,532    10,488    11,695    40,617
Pro forma net income.....................    1,425     1,665     2,083     2,437     7,610
Pro forma diluted earnings per share.....     0.11      0.13      0.13      0.15      0.53
  1998
Total revenues...........................  $20,372   $22,204   $24,252   $26,582   $93,410
Gross margin.............................   12,825    13,915    15,235    16,753    58,728
Net income...............................    2,548     2,733     3,071     3,333    11,685
Diluted earnings per share...............     0.16      0.17      0.19      0.21      0.74

                 UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF
                        MELITA INTERNATIONAL CORPORATION
                              AS OF MARCH 31, 1999

              INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
Consolidated Balance Sheets as of March 31, 1999 and
  December 31, 1998.........................................  F-20
Consolidated Statements of Operations for the three months
  ended March 31, 1999 and 1998.............................  F-21
Consolidated Statements of Cash Flows for the three months
  ended March 31, 1999 and 1998.............................  F-22
Notes to Consolidated Financial Statements (Unaudited)......  F-23

                        MELITA INTERNATIONAL CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)   (UNAUDITED)
                                 ASSETS
Current assets:
  Cash and cash equivalents.................................    $10,344       $ 7,684
  Marketable securities.....................................     22,917        22,756
  Accounts receivable, net of allowance for doubtful
     accounts of $3,074 at March 31, 1999 and $2,450 at
     December 31, 1998......................................     36,546        32,287
  Inventories...............................................        442         1,260
  Deferred taxes............................................      3,731         3,731
  Prepaid expenses and other................................        414           403
                                                                -------       -------
          Total current assets..............................     74,394        68,121
Property and equipment, net of accumulated depreciation.....      7,342         7,008
Other assets................................................        262           179
                                                                -------       -------
                                                                $81,998       $75,308
                                                                =======       =======

                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..........................................    $ 6,057       $ 6,624
  Accrued liabilities.......................................     12,774        11,835
  Deferred revenue..........................................      7,071         5,965
  Customer deposits.........................................      1,223           815
                                                                -------       -------
          Total current liabilities.........................     27,125        25,239
Stockholders' Equity
  Common Stock, no par value, 100,000,000 shares authorized
     15,633,615 outstanding at March 31, 1999 and 15,270,738
     issued and outstanding at December 31, 1998............         69            69
  Additional paid-in capital................................     38,372        37,075
  Accumulated other comprehensive income....................         70            96
  Retained earnings.........................................     16,362        12,829
          Total stockholders' equity........................     54,873        50,069
                                                                -------       -------
          Total liabilities and stockholders' equity........    $81,998       $75,308
                                                                =======       =======

   The accompanying notes are an integral part of these consolidated balance sheets.

                        MELITA INTERNATIONAL CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                  (IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                FOR THE THREE
                                                                MONTHS ENDED
                                                                  MARCH 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Net revenues:
  Product...................................................  $19,828   $14,820
  Service...................................................    7,716     5,552
                                                              -------   -------
          Total revenues....................................   27,544    20,372
Cost of revenues:
  Product...................................................    6,139     4,760
  Service...................................................    4,013     2,787
                                                              -------   -------
          Total cost of revenues............................   10,152     7,547
                                                              -------   -------
Gross margin................................................   17,392    12,825
Operating expenses:
  Research and development..................................    3,050     2,295
  Selling, general and administrative.......................    9,112     6,822
                                                              -------   -------
          Total operating expenses..........................   12,162     9,117
                                                              -------   -------
Income from operations......................................    5,230     3,708
Other income (expense), net.................................      290       273
                                                              -------   -------
Income before income taxes..................................    5,520     3,981
Income tax provision........................................    1,987     1,433
                                                              -------   -------
Net income after income tax.................................  $ 3,533   $ 2,548
                                                              =======   =======
Earnings per share
  Basic.....................................................  $  0.23   $  0.17
                                                              =======   =======
  Diluted...................................................  $  0.22   $  0.16
                                                              =======   =======
Weighted average common and common equivalent shares
  Basic.....................................................   15,501    15,168
  Diluted...................................................   16,178    15,992

 The accompanying notes are an integral part of these consolidated statements.

                        MELITA INTERNATIONAL CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                FOR THE THREE
                                                                MONTHS ENDED
                                                                  MARCH 31,
                                                              -----------------
                                                               1999      1998
                                                              -------   -------
Cash flows from operating activities:
  Net income................................................  $ 3,533   $ 2,548
  Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
     Depreciation and amortization..........................      584       386
     Changes in assets and liabilities:
       Accounts receivable, net.............................   (4,258)   (4,284)
       Inventories..........................................      818      (158)
       Prepaid expenses and other assets....................      (11)     (130)
       Accounts payable.....................................     (567)      (31)
       Accrued liabilities..................................      939     1,210
       Deferred revenue.....................................    1,106     1,043
       Customer deposits....................................      408    (1,258)
       Other, net...........................................      (59)      (47)
                                                              -------   -------
          Total adjustments.................................   (1,040)   (3,269)
                                                              -------   -------
          Net cash provided by operating activities.........    2,493      (721)
Cash flows from investing activities:
  Purchases of property and equipment.......................     (919)   (1,166)
  Purchase of marketable securities.........................     (211)      953
                                                              -------   -------
          Net cash (used in) investing activities...........   (1,130)     (213)
Cash flows from financing activities:
  Repayment of capital lease obligations....................       --        --
  Net proceeds from issuance of common stock................    1,297         6
  Repayment of note payable to stockholder..................       --        --
  Distributions to stockholders.............................       --        --
                                                              -------   -------
          Net cash provided by financing activities.........    1,297         6
Net change in cash and cash equivalents.....................    2,660      (928)
Cash and cash equivalents, beginning of period..............    7,684     6,845
                                                              -------   -------
Cash and cash equivalents, end of period....................   10,344     5,917
Marketable securities.......................................   22,917    23,030
                                                              -------   -------
Cash, cash equivalents and marketable securities............  $33,261   $28,947
                                                              =======   =======
Supplemental Disclosures of Cash Flow Information:
  Income taxes paid.........................................  $ 1,276   $   203
                                                              =======   =======

 The accompanying notes are an integral part of these consolidated statements.

                        MELITA INTERNATIONAL CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

     The unaudited consolidated financial statements presented herein have been prepared in accordance with generally accepted accounting principles applicable to interim financial statements. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, these consolidated financial statements contain all adjustments (which comprise only normal and recurring accruals) necessary to present fairly the financial position as of March 31, 1999 and 1998. The interim results for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year. These statements should be read in conjunction with the Company's combined financial statements for the fiscal year ended December 31, 1998, as filed in its annual report on Form 10-K.

(2) PRINCIPLES OF CONSOLIDATION

     The accompanying financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

(3) INVENTORIES

     Inventories are stated at the lower of first-in, first-out (FIFO) cost or market and consist of the following at:

                                                              MARCH 31,   DECEMBER 31,
                                                                1999          1998
                                                              ---------   ------------
Raw Materials...............................................    $157         $  143
Work in process.............................................      28             37
Finished goods..............................................     257          1,080
                                                                ----         ------
          Total inventories.................................    $442         $1,260
                                                                ====         ======

(4) EARNINGS PER SHARE

     Earnings per share are computed using the weighted-average number of common stock and diluted common stock equivalents ("CSE") shares from stock options (using the treasury stock method) outstanding during each period.

     The following table presents the components of diluted weighted average shares outstanding:

                                                                  FOR THE THREE
                                                                  MONTHS ENDED
                                                              ---------------------
                                                              MARCH 31,   MARCH 31,
                                                                1999        1998
                                                              ---------   ---------
Weighted average shares outstanding
  Basic weighted average shares outstanding.................   15,501      15,168
  Weighted average common equivalent shares.................      677         824
                                                               ------      ------
  Diluted weighted average shares outstanding...............   16,178      15,992
                                                               ======      ======

(5) REVENUE RECOGNITION

     In October, 1997 the American Institute of Certified Public Accountants issued Statement Of Position 97-2, Software Revenue Recognition ("SOP 97-2"). The Company adopted SOP 97-2 in the first quarter of 1998. The Company believes that its revenue recognition practices are consistent with those required by SOP 97-2.

                        MELITA INTERNATIONAL CORPORATION

(6) OTHER COMPREHENSIVE INCOME

     In June, 1997 the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income. Statement of Financial Accounting Standards No. 130 establishes standards for the disclosure of all components of comprehensive income. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company adopted SFAS No. 130 in 1998. The changes in the components of other comprehensive income are reported as follows (in thousands):

                                                               FOR THE THREE
                                                               MONTHS ENDED
                                                                 MARCH 31,
                                                              ---------------
                                                               1999     1998
                                                              ------   ------
Net income as reported......................................  $3,533   $2,548
                                                              ======   ======
Other comprehensive income:
  Foreign currency translation..............................  $  (24)  $   21
  Unrealized gains on securities, net.......................     (50)      29
                                                              ------   ------
Other comprehensive income..................................  $  (74)  $   50
                                                              ======   ======

(7) RECENTLY ISSUED ACCOUNTING STANDARDS

     In June, 1998 the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 is required for fiscal years beginning after June 15, 1999. The Company does not believe that the adoption of this standard will have a material impact on its financial position or results of operations.

                           ESHARE TECHNOLOGIES, INC.

                         INDEX TO FINANCIAL STATEMENTS

Independent Auditors' Report................................  F-26

Balance Sheets at December 31, 1997 and 1998 and at March
  31, 1999 (unaudited)......................................  F-27

Statements of Operations for the years ended December 31,
  1996, 1997 and 1998 and for the three months ended March
  31, 1998 and 1999.........................................  F-28

Statements of Redeemable Preferred Stock and Stockholders'
  Deficit at December 31, 1995, 1996, 1997 and 1998 and at
  March 31, 1999 (unaudited)................................  F-29

Statements of Cash Flows for the years ended December 31,
  1996, 1997 and 1998 and for the three months ended March
  31, 1998 and 1999.........................................  F-30

Notes to Financial Statements...............................  F-31

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
eShare Technologies, Inc.:

     We have audited the accompanying balance sheets of eShare Technologies, Inc. as of December 31, 1997 and 1998, and the related statements of operations, redeemable preferred stock and stockholders' deficit and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eShare Technologies, Inc. as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.

KPMG LLP

Melville, New York
April 16, 1999

                           ESHARE TECHNOLOGIES, INC.

                                 BALANCE SHEETS

                                                              DECEMBER 31,               MARCH 31, 1999
                                                        -------------------------   -------------------------
                                                           1997          1998         ACTUAL       PRO FORMA
                                                        -----------   -----------   -----------   -----------
                                                                                           (UNAUDITED)
                                                   ASSETS
Current assets:
  Cash and cash equivalents...........................  $ 1,301,578   $   342,948   $ 2,749,729   $ 2,749,729
  Accounts receivable, net............................      270,208     1,403,337     1,907,224     1,907,224
  Prepaid expenses and other current assets...........        6,611        55,202        97,191        97,191
                                                        -----------   -----------   -----------   -----------
         Total current assets.........................    1,578,397     1,801,487     4,754,144     4,754,144
                                                        -----------   -----------   -----------   -----------
  Accounts receivable.................................           --        97,500        97,500        97,500
  Property and equipment, net.........................      830,877       893,201       942,289       942,289
  Deferred offering costs.............................           --       334,904            --            --
  Other assets, net...................................       56,429        49,095        47,262        47,262
                                                        -----------   -----------   -----------   -----------
         Total assets.................................  $ 2,465,703   $ 3,176,187   $ 5,841,195   $ 5,841,195
                                                        ===========   ===========   ===========   ===========
                               LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
  Accounts payable....................................  $   460,848   $   641,016   $   409,532   $   409,532
  Accrued expenses....................................      217,075       571,603       371,750       371,750
  Deferred revenue....................................      116,121       511,712       864,343       864,343
  Current portion of notes payable....................      116,221       193,736       197,606       197,606
                                                        -----------   -----------   -----------   -----------
         Total current liabilities....................      910,265     1,918,067     1,843,231     1,843,231
Deferred revenue......................................           --        97,500       188,289       188,289
Accrued interest payable..............................       11,412       109,899        29,608        29,608
Notes payable, excluding current portion..............      185,730       226,861       173,204       173,204
Convertible notes payable.............................           --     2,500,000            --            --
                                                        -----------   -----------   -----------   -----------
         Total liabilities............................    1,107,407     4,852,327     2,234,332     2,234,332
                                                        -----------   -----------   -----------   -----------
Redeemable convertible preferred stock (10,000,000
  shares authorized):
Series A redeemable convertible preferred
  stock -- $.01 par value; 2,150,000 shares
  authorized; 2,149,999 shares issued and outstanding
  at December 31, 1997 and 1998 and March 31, 1999,
  none issued at March 31, 1999 pro forma; liquidation
  preference $1.25 per share..........................    2,687,500     2,687,500     2,687,500            --
Series B redeemable convertible preferred
  stock -- $.01 par value; 2,919,708 shares
  authorized, issued and outstanding at December 31,
  1997 and 1998 and March 31, 1999, none issued at
  March 31, 1999 pro forma; liquidation preference
  $1.37 per share.....................................    3,996,000     3,996,000     3,996,000            --
Series C redeemable convertible preferred
  stock -- $.01 par value; no shares authorized or
  issued at December 31, 1997 and 1998, 2,933,720
  shares authorized, issued and outstanding at March
  31, 1999, and none issued at March 31, 1999 pro
  forma; liquidation preference $2.256 per share......           --            --     5,592,515            --
                                                        -----------   -----------   -----------   -----------
         Total redeemable convertible preferred
           stock......................................    6,683,500     6,683,500    12,276,015            --
                                                        -----------   -----------   -----------   -----------
Commitments and contingencies
Stockholders' (deficit) equity:
  Convertible junior preferred stock -- $.01 par
    value; 1,000 shares authorized, issued and
    outstanding.......................................           10            10            10            10
  Common stock -- $.01 par value, 20,000,000 shares
    authorized, 2,396,340 and 2,591,100 shares issued
    and outstanding at December 31, 1997 and 1998,
    respectively, 2,615,750 and 10,620,177 shares
    issued and outstanding at March 31, 1999 and pro
    forma, respectively...............................       23,963        25,911        26,157       106,191
  Additional paid-in capital..........................       93,710       497,390     2,351,893    14,547,873
  Deferred compensation...............................       (8,400)     (303,304)   (1,446,023)   (1,446,023)
  Accumulated deficit.................................   (5,434,487)   (8,579,647)   (9,601,189)   (9,601,189)
                                                        -----------   -----------   -----------   -----------
         Total stockholders' (deficit) equity.........   (5,325,204)   (8,359,640)   (8,669,152)    3,606,862
                                                        -----------   -----------   -----------   -----------
         Total liabilities and stockholders' (deficit)
           equity.....................................  $ 2,465,703   $ 3,176,187   $ 5,841,195   $ 5,841,194
                                                        ===========   ===========   ===========   ===========

                See accompanying notes to financial statements.

                           ESHARE TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS

                                                                               THREE MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,                   MARCH 31,
                                   --------------------------------------   -------------------------
                                      1996         1997          1998          1998          1999
                                   ----------   -----------   -----------   ----------   ------------
                                                                                   (UNAUDITED)
Revenues:
  Software licenses and sales....  $       --   $   346,515   $ 3,390,304   $  546,904   $  1,283,267
  Maintenance and services.......     480,613       383,699       280,750        9,826        278,558
                                   ----------   -----------   -----------   ----------   ------------
                                      480,613       730,214     3,671,054      556,730      1,561,825
Operating expenses:
  Cost of revenues...............     130,702        46,215       343,579       42,961         57,669
  Write-off of purchased
     software....................          --       268,297            --           --             --
  Product development............      87,935     1,122,530     1,388,076      355,519        414,229
  Selling and marketing..........     279,931     2,076,337     2,784,326      532,579      1,185,522
  General and administrative.....     609,655     1,683,632     2,170,542      475,938        866,285
                                   ----------   -----------   -----------   ----------   ------------
                                    1,108,223     5,197,011     6,686,523    1,406,997      2,523,705
                                   ----------   -----------   -----------   ----------   ------------
     Operating loss..............    (627,610)   (4,466,797)   (3,015,469)    (850,267)      (961,880)
Other income (expense):
  Interest income................       6,454        17,355         7,492        5,532         12,485
  Interest expense...............      (4,441)      (76,662)     (132,744)     (11,089)       (47,849)
  Financing expense..............          --      (153,029)           --           --        (24,336)
  Other, net.....................     (84,877)      (33,117)       (1,211)      (1,679)            38
                                   ----------   -----------   -----------   ----------   ------------
     Loss before income taxes....    (710,474)   (4,712,250)   (3,141,932)    (857,503)    (1,021,542)
Provision for income taxes.......       2,625         1,027         3,228           --             --
                                   ----------   -----------   -----------   ----------   ------------
     Net loss....................    (713,099)   (4,713,277)   (3,145,160)    (857,503)    (1,021,542)
                                   ----------   -----------   -----------   ----------   ------------
Preferred stock preference.......          --            --            --           --    (19,785,008)
                                   ----------   -----------   -----------   ----------   ------------
Net loss attributable to common
  stock..........................    (713,099)   (4,713,277)   (3,145,160)    (857,503)   (20,806,550)
                                   ----------   -----------   -----------   ----------   ------------
Basic and diluted net loss per
  common share...................  $    (0.31)  $     (2.02)  $     (1.22)  $    (0.34)  $      (8.08)
                                   ==========   ===========   ===========   ==========   ============
Unaudited pro forma basic and
  diluted net loss per common
  share..........................                             $     (0.30)               $      (1.98)
                                                              ===========                ============
Shares used in computing basic
  and diluted net loss per common
  share..........................   2,332,000     2,335,262     2,574,034    2,523,623      2,591,212
                                   ==========   ===========   ===========   ==========   ============
Shares used in computing
  unaudited pro forma net loss
  per common share...............                              10,577,461                  10,594,639
                                                              ===========                ============

                See accompanying notes to financial statements.

                           ESHARE TECHNOLOGIES, INC.


       STATEMENTS OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

                                                 SERIES A     SERIES B     SERIES C    CONVERTIBLE
                                                REDEEMABLE   REDEEMABLE   REDEEMABLE     JUNIOR                ADDITIONAL
                                                PREFERRED    PREFERRED    PREFERRED     PREFERRED    COMMON     PAID-IN
                                                  STOCK        STOCK        STOCK         STOCK       STOCK     CAPITAL
                                                ----------   ----------   ----------   -----------   -------   ----------
BALANCE, DECEMBER 31, 1995....................  $       --   $       --   $       --       $--        $2,000   $       --
  Issuance of preferred stock.................   2,687,500           --           --        --            --           --
  Issuances of common stock...................          --           --           --        --        21,320      (75,319)
  Net loss....................................          --           --           --        --            --           --
                                                ----------   ----------   ----------       ---       -------   ----------
BALANCE, DECEMBER 31, 1996....................   2,687,500           --           --        --        23,320      (75,319)
  Issuance of preferred stock.................          --    3,996,000           --        --            --           --
  Exchange of stock...........................          --           --           --        10           (10)          --
  Exercise of warrants........................          --           --           --        --           653           --
  Deferred compensation in connection with
    grants of stock options...................          --           --           --        --            --       12,000
  Amortization of deferred compensation.......          --           --           --        --            --           --
  Issuance of warrants in connection with the
    issuance of notes.........................          --           --           --        --            --      157,029
  Net loss....................................          --           --           --        --            --           --
                                                ----------   ----------   ----------       ---       -------   ----------
BALANCE, DECEMBER 31, 1997....................   2,687,500    3,996,000           --        10        23,963       93,710
  Exercise of stock options...................          --           --           --        --           506        9,614
  Exercise of warrants........................          --           --           --        --         1,442           --
  Deferred compensation in connection with
    grants of stock and stock options.........          --           --           --        --            --      394,066
  Amortization of deferred compensation.......          --           --           --        --            --           --
  Net loss....................................          --           --           --        --            --           --
                                                ----------   ----------   ----------       ---       -------   ----------
BALANCE, DECEMBER 31, 1998....................   2,687,500    3,996,000           --        10        25,911      497,390
  Issuance of preferred stock (unaudited).....          --           --    5,568,180        --            --           --
  Amortization of preferred stock issuance
    costs (unaudited).........................          --           --       24,335        --            --           --
  Exercise of stock options (unaudited).......          --           --           --        --           246        4,684
  Deferred compensation in connection with
    grants of stock options (unaudited).......          --           --           --        --            --    1,228,040
  Amortization of deferred compensation
    (unaudited)...............................          --           --           --        --            --           --
  Issuance of warrants (unaudited)............          --           --           --        --            --      621,779
  Net loss (unaudited)........................          --           --           --        --            --           --
                                                ----------   ----------   ----------       ---       -------   ----------
BALANCE, MARCH 31, 1999 (UNAUDITED)...........  $2,687,500   $3,996,000   $5,592,515       $10       $26,157   $2,351,893
                                                ==========   ==========   ==========       ===       =======   ==========


                                                                                          TOTAL
                                                 DEFERRED       ACCUMU-                   STOCK-
                                                  COMPEN-        LATED      TREASURY     HOLDERS'
                                                  SATION        DEFICIT      STOCK       DEFICIT
                                                -----------   -----------   --------   ------------
BALANCE, DECEMBER 31, 1995....................  $        --   $    (8,111)  $(63,999)  $   (70,110)
  Issuance of preferred stock.................           --            --         --            --
  Issuances of common stock...................           --            --     63,999        10,000
  Net loss....................................           --      (713,099)        --      (713,099)
                                                -----------   -----------   --------   -----------
BALANCE, DECEMBER 31, 1996....................           --      (721,210)        --      (773,209)
  Issuance of preferred stock.................           --            --         --            --
  Exchange of stock...........................           --            --         --            --
  Exercise of warrants........................           --            --         --           653
  Deferred compensation in connection with
    grants of stock options...................      (12,000)           --         --            --
  Amortization of deferred compensation.......        3,600            --         --         3,600
  Issuance of warrants in connection with the
    issuance of notes.........................           --            --         --       157,029
  Net loss....................................           --    (4,713,277)        --    (4,713,277)
                                                -----------   -----------   --------   -----------
BALANCE, DECEMBER 31, 1997....................       (8,400)   (5,434,487)        --    (5,325,204)
  Exercise of stock options...................           --            --         --        10,120
  Exercise of warrants........................           --            --         --         1,442
  Deferred compensation in connection with
    grants of stock and stock options.........     (394,066)           --         --            --
  Amortization of deferred compensation.......       99,162            --         --        99,162
  Net loss....................................           --    (3,145,160)        --    (3,145,160)
                                                -----------   -----------   --------   -----------
BALANCE, DECEMBER 31, 1998....................     (303,304)   (8,579,647)        --    (8,359,640)
  Issuance of preferred stock (unaudited).....           --            --         --            --
  Amortization of preferred stock issuance
    costs (unaudited).........................           --            --         --            --
  Exercise of stock options (unaudited).......           --            --         --         4,930
  Deferred compensation in connection with
    grants of stock options (unaudited).......   (1,228,040)           --         --            --
  Amortization of deferred compensation
    (unaudited)...............................       85,321            --         --        85,321
  Issuance of warrants (unaudited)............           --            --         --       621,779
  Net loss (unaudited)........................           --    (1,021,542)        --    (1,021,542)
                                                -----------   -----------   --------   -----------
BALANCE, MARCH 31, 1999 (UNAUDITED)...........  $(1,446,023)  $(9,601,189)  $     --   $(8,669,152)
                                                ===========   ===========   ========   ===========

                See accompanying notes to financial statements.

                           ESHARE TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS

                                                                                         THREE MONTHS ENDED
                                                     YEAR ENDED DECEMBER 31,                  MARCH 31,
                                              --------------------------------------   -----------------------
                                                 1996         1997          1998         1998         1999
                                              ----------   -----------   -----------   ---------   -----------
                                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss..................................  $ (713,099)  $(4,713,277)  $(3,145,160)  $(857,504)  $(1,021,542)
  Adjustments to reconcile net loss to net
    cash used by operating activities:
    Depreciation and amortization...........      40,726       163,571       244,118      55,101        72,093
    Amortization of discount on notes
      payable...............................          --        28,000            --          --            --
    Non-cash financing expense..............          --       125,029            --          --        24,336
    Non-cash compensation expense...........          --         3,600        99,162       2,155        85,321
    Deferred interest expense...............          --        11,412        98,487          --        38,180
    Amortization and write-off of purchased
      software costs........................     105,062       326,324         7,334       1,833         1,833
    Amortization and write-off of
      trademarks............................       2,041        18,879            --          --            --
  Changes in operating assets and
    liabilities:
    Accounts receivable, net................     (27,191)     (229,215)   (1,230,629)    (57,188)     (503,887)
    Prepaid expenses and other current
      assets................................      (8,594)        1,983       (48,591)    (17,415)      (41,989)
    Other assets, net.......................          --       (30,975)           --          --            --
    Deferred revenue........................          --       116,121       493,091          --       468,420
    Accounts payable and accrued expenses...     117,807       494,345       534,696     222,282      (456,337)
                                              ----------   -----------   -----------   ---------   -----------
         Net cash used by operating
           activities.......................    (483,248)   (3,684,203)   (2,947,492)   (650,736)   (1,333,572)
                                              ----------   -----------   -----------   ---------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.......    (160,378)     (779,308)     (306,442)    (11,704)     (121,181)
  Purchased software........................    (342,500)      (22,000)           --          --            --
                                              ----------   -----------   -----------   ---------   -----------
         Net cash used by investing
           activities.......................    (502,878)     (801,308)     (306,442)    (11,704)     (121,181)
                                              ----------   -----------   -----------   ---------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Issuance of convertible notes.............          --     1,000,000     2,500,000          --       500,000
  Net proceeds from issuance of preferred
    stock...................................   2,687,500     3,000,000            --          --     3,406,390
  Deferred offering costs...................          --            --      (334,904)         --            --
  Issuance of common stock..................      10,000            --            --          --            --
  Acquisition of treasury stock.............     (63,999)           --            --          --            --
  Exercise of warrants......................          --           653         1,442          --            --
  Exercise of common stock options..........          --            --        10,120      10,000         4,931
  Proceeds from issuance of debt............     244,623     1,161,887       672,666       1,442            --
  Repayment of debt.........................    (407,513)     (859,936)     (554,020)    (54,610)      (49,787)
                                              ----------   -----------   -----------   ---------   -----------
         Net cash provided by financing
           activities.......................   2,470,611     4,302,604     2,295,304     (43,168)    3,861,534
                                              ----------   -----------   -----------   ---------   -----------
         Net increase (decrease) in cash and
           cash equivalents.................   1,484,485      (182,907)     (958,630)   (705,608)    2,406,781
Cash and cash equivalents at beginning of
  period....................................          --     1,484,485     1,301,578   1,301,578       342,948
                                              ----------   -----------   -----------   ---------   -----------
Cash and cash equivalents at end of
  period....................................  $1,484,485   $ 1,301,578   $   342,948   $ 595,970   $ 2,749,729
                                              ==========   ===========   ===========   =========   ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for interest....  $    4,441   $    65,250   $    33,822   $   7,639   $    12,433
                                              ==========   ===========   ===========   =========   ===========
  Cash paid during the year for income
    taxes...................................  $      163   $     1,027   $     3,228   $   3,129   $        --
                                              ==========   ===========   ===========   =========   ===========
  Purchase of software with preferred
    stock...................................  $  187,500   $        --   $        --   $      --   $        --
                                              ==========   ===========   ===========   =========   ===========
  Conversion of notes payable to preferred
    stock...................................  $       --   $ 1,000,000   $        --   $      --   $ 3,118,473
                                              ==========   ===========   ===========   =========   ===========

                See accompanying notes to financial statements.

                           ESHARE TECHNOLOGIES, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  The Company and Nature of Operations

     eShare Technologies, Inc. (the "Company") was established in October 1996. The Company is the leading provider of software and services that enable real-time interactive communications and services over the Web which are crucial for e-commerce. These innovative technologies include Web-based customer self-service, live conferencing and events, distance learning, community chat, threaded discussion forums and custom integration tools.

     On October 23, 1996, the Company completed a statutory merger with Interactive Marketing Technologies, Inc. ("IMT"), a database marketing, consulting and services company owned by certain principal shareholders of the Company. The merger was accomplished by the issuance of 2,332,000 shares of the Company's common stock for all of the outstanding common stock of IMT, which was subsequently retired. The merger was accounted for by recording assets and liabilities at historical cost in a manner similar to a pooling-of-interests. Expenses incurred in connection with the merger of $84,877 have been included in other expenses in the accompanying statement of operations for the year ended December 31, 1996.

  Revenue Recognition

     The Company recognizes revenue in accordance with Statement of Position ("SOP") 97-2, Software Revenue Recognition. Accordingly, revenue from the sale and license of software is recognized when the software is delivered, provided there is persuasive evidence that an arrangement exists, the arrangement does not require significant post-delivery production or customization of the software, the fee is fixed and determinable and collection of the resulting receivable is deemed probable. Software delivered on a trial basis is not recognized as revenue until a permanent key is delivered to the customer. Software maintenance fees are deferred and recognized as revenue ratably over the term of the contract, primarily one year. Service revenue is recognized when the services are performed. Costs of providing services and technical support costs are included in cost of revenues.

     Deferred revenue primarily represents (i) the unearned portion of maintenance fees and (ii) certain receivables from customers under contracts with extended payment terms. Accounts receivable due in excess of one year and deferred revenue which will be recorded as revenue in excess of one year have been classified as a long-term asset and liability, respectively, in the accompanying balance sheets.

     Accounts receivable is net of allowances for doubtful accounts and sales returns of $10,000 as of December 31, 1997 and $150,000 as of December 31, 1998 and March 31, 1999.

  Cash Equivalents

     The Company considers all highly liquid investments with a maturity at date of purchase of three months or less to be cash equivalents. Cash equivalents at December 31, 1997 and 1998, consisted of money market funds amounting to $1,188,120 and $103,552, respectively.

  Net Loss Per Share

     Basic net loss per share is calculated by dividing loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per share is calculated based upon the weighted average number of common and potentially dilutive common shares outstanding. For each of the periods presented, common stock equivalents, including stock options and warrants, are excluded from the computation of diluted loss per share, as their effect is antidilutive.

     Diluted net loss per common share for the years ended December 31, 1996, 1997 and 1998, and for the three months ended March 31, 1998 and 1999, does not include the effects of employee options to purchase

                           ESHARE TECHNOLOGIES, INC.

109,500, 712,807, 1,178,890, 839,307 and 1,289,690 shares of common stock, respectively, 0, 627,567, 500,715, 627,567 and 589,367 common stock warrants, respectively, and 2,149,999, 5,070,707, 5,070,707, 5,070,707, and 8,004,427
shares of convertible preferred stock on an "as if" converted basis, respectively, as the effect of their inclusion is anti-dilutive during each period.

     Upon completion of the Company's proposed initial public offering, all redeemable convertible preferred stock will automatically convert into common stock. Accordingly, pro forma basic and diluted net loss per share is computed using the weighted average number of common stock outstanding and the weighted average redeemable convertible preferred stock outstanding as if such shares were converted to common stock at the time of issuance.

  Property and Equipment

     Property and equipment are recorded at cost. Depreciation is recognized on the straight-line basis over the estimated useful lives of the assets (3 to 7 years). Leasehold improvements are amortized on the straight-line basis over the shorter of the remaining lease term or the estimated useful life of the asset.

  Product Development Costs

     Costs associated with the development of new software products and enhancements to existing software products are expensed as incurred until technological feasibility of the product has been established. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Costs incurred by the Company between completion of a working model and the point at which the product is ready for general release have historically been insignificant. Accordingly, in 1997 and 1998, no software development costs were capitalized. In 1997, the Company recorded $22,000 for the purchase of software that added enhancements to its existing products, which is being amortized over three years. Purchased software costs are net of accumulated amortization of $944 and $8,278 at December 31, 1997 and 1998, respectively.

     During 1997, based on the Company's evaluation of the future market potential and recoverability of one of its purchased software products, which was made available to customers in 1996, the Company wrote off the unamortized costs of $268,297.

  Income Taxes

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  Long-Lived Assets

     The Company reviews its long-lived assets, such as property and equipment, purchased software and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows, undiscounted and without interest, is less than the carrying amount of the asset, an impairment loss is recognized as the amount by which the carrying amount of the asset exceeds its fair value.

                           ESHARE TECHNOLOGIES, INC.

  Deferred Offering Costs

     Deferred offering costs as of December 31, 1998 represent costs incurred by the Company which are directly attributable to the issuance of Series C convertible preferred stock (the "Series C Preferred"). Such deferred costs were charged against the proceeds of the offering when it closed in February 1999 (note 11) and are being amortized as financing expense over the period from the date of the issuance of the Series C Preferred through December 31, 2003, the first date the Series C Preferred is redeemable at the option of the holder.

  Accounting for Stock-Based Compensation

     The Company records compensation expense for stock options and warrants granted to employees if the market price of the underlying stock exceeds the exercise price on the date of grant. The Company has elected not to implement the fair value based method of measuring compensation cost for grants to employees. Accordingly, the Company has elected to disclose the pro-forma net loss as if the fair value method had been used to measure stock-based compensation cost. Transactions in which options and warrants are granted to other than employees are accounted for at fair value.

  Comprehensive Income

     The Company has not provided a separate statement of comprehensive income since the Company has no items of other comprehensive income and, therefore, comprehensive income equaled net loss for each year.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Recent Accounting Pronouncements

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities and is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The implementation of SFAS No. 133 is not expected to have a material effect on the financial position or results of operations of the Company.

  Unaudited Interim Financial Statements

     The accompanying unaudited financial statements as of March 31, 1999 and for the three months ended March 31, 1999 and 1998, have been prepared on substantially the same basis as the audited financial statements, and in the opinion of management include all necessary adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein.

(2) LIQUIDITY

     As of December 31, 1998, the Company has a stockholders' deficit which resulted from recurring losses from operations since inception. Such continuing operating losses could impact the Company's ability to meet its obligations as they become due. To enhance liquidity, the Company plans to increase revenues by marketing existing products and by developing new products. Additionally, in February 1999 the Company received approximately $4 million from the issuance of the 1999 Convertible Subordinated Notes and the sale

                           ESHARE TECHNOLOGIES, INC.

of Series C Preferred. In connection with the sale of the Series C Preferred, approximately $2.6 million of convertible notes payable outstanding as of December 31, 1998, including accrued interest, were converted into preferred stock (note 11).

(3) PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                          DECEMBER 31,         MARCH 31,
                                                     -----------------------   ----------
                                                        1997         1998         1999
                                                     ----------   ----------   ----------
                                                           (UNAUDITED)
Computer hardware and software.....................  $  740,182   $1,032,678   $1,153,859
Furniture and equipment............................     223,399      224,685      224,685
Leasehold improvements.............................      90,385      103,046      103,046
                                                     ----------   ----------   ----------
                                                      1,053,966    1,360,409    1,481,590
                                                     ----------   ----------   ----------
Less accumulated depreciation and amortization.....    (233,089)    (467,208)    (539,301)
                                                     ----------   ----------   ----------
          Total....................................  $  830,877   $  893,201   $  942,289
                                                     ==========   ==========   ==========

(4) DEBT

  Equipment Notes

     On March 15, 1997, the Company entered into a Senior Loan and Security Agreement with Phoenix Growth Capital Corp. ("PGCC") whereby the Company may borrow, in one or more borrowings, an amount not to exceed $375,000 in the aggregate. Such borrowings are evidenced by the issuance of Senior Secured Promissory Notes (the "Equipment Notes"). During 1997, the Company issued four Equipment Notes for an aggregate of $361,887, of which $301,951 and $182,931 was outstanding as of December 31, 1997 and 1998, respectively. Proceeds from the Equipment Notes were used to purchase certain property and equipment, which have a net book value of $307,483 and $226,120 at December 31, 1997 and 1998, respectively. PGCC maintains a first position security interest in all property and equipment purchased with the proceeds of the Equipment Notes.

     The Equipment Notes are payable in 36 equal monthly installments of $11,308, including principal and interest at 7.8126%. The Equipment Notes may not be prepaid. The Company is obligated to pay additional interest on each Equipment Note in a lump sum in the month following its maturity in an amount equal to the greater of 10% of the original amount of the Equipment Note or the then fair value of the collateral. Alternatively, the Company may elect to pay the additional interest over the succeeding eight months by continuing to make the original monthly payments. The Company recognizes interest expense on these Equipment Notes using the effective interest method at an effective rate of 13.37%. Such interest expense amounted to $25,677 and $35,449 in 1997 and 1998, respectively, of which $11,412 and $26,843 is recorded as accrued interest payable at December 31, 1997 and 1998, respectively. The scheduled maturity of principal amounts due under the Equipment Notes is $114,514 in 1999 and $68,417 in 2000.

  The First Facility

     On April 18, 1997, the Company entered into a Loan and Security Agreement (the "First Facility") with Silicon Valley Bank ("Silicon Valley"). The First Facility consisted of a $300,000 credit facility that was scheduled to mature on November 30, 1997. On October 6, 1997, the Company entered into a Loan Modification Agreement to modify the First Facility by adding a $500,000 bridge loan, which was also scheduled to mature on November 30, 1997. On November 18, 1997, the Company repaid the $800,000 outstanding balance of the debt owed to Silicon Valley which was financed with a portion of the proceeds from the issuance of Series B preferred stock.

                           ESHARE TECHNOLOGIES, INC.

  The Second Facility

     On May 20, 1998, the Company entered into an Amended and Restated Loan and Security Agreement (the "Second Facility"), which provided for (i) a $700,000 bridge financing line of credit, bearing interest at prime plus 1.25%; (ii) a revolving line of credit of up to $700,000, bearing interest at prime plus 1.0%; and (iii) an equipment line of credit of up to $150,000, bearing interest at prime plus 1.25%. The Company borrowed $435,000 under the bridge line of credit. Such amount was repaid in October 1998 using a portion of the proceeds from the 1998 Convertible Subordinated Notes discussed below. No other amounts were borrowed under the Second Facility.

  The Third Facility

     On December 18, 1998, the Company entered into a Second Amended and Restated Loan and Security Agreement (the "Third Facility"), pursuant to which the Second Facility was amended and restated. The Third Facility provides for
(i) a revolving line of credit; and (ii) an equipment line of credit of up to $500,000, bearing interest at prime plus .75% (8.5% at December 31, 1998).

     Under the revolving line of credit, the Company may borrow aggregate amounts not to exceed the lesser of $1,000,000 or a borrowing base (80% of eligible accounts receivable) commencing with the closing of the Series C Preferred stock sale through December 2, 1999, at an interest rate of prime plus
 .5%. No amounts were outstanding under the revolver as of December 31, 1998.

     On December 18, 1998, the Company borrowed an aggregate of $237,666 under the equipment line of credit to purchase certain equipment, which has a net book value of $237,666 at December 31, 1998. Such amount is payable in 36 equal monthly principal installments, plus interest beginning January 31, 1999. Should the Company borrow any remaining amounts available under the equipment line of credit, such amounts would be payable in 36 monthly installments beginning December 31, 1999. The Third Facility contains various financial covenants including (i) tangible net worth; (ii) quick ratio; and (iii) liquidity ratio requirements that are measured monthly effective February 28, 1999. The agreement also prohibits the payment of dividends.

  1998 Convertible Subordinated Notes

     In August and September 1998, the Company issued three 10% Convertible Subordinated Notes, due February 1, 1999, for an aggregate amount of $2,500,000 (the "1998 Convertible Subordinated Notes"). The 1998 Convertible Subordinated Notes, together with aggregate unpaid interest of $83,056 at December 31, 1998, were converted into Series C preferred stock in February 1999 (note 11). Accordingly, such amounts have been classified as long-term in the accompanying balance sheet as of December 31, 1998.

(5) STOCKHOLDERS' EQUITY

  Series A Preferred Stock

     During 1996, the Company issued an aggregate of 1,999,999 shares of its Series A Convertible Preferred Stock ("Series A Preferred") for $1.25 per share. Additionally in 1996, the Company issued 150,000 shares of Series A Preferred, also valued at $1.25 per share, as partial consideration for the purchase of certain software programs. The Series A Preferred has a liquidation preference of $1.25 per share, is convertible into one share of common stock, and is redeemable at the option of the holder beginning on December 31, 2003 through January 31, 2004, at cost plus accumulated but unpaid dividends. The holders of the Series A Preferred are entitled to elect two directors of the Company, and are entitled to receive dividends at the same rate as dividends are paid with respect to the common stock. As amended with the issuance of the Series C preferred stock (note 11), if the Company consummates a public offering of common stock at a price of at least $7.90

                           ESHARE TECHNOLOGIES, INC.

per share and with aggregate proceeds to the Company of at least $30,000,000, then the Series A Preferred will automatically convert into common stock.

  Series B Preferred Stock

     On November 11, 1997, the Company issued 2,189,781 shares of Series B Convertible Preferred Stock (the "Series B Preferred") for approximately $1.37 per share. The Series B Preferred has a liquidation preference of $1.37 per share, is convertible into one share of common stock, and is redeemable at the option of the holder beginning on December 31, 2003 through January 31, 2004, at cost plus accumulated but unpaid dividends. The holders of the Series B Preferred are entitled to receive dividends at the same rate as dividends are paid on the common stock. As amended with the issuance of the Series C preferred stock (note 11), if the Company consummates a public offering of common stock at a price of at least $7.90 per share and with aggregate proceeds to the Company of at least $30,000,000, then the Series B Preferred will automatically convert into common stock. Also, on November 11, 1997, coincident with the Series B Preferred issuance, the 1997 Convertible Notes, discussed below, were converted into 729,927 shares of Series B Preferred.

  Junior Preferred Stock

     On November 10, 1997, an aggregate of 1,000 shares of common stock were exchanged for the same number of shares of Junior Preferred Stock by three stockholders of the Company. Each share of the Junior Preferred Stock is convertible at the option of the holder into one share of common stock and has an aggregate liquidation preference of $1,000,000 after the liquidation preferences of the Series A Preferred and Series B Preferred.

  Warrants

     On April 18, 1997, in connection with the First Facility (note 4), the Company issued to Silicon Valley warrants to purchase 16,454 shares of the Company's common stock at $1.37 per share, expiring on April 17, 2007.

     On June 19, 1997, in connection with the issuance of $1,000,000 of 10% Convertible Subordinated Notes, due December 1, 1997 (the "1997 Convertible Subordinated Notes"), the Company issued immediately exercisable warrants to purchase 160,000 shares of the Company's common stock at $.01 per share, expiring on June 1, 2007. In connection with the issuance of these warrants, the Company recorded a discount on the 1997 Convertible Subordinated Notes for the fair market value of the warrants of $32,000. During 1997, $28,000 of the discount was amortized to interest expense over the term of the notes using the effective interest method. Upon conversion to Series B Preferred, the remaining $4,000 was charged against the proceeds from the offering. On November 10, 1997, the Company issued additional warrants to purchase 500,000 shares of the Company's common stock at $.01 per share, expiring on November 9, 2007. In connection with the issuance of these warrants, in 1997 the Company recorded financing expense for the fair market value of the warrants of $125,029. During 1997 and 1998, 65,340 and 144,160, respectively, of these warrants were exercised.

     On October 6, 1997, in connection with the First Facility Modification (note 4), the Company issued to Silicon Valley warrants to purchase 16,453 shares of the Company's common stock at $1.37 per share, expiring on October 5, 2007.

     On May 20, 1998, in connection with the Second Facility (note 4), the Company granted a warrant to purchase 17,308 shares of the Company's common stock at an exercise price of $1.82 per share. The term of the warrant is ten years.

                           ESHARE TECHNOLOGIES, INC.

  Priority

     In the event of liquidation, dissolution or winding up of the Company, after the holders of the Senior Preferred stock and Junior Preferred stock have received their liquidation preference payments, the remaining net assets of the Company would be distributed ratably among the holders of the Senior Preferred stock and Junior Preferred stock and common stock. With respect to the Series A Preferred and Series B Preferred, such participating payments are limited such that the total of the liquidation preference and participation payment may not exceed 2.5 times the original share cost of $1.25 and $1.37 per share for the Series A Preferred and Series B Preferred, respectively. The participating payments for the Series C Preferred are similarly limited to 1.75 times the original share cost of $2.256.

  Shares Reserved for Issuance

     At December 31, 1998, the Company had reserved, authorized and unissued common shares, for the following purposes:

Conversion of preferred stock...............................  $5,070,707
Stock options...............................................   2,249,400
Warrants....................................................     500,715
                                                              ----------
          Total.............................................  $7,820,822
                                                              ==========

     Subsequent to December 31, 1998, the Company has reserved an additional 2,933,720 shares of common stock for the conversion of preferred stock issued in February 1999.

(6) INCOME TAXES

     Due to pre-tax losses, there was no provision for federal income taxes in 1996, 1997 and 1998. The provision for income taxes consists of state minimum taxes. The temporary differences which give rise to the Company's deferred tax assets and liabilities as of December 31, 1998 and 1997 are as follows:

                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1998           1997
                                                            -----------    -----------
Deferred tax assets:
  Net operating loss carryforward.........................  $ 1,734,000    $ 3,000,000
  Accounts receivable.....................................        3,800         56,000
  Other...................................................        1,200         28,000
                                                            -----------    -----------
                                                              1,739,000      3,084,000
  Deferred tax liabilities:
     Excess tax depreciation..............................      (23,000)       (68,000)
                                                            -----------    -----------
          Net deferred tax assets.........................    1,716,000      3,016,000
Valuation allowance.......................................  $(1,716,000)   $(3,016,000)
                                                            ===========    ===========

     As of December 31, 1998, the Company has net operating loss carryforwards of approximately $8,000,000, which expire through 2018. At December 31, 1998, the Company has established a valuation allowance against its net deferred tax assets due to the Company's history of pre-tax losses and a lack of significant offsetting objective evidence that the deferred tax asset is realizable. The utilization of certain of these tax loss carryforwards may be subject to substantial annual limitations imposed by the Internal Revenue Code Section 382 due to the Company's various equity transactions.

                           ESHARE TECHNOLOGIES, INC.

(7) STOCK-BASED COMPENSATION

  Stock Option Plan

     Effective October 23, 1996, the Company adopted the eShare Technologies, Inc. Stock Option and Restricted Stock Purchase Plan (the "Stock Plan"). The Stock Plan provides for the grant of up to 2,300,000 shares of common stock, as amended, to employees, officers and directors of the Company. Options may be incentive ("ISO") or non-qualified. The Stock Plan is administered by the Compensation Committee of the Board of Directors. Exercise prices of ISOs granted must be at least equal to the market value of the common stock on the date of grant, and have terms not greater than ten years, except those to an employee who owns stock greater than 10% of the voting power of all classes of stock of the Company, in which case they must (i) have an option price at least 110% of the fair market value of the stock, and (ii) must expire after five years from the date of grant.

     During 1997, the Company granted ISOs to purchase 412,557 shares of common stock at exercise prices ranging from $.26 to $.29 per share, which have exercise prices equal to or in excess of the fair value of the stock on the grant dates, vest immediately and are exercisable for ten years from the date of grant.

     For the years ended December 31, 1996, 1997 and 1998, the Company granted 109,500, 190,750 and 464,667 non-qualified options, respectively. Such options generally vest in varying amounts over a period of five years and fully vest upon a qualified initial public offering of the Company's common stock. The aggregate excess of the fair value of the common stock over the exercise price for the non-qualified options granted in 1997 and 1998, amounting to $12,000 and $315,756, respectively, was recorded as deferred compensation and is being expensed ratably over the applicable vesting periods. Such amortization amounted to $3,600 and $71,753 for the years ended December 31, 1997 and 1998, respectively.

     The following table summarizes stock option plan activity for the three years ended December 31, 1998.

                                                                                  WEIGHTED
                                                                     EXERCISE     AVERAGE     SHARES
                                                      OUTSTANDING      PRICE      EXERCISE   AVAILABLE
                                                        OPTIONS        RANGE       PRICE     FOR GRANT
                                                      -----------   -----------   --------   ---------
Adoption of Stock Plan on October 23, 1996..........          --        --            --     2,300,000
  Granted...........................................     109,500       $.20         $.20      (109,500)
                                                       ---------    -----------     ----     ---------
Balance, December 31, 1996..........................     109,500       $.20         $.20     2,190,500
                                                       =========    ===========     ====     =========
  Granted...........................................     603,307    $.20 - $.29     $.26      (603,307)
                                                       ---------    -----------     ----     ---------
Balance, December 31, 1997..........................     712,807    $.20 - $.29     $.25     1,587,193
                                                       =========    ===========     ====     =========
  Granted...........................................     464,667       $.20         $.20      (464,667)
  Exercised.........................................     (50,600)      $.20         $.20            --
  Canceled..........................................     (78,500)      $.20         $.20        78,500
                                                       ---------    -----------     ----     ---------
Balance, December 31, 1998..........................   1,048,374    $.20 - $.29     $.23     1,201,026
                                                       =========    ===========     ====     =========
  Granted (unaudited)...............................     139,650       $.20         $.20      (139,650)
  Exercised (unaudited).............................     (24,650)      $.20         $.20            --
  Canceled (unaudited)..............................      (4,200)      $.20         $.20         4,200
                                                       ---------    -----------     ----     ---------
Balance, March 31, 1999 (unaudited).................   1,159,174    $.20 - $.29     $.23     1,065,576
                                                       =========    ===========     ====     =========
Exercisable, December 31, 1998......................     583,811                    $.26
                                                       =========                    ====

     As of December 31, 1998, the weighted-average remaining life of the options outstanding under the Stock Plan was approximately 9 years.

                           ESHARE TECHNOLOGIES, INC.

  Stock Award

     Effective June 1, 1998, the Company provided for the grant of 130,516 shares of its common stock in connection with the employment of one of its executives. The executive was granted one half of these shares on June 1, 1998 for which the restrictions lapse in one year. The remaining shares will be granted on June 1, 1999, and will vest over a period of four years. In the event of a change in control or a qualifying initial public offering, all shares become fully vested. The fair value of the award of $78,310 was recorded as deferred compensation and is being amortized over the vesting period. Such amortization was $27,409 in 1998.

  Pro-Forma Disclosures

     The Company applies the provisions of APB Opinion No. 25 in accounting for stock-based employee compensation. Compensation expense related to employee stock options was $3,600 and $71,753 for the years ended December 31, 1997 and 1998, respectively. There was no compensation expense in 1996. Had the Company determined stock-based compensation cost based upon the fair value method under SFAS No. 123, the Company's pro-forma net losses for the years ended December 31, 1996 and 1997, would have increased by an insignificant amount. For 1998, the net loss and net loss per share would have been $3,148,991 and $1.22, respectively.

     The per share weighted-average grant-date fair value of stock options granted during 1996, 1997 and 1998, as determined by the Black-Scholes option pricing model, was approximately $.02, $.02 and $1, respectively. In 1996, 1997 and 1998, the assumptions of no dividends, an expected life of five years and no volatility were used by the Company in determining the value of the stock options granted. Additionally, the calculations assumed a risk-free interest rate of approximately 6%, 5.8% and 4.5% in 1996, 1997 and 1998, respectively.

(8) EMPLOYEE BENEFITS

     The Company maintains a voluntary savings and defined contribution plan under Section 401(k) of the Internal Revenue Code. This plan covers all employees meeting certain eligibility requirements. Employees are 100% vested in their own contributions and become fully vested in the employer contributions after seven years of employment. The Company may make discretionary contributions to the plan. As of December 31, 1998, the Company has not yet made any contributions to this plan. The Company does not provide its employees any other postretirement or postemployment benefits.

(9) SIGNIFICANT CUSTOMERS AND RELATED PARTY TRANSACTIONS

     The Company had two and four customers with receivable balances greater than 5% of total accounts receivable at December 31, 1997 and 1998, representing 76% and 54% of total accounts receivable, respectively. Four customers accounted for more than 10% of the Company's revenues during the year ended December 31, 1997, which represented approximately 64% of the Company's revenues. No customers accounted for more than 10% of the Company's revenues during the years ended December 31, 1996 and 1998. In 1997, one of the Company's products accounted for approximately 60% of the Company's total revenues. The Company had two products that accounted for more than 10% of the Company's revenues during the year ended December 31, 1998, representing approximately 67% of the Company's total revenues.

     The Company is party to agreements with its founders that provide for specified salaries and bonuses. In addition, upon death, disability or voluntary termination, the Company has the option to repurchase the founders' common stock, and other equity interests. Further, if the Company terminates any of the founders for other than cause, all shares owned by such founder must be acquired, in each case, at the price at which equity securities were last sold.

                           ESHARE TECHNOLOGIES, INC.

(10) COMMITMENTS AND CONTINGENCIES

     The Company has a long-term operating lease covering its office facility. The lease requires the Company to pay its proportionate share of real estate taxes and other common charges. Total rent expense for operating leases was $17,423, $144,979 and $162,774 for the years ended December 31, 1996, 1997 and
1998, respectively.

     The following is a schedule of future minimum lease payments for this operating lease as of December 31, 1998:

YEAR ENDING DECEMBER 31,
------------------------
  1999......................................................  $168,715
  2000......................................................   173,727
  2001......................................................   178,921
  2002......................................................    75,465
  2003......................................................        --
                                                              --------
          Total.............................................  $596,828
                                                              ========

     The Company is party to various matters arising in the ordinary course of business. Management does not believe that the resolution of these matters will have a material effect on the financial position or results of operations of the Company.

(11) SUBSEQUENT EVENTS (UNAUDITED)

  1999 Convertible Subordinated Notes

     On February 11, 1999, the Company issued three 10% Convertible Subordinated Notes, due February 24, 1999 for an aggregate amount of $500,000 (the "1999 Convertible Subordinated Notes"). These notes, together with accrued interest were converted into Series C Preferred on February 19, 1999.

  Series C Preferred Stock

     On February 18, 1999, the Company amended its certificate of incorporation to increase the number of authorized shares of preferred stock to 10,000,000. On February 19, 1999, the Company received proceeds of $3.5 million from the sale of 1,551,418 shares of Series C Preferred for $2.256 per share. The Series C Preferred has a liquidation preference of $2.256 per share, is convertible into one share of common stock, and is redeemable at the option of the holder beginning on December 31, 2003 through January 31, 2004, at cost plus accumulated but unpaid dividends. If the Company consummates a public offering of common stock at a price of at least $7.90 per share and with aggregate proceeds to the Company of at least $30,000,000, then the Series C Preferred will automatically convert into common stock. Also, on February 19, 1999, coincident with the Series C Preferred issuance, the 1998 Convertible Notes (note 4) and 1999 Convertible Notes, together with accrued interest, amounting to $3,118,473 in the aggregate, were converted into 1,382,302 shares of Series C Preferred.

     Based upon the $9.00 market value of the Company's common stock on February 19, 1999, the Series C Preferred had a non-cash beneficial conversion feature of $19,785,008. Since the Series C Preferred was immediately convertible at issuance, the entire beneficial conversion feature is recognized in the calculation of net loss per common share in the first quarter of 1999.

     Transaction costs associated with the Series C Preferred offering amounted to $1,050,293, including $621,779 for the market value of warrants to purchase 88,652 shares of common stock issued as a portion of a finders fee. The warrants have an exercise price of approximately $2.48 per share and expire February 18, 2004.

                     UNAUDITED PRO FORMA COMBINED CONDENSED

                              FINANCIAL STATEMENTS

     The following unaudited pro forma combined condensed financial statements give effect to the proposed merger between Melita International Corporation ("Melita") and eShare Technologies, Inc., ("eShare"), which is accounted for under the pooling-of-interests basis (the "Merger"). The information is based on each company's respective historical financial statements. The pro forma combined condensed balance sheet assumes the Merger occurred on March 31, 1999. The pro forma combined condensed statements of operations for the year ended December 31, 1996, 1997 and 1998 and for the three months ended March 31, 1999 assume that the Merger occurred at the beginning of the earliest year presented. The pro forma financial statements should be read in conjunction with the accompanying notes and with each company's historical financial statements and related notes.

     The results of operations of Melita for the years ended December 31, 1996, 1997 and 1998 have been derived from its historical consolidated financial statements which have been audited by Arthur Andersen LLP. The financial position of Melita as of March 31, 1999 and the results of operations for the three months ended March 31, 1999, are unaudited. The results of operations of eShare for the years ended December 31, 1997 and 1998 have been derived from its historical financial statements which have been audited by KPMG LLP. The financial position of eShare as of March 31, 1999, and the results of operations for the three months ended March 31, 1999 and the year ended December 31, 1996 are unaudited. In the opinion of the respective companies' management, the unaudited financial information presented includes all adjustments, consisting only of normal recurring accruals that are necessary for a fair presentation of the results of operations for such periods.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the earliest period presented or on March 31, 1999, nor is it necessarily indicative of future operating results or financial position.

                              UNAUDITED PRO FORMA

                        COMBINED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1999

                                                                              PRO FORMA      PRO FORMA
                                                  MELITA        ESHARE       ADJUSTMENTS     ADJUSTED
                                                  -------   --------------   -----------     ---------
                                                            (IN THOUSANDS)
                                                ASSETS
Cash and cash equivalents.......................  $10,344       $2,750                        $13,094
Marketable securities...........................   22,917           --                         22,917
Accounts receivable, net........................   36,546        1,907                         38,453
Inventories.....................................      442           --             --             442
Deferred taxes..................................    3,731           --          3,392(2)        7,123
Prepaid expenses and other......................      414           97                            511
                                                  -------       ------         ------         -------
          Total current assets..................   74,394        4,754          3,392          82,540
Property and equipment, net.....................    7,342          942                          8,284
Other assets....................................      262          145                            407
                                                  -------       ------         ------         -------
                                                  $81,998       $5,841         $3,392         $91,231
                                                  =======       ======         ======         =======
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable................................    6,057          410                          6,467
Accrued liabilities.............................   12,774          372          3,000(1)       16,146
Deferred revenue................................    7,071          864                          7,935
Customer deposits...............................    1,223           --                          1,223
Current portion of notes payable................       --          198                            198
                                                  -------       ------         ------         -------
          Total current liabilities.............   27,125        1,844          3,000          31,969
Deferrred revenue...............................       --          188                            188
Accrued interest payable........................       --           30                             30
Notes payable, excluding current portion........       --          173                            173
Redeemable preferred stock -- Series A..........       --        2,687                          2,687
Redeemable preferred stock -- Series B..........       --        3,996                          3,996
Redeemable preferred stock -- Series C..........       --        5,593                          5,593
Common stock....................................       69           26                             95
Additional paid-in-capital......................   38,372        2,351                         40,723
Accumulated other comprehensive income..........       70           --                           (851)
Deferred compensation...........................        0       (1,446)                        (1,446)
Retained earnings (Accumulated deficit).........   16,362       (9,601)           392(1)(2)     7,153
                                                  -------       ------         ------         -------
          Total stockholders' equity............   54,873       (8,670)           392          46,595
          Total liabilities and stockholders'
            equity..............................  $81,998       $5,841         $3,392         $91,231
                                                  =======       ======         ======         =======

                              UNAUDITED PRO FORMA
                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                                            PRO FORMA     PRO FORMA
                                                       MELITA    ESHARE    ADJUSTMENTS    ADJUSTED
                                                       -------   -------   -----------    ---------
                                                                      (IN THOUSANDS)
NET REVENUES:
Product..............................................  $19,828   $ 1,283                   $21,111
Service..............................................    7,716       279                     7,995
                                                       -------   -------     -------       -------
          Total revenues.............................   27,544     1,562          --        29,106
Cost of revenues:
Product..............................................    6,139        58                     6,197
Service..............................................    4,013        --                     4,013
                                                       -------   -------     -------       -------
          Total cost of revenues.....................   10,152        58          --        10,210
Gross margin.........................................   17,392     1,504          --        18,896
OPERATING EXPENSES:
Engineering, research and development................    3,050       414                     3,464
Selling, general and administrative..................    9,112     2,052                    11,164
                                                       -------   -------     -------       -------
          Total operating expenses...................   12,162     2,446                    14,628
                                                       -------   -------     -------       -------
Income from operations...............................    5,230      (962)                    4,268
Interest expense.....................................       --       (48)                      (48)
Financing expense....................................       --       (24)                      (24)
Other income, net....................................      290        12                       302
                                                       -------   -------     -------       -------
Income before income taxes...........................    5,520    (1,022)                    4,498
INCOME TAX PROVISION (BENEFIT):
Tax provision as C Corporation.......................    1,987        --        (384)(2)     1,603
Deferred tax adjustment..............................       --        --                        --
                                                       -------   -------     -------       -------
          Net income.................................  $ 3,533   $(1,068)    $  (384)      $ 2,895
                                                       =======   =======     =======       =======
Earnings per share:
  Basic..............................................  $  0.22   $ (0.39)                  $ (0.15)
  Diluted............................................     0.22   $ (0.39)                    (0.13)
Weighted average shares outstanding
  Basic..............................................   15,501     2,591       4,460(3)     19,961
  Diluted............................................   16,178     2,591       5,339(3)     21,517

                              UNAUDITED PRO FORMA

                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                              PRO FORMA      PRO FORMA
                                                  MELITA        ESHARE       ADJUSTMENTS     ADJUSTED
                                                  -------   --------------   -----------     ---------
                                                            (IN THOUSANDS)
Results of Operations
NET REVENUES:
Product.........................................  $67,943      $ 3,390                        $71,333
Service.........................................   25,467          281                         25,748
                                                  -------      -------         -------        -------
          Total revenues........................   93,410        3,671                         97,081
Cost of revenues:
Product.........................................   21,336          344                         21,680
Service.........................................   13,346           --                         13,346
                                                  -------      -------         -------        -------
          Total cost of revenues................   34,682          344              --         35,026
                                                  -------      -------         -------        -------
Gross margin....................................   58,728        3,327              --         62,055
OPERATING EXPENSES:
Engineering, research and development...........   10,410        1,388                         11,798
Selling, general and administrative.............   31,253        4,955                         36,208
                                                  -------      -------         -------        -------
          Total operating expenses..............   41,663        6,343              --         48,006
                                                  -------      -------         -------        -------
Income from operations..........................   17,065       (3,016)             --         14,049
Interest expense................................       --         (133)                          (133)
Financing expense...............................       --           --                             --
Other income, net...............................    1,193            7                          1,200
                                                  -------      -------         -------        -------
Income before income taxes......................   18,258       (3,142)             --         15,116
INCOME TAX PROVISION (BENEFIT):
Tax provision as C Corporation..................    6,573            3          (1,131)(2)      5,445
Deferred tax adjustment.........................       --           --                             --
                                                  -------      -------         -------        -------
          Net income............................  $11,685      $(3,145)        $(1,131)       $ 9,671
                                                  =======      =======         =======        =======
Earnings per share:
  Basic.........................................  $  0.77      $ (1.22)                       $  0.49
  Diluted.......................................  $  0.74      $ (1.22)                       $  0.46
Weighted average shares outstanding
  Basic.........................................   15,193        2,574           4,460(3)      19,653
  Diluted.......................................   15,815        2,574           5,339(3)      21,154

                              UNAUDITED PRO FORMA

                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                                            PRO FORMA     PRO FORMA
                                                      MELITA     ESHARE    ADJUSTMENTS    ADJUSTED
                                                     --------   --------   -----------    ---------
                                                              (IN THOUSANDS)
NET REVENUES:
Product............................................  $ 46,065   $    416                  $ 46,481
Service............................................    19,725        314                    20,039
                                                     --------   --------    --------      --------
          Total revenues...........................    65,790        730          --        66,520
Cost of revenues:
Product............................................    15,531         46                    15,577
Service............................................     9,642         --                     9,642
                                                     --------   --------    --------      --------
          Total cost of revenues...................    25,173         46          --        25,219
                                                     --------   --------    --------      --------
Gross margin.......................................    40,617        684          --        41,301
OPERATING EXPENSES:
Engineering, research and development..............     6,880      1,123                     8,003
Selling, general and administrative................    22,320      3,760                    26,080
Write-off of purchased software....................        --        268                       268
                                                     --------   --------    --------      --------
          Total operating expenses.................    29,200      5,151                    34,351
                                                     --------   --------    --------      --------
Income from operations.............................    11,417     (4,467)                    6,950
Interest expense...................................        --        (77)                      (77)
Financing expense..................................        --       (153)                     (153)
Other income, net..................................       662        (15)                      647
                                                     --------   --------    --------      --------
Income before income taxes.........................    12,079     (4,712)                    7,367
INCOME TAX PROVISION (BENEFIT):
Tax provision as C Corporation.....................     3,023          1        (297)(2)     2,727
Deferred tax adjustment............................    (1,473)        --                    (1,473)
                                                     --------   --------    --------      --------
          Net income...............................  $ 10,529   $ (4,713)   $   (297)     $  6,113
                                                     ========   ========    ========      ========
Earnings per share:
  Basic............................................  $   0.76   $  (2.02)                 $   0.33
  Diluted..........................................  $   0.73   $  (2.02)                 $   0.31
Weighted average shares outstanding
  Basic............................................    13,832      2,335       4,460(3)     18,292
  Diluted..........................................    14,386      2,335       5,339(3)     19,725

                              UNAUDITED PRO FORMA

                   COMBINED CONDENSED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

RESULTS OF OPERATIONS

                                                                             PRO FORMA       PRO FORMA
                                                 MELITA        ESHARE       ADJUSTMENTS      ADJUSTED
                                                 -------   --------------   -----------      ---------
                                                           (IN THOUSANDS)
NET REVENUES:
Product........................................  $32,077       $  481                        $  32,558
Service........................................   15,463           --                           15,463
          Total revenues.......................   47,540          481             --            48,021
                                                 -------       ------         ------         ---------
Cost of revenues:
Product........................................   11,494                                        11,494
Service........................................    6,863          131                            6,994
                                                 -------       ------         ------         ---------
          Total cost of revenues...............   18,357          131             --            18,488
                                                 -------       ------         ------         ---------
Gross margin...................................   29,183          350             --            29,533
OPERATING EXPENSES:
Engineering, research and development..........    5,070           88                            5,158
Selling, general and administrative............   16,765          890                           17,655
                                                 -------       ------         ------         ---------
          Total operating expenses.............   21,835          978             --            22,813
                                                 -------       ------         ------         ---------
Income from operations.........................    7,348         (628)            --             6,720
Interest expense...............................       --           (4)                              (4)
Financing expense..............................       --           --                               --
Other income, net..............................      261          (79)                             182
                                                 -------       ------         ------         ---------
Income before income taxes.....................    7,609         (711)            --             6,898
INCOME TAX PROVISION (BENEFIT):
Tax provision as C Corporation.................       --            2          2,563(2)          2,565
Deferred tax adjustment........................       --                                            --
                                                 -------       ------         ------         ---------
          Net income...........................    7,609         (713)         2,563             4,333
Earnings per share:............................
  Basic........................................  $  0.63       $(0.31)                       $    0.26
  Diluted......................................  $  0.62       $(0.31)                       $    0.24
Weighted average shares outstanding
  Basic........................................   12,088        2,335          4,460(3)         16,548
  Diluted......................................   12,363        2,335          5,339(3)         17,702

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

1. TRANSACTION COSTS AND MERGER RELATED EXPENSES

     Melita and eShare estimate that they will incur direct transaction costs of approximately $3.0 million associated with the Merger, consisting of transaction fees for investment bankers, attorneys, accountants, financial printing and other related charges. These nonrecurring transaction costs will be charged to operations upon completion of the merger.

     Melita and eShare also expect that following the Merger, the combined company will incur additional charges to operations, which are not currently reasonably estimable, to reflect costs associated with integrating the two companies, such as severance costs and anticipated capital expenditures. These additional charges have not been reflected in the pro forma combined condensed balance sheet or the pro forma combined condensed statements of operations. Melita and eShare have not yet formalized an integration plan but expect to establish and execute a plan by the fourth quarter of 1999. There can be no assurance that Melita and eShare will incur additional charges to reflect costs associated with the Merger or that management will be successful in its efforts to integrate the operations of the two companies.

     The unaudited pro forma combined condensed balance sheet gives effect to the estimated direct transaction costs as if such costs and expenses had been incurred as of March 31, 1999. These costs and expenses are assumed to be nondeductible for tax purposes. These costs and expenses are not reflected in the unaudited pro forma combined condensed statements of operations for any period presented.

2. INCOME TAXES

     Represents the adjustment required to recognize the tax benefit generated by eShare's recurring losses and to reflect Melita's conversion from an S corporation to a C corporation during 1997. Net adjustment computed as follows:

                                                       1999     1998      1997     1996
                                                       -----   -------   ------   ------
Melita Conversion....................................  $   0   $     0   $1,446   $2,827
eShare benefit.......................................   (384)   (1,131)  (1,743)    (264)
                                                       -----   -------   ------   ------
                                                       $(384)  $(1,131)  $ (297)  $2,563
                                                       =====   =======   ======   ======

     Historically, eShare recorded a full valuation allowance on the entire deferred tax assets generated by eShare. The combined entity will be able to utilize these deferred tax assets, which represent primarily net operating loss carryforwards's generated by eShare. The statement of operations reflects the benefit of the loss incurred by eShare during each year presented.

3. PRO FORMA COMBINED EARNINGS PER SHARE

     The pro forma combined income per share-basic and diluted is based on the weighted average common shares outstanding of Melita, and the issuance of 4,460,141 shares of Melita common stock in exchange for all of eShare's outstanding common and preferred stock as of the date of the Merger. The diluted earnings per share includes the dilutive effect of 634,000 options and 245,000 warrants to purchase Melita stock which will be issued to eShare option and warrant holders on the date of the Merger.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                        MELITA INTERNATIONAL CORPORATION

                               MICA CORPORATION I

                                      AND

                           ESHARE TECHNOLOGIES, INC.

                               TABLE OF CONTENTS
                             ---------------------

                                                                       PAGE
                                                                       ----
ARTICLE 1  DEFINITIONS...............................................   A-1
ARTICLE 2  THE MERGER................................................   A-5
  2.1.   The Merger..................................................   A-5
  2.2.   Effective Time of the Merger................................   A-5
  2.3.   Surviving Corporation.......................................   A-5
ARTICLE 3  MERGER CONSIDERATION; STATUS AND CONVERSION OF SHARES.....   A-6
  3.1.   Conversion of Shares in the Merger..........................   A-6
  3.2.   Status of Treasury Shares...................................   A-6
  3.3.   Status of Preferred Stock...................................   A-6
  3.4.   Status of Options...........................................   A-6
         Deposit of Shares in Escrow; Payment for Shares in the
  3.5.   Merger......................................................   A-6
  3.6.   Fractional Shares...........................................   A-7
  3.7.   Transfer of Shares after the Effective Time.................   A-8
  3.8.   Closing.....................................................   A-8
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF ESHARE..................   A-8
  4.1.   Organization of eShare......................................   A-8
  4.2.   Authorization...............................................   A-8
  4.3.   Subsidiaries................................................   A-8
  4.4.   Capital Stock...............................................   A-8
  4.5.   Government Approvals; Compliance with Laws and Orders.......   A-9
  4.6.   Absence of Certain Changes or Events........................  A-10
  4.7.   Compliance with Contracts and Commitments...................  A-11
  4.8.   Non-Contravention; Approvals and Consents...................  A-11
  4.9.   Litigation..................................................  A-12
  4.10.  Labor Matters...............................................  A-12
  4.11.  Absence of Undisclosed Liabilities..........................  A-12
  4.12.  No Brokers..................................................  A-12
  4.13.  No Other Agreements to Sell the Assets, Merge, Etc..........  A-12
  4.14.  Employee Benefit Plans......................................  A-12
  4.15.  Environmental Matters.......................................  A-14
  4.16.  Company Computer Software and Hardware......................  A-15
  4.17.  Customers...................................................  A-16
  4.18.  Transactions with Affiliates................................  A-16
  4.19.  Management Letters..........................................  A-16
  4.20.  Proxy Statement.............................................  A-17
  4.21.  Tax Matters.................................................  A-17
  4.22.  Reports and Financial Statements............................  A-17
  4.23.  Payments....................................................  A-17
  4.24.  Information Supplied........................................  A-18
  4.25.  Other Reports...............................................  A-18
  4.26.  Vote Required...............................................  A-18
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF MELITA..................  A-18
  5.1.   Organization of Melita......................................  A-18
  5.2.   Authorization...............................................  A-18
  5.3.   Subsidiaries................................................  A-19
  5.4.   Capital Stock...............................................  A-19
  5.5.   Government Approvals; Compliance with Laws and Orders.......  A-20
  5.6.   Absence of Certain Changes or Events........................  A-20

                                                                       PAGE
                                                                       ----
  5.7.   Compliance with Contracts and Commitments...................  A-22
  5.8.   Non-Contravention; Approvals and Consents...................  A-22
  5.9.   Litigation..................................................  A-23
  5.10.  Labor Matters...............................................  A-23
  5.11.  Absence of Undisclosed Liabilities..........................  A-23
  5.12.  No Brokers..................................................  A-23
  5.13.  No Other Agreements to Sell the Assets, Merge, Etc..........  A-23
  5.14.  Employee Benefit Plans......................................  A-23
  5.15.  Environmental Matters.......................................  A-25
  5.16.  Melita Computer Software and Hardware.......................  A-26
  5.17.  Transactions with Affiliates................................  A-27
  5.18.  Management Letters..........................................  A-28
  5.19.  Proxy Statement.............................................  A-28
  5.20.  Tax Matters.................................................  A-28
  5.21.  Reports and Financial Statements............................  A-29
  5.22.  Payments....................................................  A-29
  5.23.  Information Supplied........................................  A-29
  5.24.  Other Reports...............................................  A-29
  5.25.  Vote Required...............................................  A-29
  5.26.  Fairness Opinion............................................  A-30
ARTICLE 6  ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES........  A-30
  6.1.   Conduct of the Business of eShare...........................  A-30
  6.2.   Conduct of the Business of Melita...........................  A-32
  6.3.   No Solicitation; Transaction Moratorium.....................  A-34
  6.4.   Meetings of Shareholders....................................  A-35
  6.5.   Proxy Statement.............................................  A-35
  6.6.   Reasonable Efforts..........................................  A-35
  6.7.   Access to Information.......................................  A-36
  6.8.   Supplements or Amendments...................................  A-36
  6.9.   Registration and Listing of Share Consideration.............  A-37
  6.10.  Affiliates of Melita and eShare.............................  A-37
  6.12.  Consents....................................................  A-37
  6.13.  Filings and Authorizations..................................  A-37
  6.14.  Further Assurances; Notice of Breach; Cure..................  A-38
  6.15.  Cooperation on Litigation...................................  A-38
ARTICLE 7  CONDITIONS TO CLOSING.....................................  A-38
  7.1.   Conditions to Obligations of the Parties....................  A-38
  7.2.   Conditions to Obligations of Melita.........................  A-39
  7.3.   Conditions to Obligations of eShare.........................  A-40
ARTICLE 8  TERMINATION AND ABANDONMENT; BREAK-UP FEE
                AND EXPENSE REIMBURSEMENT............................  A-40
  8.1.   Termination Rights..........................................  A-40
  8.2.   Termination Expenses and Liability..........................  A-41
ARTICLE 9  SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND
           INDEMNIFICATION...........................................  A-41
  9.1    Survival of Representations and Warranties..................  A-41
  9.2    Indemnification by eShare...................................  A-42

                                                                       PAGE
                                                                       ----
  9.3    Indemnification by Melita...................................  A-43
  9.4    Liability Limits; Waiver of Consequential Damages...........  A-45
ARTICLE 10  MISCELLANEOUS............................................  A-45
  10.1.  Expenses....................................................  A-45
  10.2.  Non-Solicitation............................................  A-45
  10.3.  Public Disclosure...........................................  A-45
  10.4.  Governing Law; Consent to Jurisdiction......................  A-45
  10.5.  Notices.....................................................  A-46
  10.6.  Headings; Singular/Plural...................................  A-46
  10.7.  Counterparts................................................  A-47
  10.8.  Assignment..................................................  A-47
  10.9.  Severability................................................  A-47
 10.10.  Waivers and Amendments......................................  A-47
 10.11.  No Third Party Beneficiaries................................  A-47
 10.12.  Entire Agreement............................................  A-47

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of June 14, 1999, by and between Melita International Corporation, a Georgia corporation ("Melita"), MICA Corporation I, a Delaware corporation and wholly-owned subsidiary of Melita ("MICCI") and eShare Technologies, Inc., a Delaware corporation ("eShare").

                                  WITNESSETH:

     WHEREAS, the respective boards of directors of Melita, MICA and eShare have approved the Merger of MICA with and into eShare (the "Merger") upon the terms and subject to the conditions set forth herein;

     WHEREAS, Melita, MICA and eShare desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to, and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     When used in this Agreement, the following terms shall have the respective meanings set forth below:

     "Acquisition Transaction" has the meaning given to such term in Section 6.3(a).

     "Affiliate" has the meaning given to such term in Rule 12b-2 promulgated under the Exchange Act.

     "Antitrust Division" has the meaning given to such term in Section 6.13.

     "Assets" means the assets of the relevant Person and its Subsidiaries reflected on the Balance Sheet or acquired in the ordinary course of business since the Balance Sheet Date.

     "Authorization" means any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the HSR
Act) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

     "Balance Sheet" means the unaudited consolidated balance sheet of eShare or Melita, as the case may be, as of March 31, 1999, together with the notes thereon, previously delivered to Melita or eShare, respectively.

     "Balance Sheet Date" means March 31, 1999.

     "Business Day" means any day other than Saturday or Sunday and any other day on which commercial banks in Commack, New York or Atlanta, Georgia are required or permitted to be closed.

     "Certificate of Merger" means the Certificate of Merger with respect to the merger of MICA with and into eShare, containing the provisions required by, and executed in accordance with, Section 251(c) of the DGCL.

     "Certificates" means one or more certificates which immediately prior to the Effective Time represented outstanding Shares.

     "Closing" means the closing of the Merger contemplated hereby.

     "Closing Date" has the meaning given to such term in Section 3.8.

     "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "Constituent Corporations" means each of MICA and eShare.

     "Contract" means any note, bond, mortgage, security agreement, indenture, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind.

     "Counterparty" has the meaning given to such term in Section 6.3(a).

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Effective Time" means the date and time of the effectiveness of the Merger pursuant to Section 2.2 and in accordance with the DGCL.

     "Employees" means the officers, employees, agents, directors or independent contractors of a Person or any of its Subsidiaries, whether current or former.

     "Employment Agreements" means the Employment Agreements attached hereto as Exhibits B-1 through B-6, to be executed by the respective proposed executive officers of the Surviving Corporation named therein immediately prior to the Effective Time.

     "Environmental Claim" Any claim, cause of action or notice (written or oral) alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup or remediation costs, governmental response costs, natural resources damage, property damages, personal injuries, penalties and fines, and similar costs of third parties for which the relevant Person is alleged to be responsible or potentially responsible) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Person or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

     "Environmental Laws" All federal, state, local and foreign laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws, rules and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

     "ERISA Affiliates" means any trade or business, whether or not incorporated, that is now or has at any time in the past been treated as a single employer with Melita or eShare or any of their respective Subsidiaries under Section 414(b) or (c) of the Code and the Treasury Regulations thereunder.

     "eShare" means eShare Technologies, Inc., a Delaware corporation.

     "eShare Benefit Arrangement" has the meaning given to such term in Section 4.14(a).

     "eShare Common Stock" means the common stock, $.01 par value per share, of eShare.

     "eShare Disclosure Schedule" means the Disclosure Schedule of eShare dated the date of this Agreement and delivered concurrently with the execution and delivery of this Agreement by eShare to Melita.

     "eShare Employee Plan" has the meaning given to such term in Section
4.14(a).

     "eShare Financial Statements" has the meaning given to such term in Section 4.17.

     "eShare Junior Preferred" means eShare's Convertible Junior Preferred
Stock.

     "eShare Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of eShare, or (ii) the validity or enforceability of, or the ability of eShare to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith.

     "eShare Option" means an Option issued or issuable pursuant to the eShare Plan.

     "eShare Permits" has the meaning given to such term in Section 4.5(a).

     "eShare Plan" means eShare's 1996 Stock Option Plan and Restricted Stock Purchase Plan.

     "eShare Series A Preferred" means eShare's Series A Redeemable Convertible Preferred Stock, $1.25 liquidation preference.

     "eShare Series B Preferred" means eShare's Series B Redeemable Convertible Preferred Stock, $1.37 liquidation preference.

     "eShare Series C Preferred" means eShare's Series C Redeemable Convertible Preferred Stock, $2.256 liquidation preference.

     "eShare Stockholders' Meeting" has the meaning given to such term in
Section 6.4(a).

     "eShare Stockholders' Approval" has the meaning given to such term in
Section 6.4(a).

     "eShare Warrants" means one of 589,367 warrants to purchase shares of the eShare Common Stock outstanding as of the date of this Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Agent" means the exchange agent selected by Melita and reasonably acceptable to eShare, to effectuate the payment for and conversion of the Shares in the Merger.

     "Final Termination Date" means September 30, 1999; provided, however, that
(i) Melita and eShare may, by mutual written consent, extend such date, and (ii) such date may be extended pursuant to Section 6.3(b), in either of which case the "Final Termination Date" shall mean the date as so extended.

     "Fractional Securities Fund" has the meaning given to such term in Section 3.6.

     "FTC" has the meaning given to such term in Section 6.13.

     "Governmental Body" means any Federal, state, municipal, political subdivision or other governmental court, tribunal, arbitrator, authority, official, department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnified Liabilities" has the meaning given to such term in Section 6.9(a).

     "Indemnified Parties" has the meaning given to such term in Section 6.9(a).

     "Indemnifying Party" has the meaning given to such term in Section 6.9(a).

     "Laws" means any statute, law, rule, regulation or ordinance of any Governmental Body.

     "Lien" means any lien, claim, mortgage, encumbrance, pledge, security interest, equity and charge of any kind.

     "Materials of Environmental Concern" includes (a) any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. sec.6901 et seq.), as amended from time to time, and regulations promulgated thereunder from time to time; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. sec.9601 et seq.), as amended from time to time, and regulations promulgated thereunder from time to time; (c) asbestos; (d) polychlorinated biphenyls; (e) petroleum and petroleum by-products; (f) any substance prohibited from being present on the property of the relevant Person or any of its Subsidiaries by any applicable law, rule, ordinance, or regulation of any federal, state, or local government or agency thereof (each, a "Governmental Requirement"); and (g) any other substance that requires special handling in connection with its collection, storage, treatment or disposal pursuant to any Governmental Requirement.

     "Melita" means Melita International Corporation, a Georgia corporation.

     "Melita Benefit Arrangement" has the meaning given to such term in Section 5.14(a).

     "Melita Common Stock" means the shares of common stock, no par value per share, of Melita.

     "Melita Disclosure Schedule" means the Disclosure Schedule of Melita dated the date of this Agreement and delivered concurrently with the execution and delivery of this Agreement by Melita to eShare.

     "Melita Employee Plan" has the meaning given to such term in Section
5.14(a).

     "Melita Financial Statements" has the meaning given to such term in Section 5.17.

     "Melita Material Adverse Effect" means a material adverse effect on (i) the business, assets, liabilities, results of operations, condition (financial or otherwise) or prospects of Melita and its Subsidiaries, taken as a whole, or
(ii) the validity of enforceability of, or the ability of Melita to perform its obligations under, and to consummate the transactions contemplated by, this Agreement or any other agreement or instrument contemplated hereby or to be entered into in connection herewith.

     "Melita Permits" has the meaning given to such term in Section 5.5(a).

     "Melita SEC Reports" means all reports (including, without limitation, definitive proxy statements), forms, schedules, registration statements and other documents together with all amendments and supplements thereto which Melita has been required to file with the SEC since June 4, 1997.

     "Melita Shareholders' Approval" has the meaning given to such term in
Section 6.4(b).

     "Melita Shareholders' Meeting" has the meaning given to such term in
Section 6.4(b).

     "Merger" means the merger of MICA with and into eShare as contemplated by
Section 2.1.

     "Merger Consideration" means the shares of Melita Common Stock issuable upon conversion of the Shares in the Merger pursuant to the terms of this Agreement.

     "MICA" means MICA Corporation I, a Delaware corporation and wholly-owned subsidiary of Melita.

     "NASDAQ" means that tier of The Nasdaq Stock Market known as the Nasdaq National Market.

     "Options" means any subscriptions, options, warrants, rights (including "phantom" stock rights), preemptive rights or other contracts, commitments, understandings or arrangements, including any right of conversion or exchange under any outstanding security, instrument or agreement to issue or sell any shares of capital stock of a corporation.

     "Order" means any judgment, decree, order, writ, permit or license of any Governmental Body.

     "Person" means any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

     "Potential Acquiror" has the meaning given to such term in Section 6.3(a).

     "Proxy Statement" has the meaning given to such term in Section 6.5.

     "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into between Melita and the eShare stockholders at Closing.

     "Representative" has the meaning given to such term in Section 6.3(a).

     "Respective Representatives" has the meaning given to such term in Section 6.7.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Shares" means the shares of eShare Common Stock issued and outstanding immediately prior to the Effective Time.

     "Significant Response" has the meaning given to such term in Section
6.3(b).

     "Significant Subsidiary" has the meaning given to such term in Rule 1-02(w) of Regulation S-X promulgated by the SEC.

     "Solicited Party" has the meaning given to such term in Section 6.3(a).

     "Subsidiary" means as to any Person, any other Person of which at least 50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

     "Surviving Corporation" has the meaning given to such term in Section 2.1.

     "Surviving Corporation Common Stock" means the common stock, $.01 par value per share, of the Surviving Corporation.

     "Taxpayers" means as to any Person, such Person, any predecessor of such Person and all members for income tax purposes of any affiliated group of corporations of which such Person or any such predecessor corporation is or has been a member.

     "Transaction Moratorium Period" has the meaning given to such term in
Section 6.3(b).

     "Wholly-Owned Subsidiary" means a Subsidiary of which 100% of the issued and outstanding common stock is owned directly or indirectly by the relevant company.

                                   ARTICLE 2

                                   THE MERGER

     2.1. The Merger. Subject to the terms and conditions hereof, at the Effective Time and in accordance with the provisions of this Agreement and the applicable provisions of the DGCL, MICA shall be merged with and into eShare which shall continue as the surviving corporation (the "Surviving Corporation"). Thereupon the separate corporate existence of MICA shall cease, and the Surviving Corporation shall continue existence under the laws of the State of Delaware.

     2.2. Effective Time of the Merger. On or prior to the Closing Date, the parties hereto will cause the Certificate of Merger, satisfactory to the parties hereto; to be duly prepared, executed and verified on behalf of each Constituent Corporation and to be filed with the Secretary of State of the State of Delaware, as provided in Section 251(c) of the DGCL, and the Merger shall become effective on the Closing Date.

     2.3. Surviving Corporation.

     (a) Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws of eShare, each as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation and thereafter shall continue to be its Certificate of Incorporation and Bylaws until amended as provided therein and under the provisions of the DGCL.

     (b) Effect of the Merger. Subject to the foregoing, the effects of the Merger shall be as provided in the applicable provisions of the DGCL.

     (c) Name of Surviving Corporation. The name of the Surviving Corporation shall be "eShare Technologies, Inc."

                                   ARTICLE 3

                             MERGER CONSIDERATION;
                        STATUS AND CONVERSION OF SHARES

     3.1. Conversion of Shares in the Merger. Subject to the provisions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the Constituent Corporations shall be converted in the following manner:

     (a) eShare Common Stock. Each Share other than shares of eShare Common Stock held in treasury or by Melita, MICA or any other Subsidiary of Melita other than in a fiduciary capacity shall be converted into a right to receive
0.419968638 shares of Melita Common Stock.

     (b) MICA Common Stock. Each share of MICA Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of Surviving Corporation Common Stock.

     3.2. Status of Treasury Shares. At the Effective Time, each share of eShare Common Stock, if any, held in treasury or by Melita, MICA or any other Subsidiary of Melita (other than in a fiduciary capacity) immediately prior to the Effective Time shall be canceled and retired and no payment shall be made with respect thereto.

     3.3 Status of Preferred Stock. Each share of eShare Preferred Stock shall be deemed converted by the Stockholder thereof into the correct number of shares of eShare Common Stock specified in the preferred stock designation for such eShare Preferred Stock immediately prior to the Effective Time, and each Stockholder hereby consents to and authorizes such conversion.

     3.4. Status of Options. Each eShare Option and eShare Warrant (whether vested or unvested) outstanding on the Closing Date for the purchase of shares of eShare Common Stock, whether or not granted under the eShare Plan, shall be exchanged as of the Effective Time for an Option to purchase, in lieu of each share of eShare Common Stock purchasable thereunder, 0.419968638 of Melita Common Stock.

     3.5. Deposit of Shares in Escrow; Payment for Shares in the Merger. The manner of making payment for and conversion of Shares in the Merger shall be as follows:

     (a) At the Effective Time, Melita shall make available to the Exchange Agent for the benefit of those Persons who immediately prior to the Effective Time were the holders of Shares, the aggregate Merger Consideration and such additional funds as may be payable in lieu of fractional Shares pursuant to
Section 3.6. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the shares of Melita Common Stock to be issued as Merger Consideration pursuant to the terms of Section 3.1 and this Section 3.5. The Merger Consideration shall not be used for any other purpose.

     (b) The Exchange Agent shall deliver into escrow stock certificates representing 10% of the total number of Melita Shares issued to the eShare stockholders pursuant to the terms of an Escrow Agreement in the form Exhibit D hereto. The Escrow Agreement sets forth the conditions under which the Escrow Shares shall be delivered to the Stockholders or Melita.

     (c) Promptly after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment therefor. Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for each of the Shares represented by such Certificates the Merger Consideration issuable therefor pursuant to this Article 3 (subject to the escrow provisions of Section 3.5(b)), and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, the Certificates shall represent solely the right to receive the portion of the Merger Consideration payable pursuant to this Article 3 and any cash in lieu of fractional shares of Melita Common Stock as contemplated by
Section 3.6, with respect to each of the Shares represented thereby. No dividends or other distributions that are declared after the Effective Time on securities issued pursuant to this Article 3 and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive such securities until such Persons surrender their Certificates. Upon such surrender, there shall be paid to the Person in whose name the Melita Common Stock is issued pursuant to this Article 3 any dividends or other distributions having a record date after the Effective Time and payable with respect to such securities between the Effective Time and the time of such surrender. After such surrender there shall be paid to the Person in whose name the Melita Common Stock is issued pursuant to this Article 3 any dividends or other distributions on such securities which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender, with such payment being made on such payment date. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Melita Common Stock issued pursuant to this Article 3 is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Melita Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Melita Common Stock issued pursuant to this Article 3 or dividends thereon or, in accordance with Section 3.6, proceeds of the sale of fractional interests, delivered to a public official pursuant to applicable escheat law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Melita Common Stock issued pursuant to this Article 3 and held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such securities for the account of the Persons entitled thereto.

     (c) Certificates surrendered for exchange by any Affiliate of eShare shall not be exchanged for certificates representing Melita Common Stock until Melita has received a written agreement from such Person as provided in Section 6.11.

     (d) Any portion of the Merger Consideration and the Fractional Securities Fund which remains unclaimed by the former stockholders of eShare for two years after the Effective Time shall be delivered to Melita, upon demand of Melita, and any former shareholders of eShare shall thereafter look only to Melita for payment of their claim for the Merger Consideration for their Shares or for any cash in lieu of fractional shares included in the Merger Consideration.

     3.6. Fractional Shares. No fractional shares of Melita Common Stock shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a share of Melita Common Stock upon surrender of Certificates for exchange pursuant to this
Article 3 will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the Excess Shares representing the aggregation of all fractional interests created pursuant to this Article 3. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (i) the number of full shares of Melita Common Stock delivered to the Exchange Agent by Melita over (ii) the aggregate number of full shares to be distributed to holders of Shares (such excess being herein called the "Excess Shares"), and the Exchange Agent, as agent for the former holders of Shares, shall sell the Excess Shares at the prevailing prices on NASDAQ. The sale of the Excess Shares by the Exchange Agent shall be executed on NASDAQ through one or more participating firms of NASDAQ and shall be executed in round lots to the extent practicable. Melita shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of eShare, the Exchange Agent will hold such proceeds in trust for such former stockholders (the

"Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of eShare in lieu of any fractional interests, the Exchange Agent shall pay such amounts to such former stockholders in accordance with the terms of this Agreement.

     3.7. Transfer of Shares after the Effective Time. No transfers of Shares shall be made on the stock transfer books of eShare after the close of business on the day prior to the date of the Effective Time.

     3.8. Closing. The Closing shall, subject to the terms and conditions set forth herein, including, without limitation, the satisfaction or waiver of the conditions set forth in Article 7, take place at the offices of Morris, Manning & Martin, L.L.P. in Atlanta, Georgia at the Effective Time, which shall occur as soon as practicable after all of the conditions to closing specified in this Agreement have been satisfied or waived by the party or parties permitted to do so, and in any event no later than September 30, 1999. The date of the Closing is sometimes referred to herein as the "Closing Date."

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF ESHARE

     eShare hereby represents and warrants to Melita as follows:

     4.1. Organization of eShare. eShare is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and to own, lease and operate its properties and assets. eShare is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. Each jurisdiction in which eShare is qualified to do business as a foreign corporation is listed in Section 4.1 of the eShare Disclosure Schedule. eShare does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by eShare in the ordinary course of business.

     4.2. Authorization. eShare has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the eShare Stockholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by eShare and the consummation by eShare of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of eShare. Subject to Section 6.3, the Board of Directors of eShare has recommended adoption of this Agreement by the stockholders of eShare and directed that this Agreement be submitted to the stockholders of eShare for their consideration, and no other corporate proceedings on the part of eShare or its stockholders are necessary to authorize the execution, delivery and performance of this Agreement by eShare and the consummation by eShare of the transactions contemplated hereby, other than obtaining the eShare Stockholders' Approval. This Agreement has been duly and validly executed and delivered by eShare and constitutes a legal, valid and binding obligation of eShare enforceable against eShare in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3. Subsidiaries.  eShare has no Subsidiaries.

     4.4. Capital Stock.

     (a) As of the date hereof, the authorized capital stock of eShare consists solely of (i) 20,000,000 shares of eShare Common Stock, of which (A) 2,615,750 shares are issued and outstanding, no shares are held in the treasury of eShare,
(B) 2,224,750 shares are reserved for issuance pursuant to the eShare Plan (including

1,804,672 shares issuable pursuant to outstanding eShare Options), (C) 589,367 shares are reserved for issuance pursuant to outstanding eShare Warrants, (D) 2,149,999 shares are reserved for issuance pursuant to outstanding shares of the eShare Series A Preferred, (E) 2,919,708 shares are reserved for issuance pursuant to outstanding shares of the eShare Series B Preferred, (F) 2,933,720 shares are reserved for issuance pursuant to outstanding shares of the eShare Series C Preferred and (G) 1,000 shares are reserved for issuance pursuant to outstanding shares of the eShare Junior Preferred, (ii) 2,149,999 shares of the eShare Series A Preferred, (iii) 2,919,708 shares of the eShare Series B Preferred, (iv) 2,933,720 shares of the eShare Series C Preferred and (v) 1,000 shares of the eShare Junior Preferred. Except for shares of eShare Common Stock issued or issuable upon exercise of outstanding eShare Options granted pursuant to the eShare Plan or eShare Warrants, and except as contemplated by Section 6.1(a), since the Balance Sheet Date, there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of eShare Common Stock or shares of eShare Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of eShare Capital Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this
Section 4.4 and Section 4.4 of the eShare Disclosure Schedule, there are no outstanding Options obligating eShare to issue or sell any shares of capital stock of eShare or to grant, extend or enter into any Option with respect thereto.

     (b) There are no outstanding contractual obligations of eShare to repurchase, redeem or otherwise acquire any shares of eShare Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person.

     4.5. Government Approvals; Compliance with Laws and Orders.

     (a) eShare has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by eShare all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "eShare Permits"), which eShare Permits are valid and remain in full force and effect, except where the failure to have obtained such eShare Permits or the failure of such eShare Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. eShare is in compliance with the terms of the eShare Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     (b) eShare has not received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare pending or, to the knowledge of eShare, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such eShare Permit or impair the renewal thereof, except where the invalidity of any such eShare Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect. As of the date hereof, eShare is not a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare which imposes any material restrictions on or otherwise affects in any material way, the conduct of the business of eShare.

     (c) eShare is not and has not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     4.6. Absence of Certain Changes or Events.  Since the Balance Sheet Date
(i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, an eShare Material Adverse Effect,
(ii) eShare has conducted its business only in the ordinary course of business consistent with past practice and (iii) eShare has not taken any action which, if taken after the date hereof, would constitute a breach of any provision of
Section 6.1. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as described in the eShare Disclosure Schedule, there has not been any:

     (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of eShare, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had an eShare Material Adverse Effect;

     (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any eShare Employee whose total cash compensation for services rendered to eShare is currently at an annual rate of more than $150,000, (ii) except in the ordinary course of business consistent with past practice, bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any eShare Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by eShare for any eShare Employee, provided, however, that any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by eShare for any eShare Employee pursuant to the existing plans and arrangements described in Section 4.14 of the eShare Disclosure Schedule shall be permitted, or (iv) new employment agreement to which eShare is a party;

     (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefit plans, arrangements or practices described in Section 4.14 of the eShare Disclosure Schedule affecting eShare Employees other than (i) contributions made for 1999 in accordance with the normal practices of eShare or (ii) the extension of coverage to other eShare Employees who became eligible after the Balance Sheet Date;

     (d) sale, assignment or transfer of any of the assets of eShare, which are material, singly or in the aggregate, to eShare, other than in the ordinary course;

     (e) cancellation of any indebtedness or waiver of any rights of substantial value to eShare, whether or not in the ordinary course of business;

     (f) amendment, cancellation or termination of any Contract, license or other instrument material to eShare;

     (g) capital expenditure or the execution of any lease or any incurring of liability therefor by eShare involving payments in excess of $50,000 in any 12 month period or $250,000 in the aggregate;

     (h) failure to repay when due any material obligation of eShare, except in the ordinary course of business or where such failure could not have an eShare Material Adverse Effect;

     (i) material change in accounting methods or practices by eShare affecting its assets, liabilities or business;

     (j) material revaluation by eShare of any of its assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to eShare;

     (k) damage, destruction or loss (whether or not covered by insurance) having an eShare Material Adverse Effect;

     (l) mortgage, pledge or other encumbrance of any assets of eShare, which are material, singly or in the aggregate, to eShare, except purchase money mortgages arising in the ordinary course of business;

     (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock or eShare or any redemption, purchase or other acquisition of any of eShare's equity securities;

     (n) issuance by eShare of, or commitment of eShare or to issue, any shares of capital stock or other equity securities or Options of eShare, other than in the ordinary course of business consistent with past practice;

     (o) indebtedness incurred by eShare for borrowed money or any commitment to borrow money entered into by eShare, or any loans made or agreed to be made by eShare;

     (p) liabilities incurred involving $150,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

     (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other liabilities involving not more than $150,000 singly and not more than $500,000 in the aggregate; or

     (r) agreement or commitment by eShare to do any of the foregoing.

     4.7. Compliance with Contracts and Commitments.

     (a) Section 4.7 of the eShare Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, of eShare. Each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of eShare's knowledge, neither eShare nor, to the best of eShare's knowledge, any other party thereto has breached or is in default thereunder,
(ii) to the best of eShare's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of eShare's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither eShare nor, to the knowledge of eShare, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     (b) eShare is not in violation of any term of (i) its Certificate of Incorporation, By-laws or other organizational documents, (ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     4.8. Non-Contravention; Approvals and Consents.

     (a) The execution and delivery of this Agreement by eShare do not, and the performance by eShare of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of eShare under, any of the terms, conditions or provisions of (i) the Certificate of Incorporation or By-laws (or other comparable charter document) of eShare or any of its Subsidiaries, or (ii) subject to the obtaining of the eShare Stockholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare applicable to eShare or any of its assets or properties, or (y) any Contract to which eShare is a party or by which eShare or any of its assets or properties is bound, excluding from the foregoing clauses
(x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     (b) Except for the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware, and appropriate documents with the relevant authorities of other states in which the Constituent Corporations are qualified to do business, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare, or any Contract to which eShare is a party or by which eShare or any of its assets or properties is bound for the execution and delivery of this Agreement by eShare, the performance by eShare of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     4.9. Litigation. Except as disclosed in Section 4.9 of the eShare Disclosure Schedule, there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of eShare, threatened against eShare (or any eShare Employee Plan or eShare Benefit Arrangement), or any property of eShare (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have an eShare Material Adverse Effect.

     4.10. Labor Matters. eShare is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against eShare pending before the National Labor Relations Board or any other governmental agency arising out of eShare's activities, and eShare has no knowledge of any facts or information which would give rise thereto.

     4.11. Absence of Undisclosed Liabilities. eShare has no liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected (so far as can be foreseen at the time) to result in, individually or in the aggregate, an eShare Material Adverse Effect.

     4.12. No Brokers. Except as disclosed in Section 4.12 of the eShare Disclosure Schedule, neither eShare nor any affiliate of eShare has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of Melita to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     4.13. No Other Agreements to Sell the Assets, Merge, Etc. eShare has no legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of eShare or to effect any merger, consolidation or other reorganization of eShare or to enter into any agreement with respect thereto.

     4.14. Employee Benefit Plans.

     (a) The eShare Disclosure Schedule sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, established by eShare, or any ERISA Affiliate or under which eShare, or any ERISA Affiliate contributes or under which any Employees of eShare or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to eShare or any ERISA Affiliate or under which any obligation exists to issue capital stock of eShare (each, an "eShare Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any eShare Employees or any beneficiaries or dependents of any eShare Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of eShare (each, an "eShare Benefit Arrangement"). The eShare Disclosure Schedule also (i) sets forth a true and complete list of each eShare Employee Plan maintained by eShare or any ERISA Affiliate during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA, (ii) identifies each eShare Employee Plan that is intended to be qualified under Section 401(a) of the Code, and (iii) identifies the eShare Employee Plans and eShare Benefit Arrangements that are maintained by eShare. eShare has made available to Melita with respect to each eShare Employee Plan and eShare Benefit Arrangement: (i) a true and complete copy of all written documents comprising such eShare Employee Plan or eShare Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such eShare Employee Plan or eShare Benefit Arrangement; (ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including without limitation, any such reports relating to any health or medical plan; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such eShare Employee Plans and eShare Benefit Arrangements not so provided are not in the aggregate material to eShare.

     (b) Each eShare Employee Plan and eShare Benefit Arrangement has been established and maintained in all material respects substantially in accordance with its terms and substantially in compliance with all applicable laws, including, but not limited to, ERISA and the Code where the failure to comply with such terms or laws would have an eShare Material Adverse Effect. To the best of eShare's knowledge, neither eShare nor any of its Employees nor any other disqualified person or party-in-interest with respect to any eShare Employee Plan, have engaged directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or Section 406 of ERISA, with respect to which eShare could have or has any material liability. All contributions required to be made to eShare Employee Plans and eShare Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely the liability resulting therefrom is not material. Each eShare Employee Plan that is intended to be qualified under Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under
Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification and to eShare's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither eShare nor any ERISA Affiliate has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

     (c) Neither eShare nor any ERISA Affiliate has ever maintained, sponsored or contributed to any eShare Employee Plan or eShare Benefit Plan that is or was subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

     (d) Neither eShare nor any ERISA Affiliate has ever maintained or sponsored or contributed to any employee pension benefit plan.

     (e) Neither eShare nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of eShare's knowledge, eShare has no liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or to the extent eShare has any such liability, such liability is not material.

     (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to eShare's knowledge, threatened, with respect to any eShare Employee Plan or eShare Benefit Arrangement.

     (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any eShare Employee Plan or eShare Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of eShare; no such petitions have been pending at any time within two years of the date of this Agreement and, to eShare's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of eShare as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to eShare's knowledge, threatened, against eShare nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to eShare at any time within two years of the date of this Agreement.

     (i) eShare has not scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any eShare Employee Plan or eShare Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between eShare or any ERISA Affiliate and any Employee.

     4.15. Environmental Matters.

     (a) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, eShare is in full compliance with all applicable Environmental Laws (as hereinafter defined), other than those as to which the failure to so comply would not result in an eShare Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future. Except as set forth in Section 4.15 of the eShare Disclosure Schedule, eShare has not received any written or oral communication, whether from a governmental authority, citizens' group, employee, agent or otherwise, that alleges that eShare is not in such full compliance with Environmental Laws or that alleges that any properties or assets of eShare may have been affected by any Materials of Environmental Concern. All permits and other governmental authorizations currently held or being applied for by eShare pursuant to the Environmental Laws are identified in Section 4.15 of the eShare Disclosure Schedule and will not be terminated, suspended or otherwise adversely affected by the Merger.

     (b) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, there is no Environmental Claim pending or threatened (i) against eShare, (ii) against any Person whose liability for any Environmental Claim eShare has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property which eShare or any of its Subsidiaries own, lease, manage, supervise or participate in the management of, or in which eShare or any of its Subsidiaries hold a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, result in an eShare Material Adverse Effect.

     (c) Except as set forth in Section 4.15 of the eShare Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim against eShare or against any person or entity whose liability for any Environmental Claim eShare has or may have retained or assumed, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, result in an eShare Material Adverse Effect.

     (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where eShare has stored, released, discharged, disposed of, or arranged for the disposal of Materials of Environmental Concern are identified in Section 4.15 of the eShare Disclosure Schedule, (ii) all underground storage tanks, whether or not regulated under Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. sec.6991 et seq., or applicable state and local laws, rules and regulations, and the capacity and contents of such tanks, located on property owned, leased, managed or supervised by eShare, or in which eShare holds a security interest in connection with a loan or loan participation are identified in Section 4.15 of the eShare Disclosure Schedule, (iii) except as set forth in Section 4.15 of the eShare Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, managed or supervised by eShare or in which eShare holds a security interest in connection with a loan or loan participation, and (iv) except as set forth in Section 4.15 of the eShare Disclosure Schedule, no polychlorinated biphenyls are used or stored at any property owned, leased, managed or supervised by eShare or in which eShare holds a security interest in connection with a loan or loan participation.

     (e) Section 4.15 of the eShare Disclosure Schedule sets forth an accurate and complete list of outstanding loans of eShare as to which the borrower has submitted (or is required to submit) to eShare any environmental audits, analysis or surveys of any real property securing such loans, and a brief description of the environmental audit, analysis or survey, to the extent applicable. eShare will make available to Melita all reports of environmental audits, analysis and surveys referred to on Section 4.15 of the eShare Disclosure Schedule.

     4.16. Company Computer Software and Hardware. (a) Section 4.16 of the eShare Disclosure Schedule sets forth a true and complete list of: (i) all software and associated documentation owned by eShare material to the business of eShare (the "eShare Proprietary Software"); (ii) all software (other than the eShare Proprietary Software and "shrink-wrap" software) used in connection with the business of eShare (the "eShare Licensed Software" and together with the eShare Proprietary Software, the "eShare Software"). eShare is in possession of all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have an eShare Material Adverse Effect. The eShare Proprietary Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools, documentation, and manuals necessary to maintain, enhance, develop derivative works, support and service the eShare Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. No parties other than eShare possess any current or contingent rights to any source code for the eShare Proprietary Software.

     (b) eShare has a valid right, title and interest in and to all intellectual property rights in the eShare Proprietary Software, including all copyrights (registered and unregistered), trade secrets, and proprietary and confidential information rights therein. eShare has developed the eShare Proprietary Software entirely through its own efforts for its own account or has acquired prior to the date hereof valid right, title and interest in the eShare Proprietary Software and the eShare Proprietary Software is free and clear of all liens, claims and encumbrances. The eShare Disclosure Schedule lists all parties other than employees of eShare who have created any portion of, or otherwise have any rights in or to, the eShare Software. eShare has secured from all parties who have created any portion of, or otherwise have any rights in or to, the eShare Proprietary Software valid and enforceable written assignments of any such work or other rights to eShare and has provided true and complete copies of such assignments to Melita. The use of the eShare Licensed Software and the use and distribution of the eShare Proprietary Software does not breach any terms of any Contract between eShare and any third party. To the best knowledge of eShare, eShare has been granted under the license agreements relating to the eShare Licensed Software (the "eShare License Agreements") valid and subsisting license rights with respect to all software comprising the eShare Licensed Software and such rights may be exercised in any jurisdiction in which eShare currently conducts its business or could reasonably be expected to conduct its business in the future. eShare is in compliance with each of the terms and conditions of each of the eShare License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have an eShare Material Adverse Effect. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), eShare has not made and is not using any unauthorized copies of any such software programs and none of the employees, agents or representatives of eShare have made or are using any such unauthorized copies, except as would not have an eShare Material Adverse Effect.

     (c) Except as set forth on the eShare Disclosure Schedule, the eShare Proprietary Software and, to the actual knowledge of eShare, the eShare Licensed Software do not infringe the patent, copyright, moral rights or trade secret rights or any other intellectual property or legal right of any third party which may exist anywhere in the world.

     (d) eShare has not granted rights in the eShare Software to any third party except for rights granted to value added resellers, distributors or customers in the ordinary course of business pursuant to contracts with customers.

     (e) To the best knowledge of eShare, the eShare Software and the related computer hardware used by eShare in its operations (the "eShare Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of eShare, to run the business of eShare in the same manner as such business has operated since December 31, 1998, except as would not result in an eShare Material Adverse Effect.

     (f) The eShare Proprietary Software is "Millennium Compliant" (defined below). For the purposes of this Agreement "Millennium Compliant" means:

     (i) the functions, calculations, and other computing processes of the eShare Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the eShare Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

     (ii) the eShare Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000;

     (iii) the eShare Proprietary Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the eShare Proprietary Software, whether before, on, or after January 1, 2000;

     (iv) the eShare Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

     (v) the eShare Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century.

     (g) The eShare Disclosure Schedule includes a true and complete list and summary of principal terms concerning support and maintenance agreements relating to the eShare Software, including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

     4.17. Customers. Section 4.17 of the eShare Disclosure Schedule includes a list of the top ten customers of eShare, plus any other customer or group of related customers from whom payments were received which equaled or exceeded five percent (5%) of eShare's gross sales for the fiscal years ended 1997 or 1998, or from whom payments are projected to equal or exceed such percentage for the current fiscal year (the "Large Customers"). Except as set forth in Section
4.17 of the eShare Disclosure Schedule, eShare has no knowledge that any of the Large Customers intends to terminate or otherwise modify adversely its relationship with eShare or to materially decrease its purchases of goods or services from eShare. eShare has maintained its customer lists and related information on a confidential and proprietary basis and has not granted to any third party any right to use such customer lists for any purpose unrelated to the business of eShare.

     4.18. Transactions with Affiliates. Except as set forth in Section 4.18 of the eShare Disclosure Schedule, no officer, director or holder of 5% or more of the outstanding share capital of eShare, or any person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) any beneficial interest in: (i) any contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of U.S. $10,000 with, or relating to, the business or operations of eShare; (ii) any loan, arrangement, understanding, agreement or contract or any related series of the same for or relating to indebtedness of eShare in excess of U.S. $10,000 in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least U.S. $10,000 (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of eShare.

     4.19. Management Letters. True and accurate copies of all management letters by eShare from any of its accountants since December 31, 1996 are included in Section 4.19 of the eShare Disclosure Schedule.

     4.20. Proxy Statement. Neither the information supplied or to be supplied by or on behalf of eShare for inclusion in the Proxy Statement or any other document to be filed by Melita or any of its Subsidiaries with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or eShare or any Subsidiary of Melita in connection with the Merger or any other transaction contemplated hereby will on the date of its filing contain, to the best of eShare's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     4.21. Tax Matters. Except as set forth in Section 4.21 of the eShare Disclosure Schedule:

     (a) The Taxpayers of eShare have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Taxpayers before such payment became delinquent or which is being contested in good faith and for which adequate reserves have been set aside in eShare's financial records. To the best of eShare's knowledge, eShare has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer of eShare has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

     (b) The federal income tax returns of eShare and its predecessors have not been examined by the Internal Revenue Service for any periods since their inception. There are no audits of eShare's tax returns known by eShare to be pending, and there are no claims which have been or may be asserted relating to any of eShare's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected (so far as can be foreseen at the time) to result in, individually or in the aggregate, an eShare Material Adverse Effect. There have been no waivers of statutes of limitations by eShare.

     (c) None of the Taxpayers of eShare has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of eShare's assets or property, and no property of eShare is property which Melita or eShare is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. eShare is not a party to any tax-sharing agreement or similar arrangement with any other party.

     (d) For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax."

     4.22. Reports and Financial Statements. Section 4.22 of the eShare Disclosure Schedule contains true and correct copies of (i) the audited consolidated financial statements of eShare as of December 31, 1998, and for the three year period then ended, and (ii) unaudited interim consolidated financial statements of eShare as of March 31, 1999, and for the three month period then ended and the corresponding period of 1998 (the "eShare Financial Statements"). The eShare Financial Statements fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to result in an eShare Material Adverse Effect) the consolidated financial position of eShare as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied.

     4.23. Payments. eShare has not, directly or indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of eShare, which eShare knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and eShare has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

     4.24. Information Supplied. The financial and other information provided to Melita by or on behalf of eShare on or prior to the date hereof and listed on
Section 4.24 of the eShare Disclosure Schedule was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by eShare to Melita prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of eShare's knowledge, the information provided in these representations and warranties and the eShare Disclosure Schedule is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by eShare to Melita prior to the date hereof).

     4.25. Other Reports. Since October 1, 1996, to the best of eShare's knowledge, eShare has filed all required forms, reports and documents required to be filed with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by eShare (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of eShare), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and to the best of eShare's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     4.26. Vote Required. The affirmative vote of the holders of record of (i) a simple majority of the outstanding shares of the eShare Common Stock and (ii) two-thirds of the outstanding shares of the eShare Series A Preferred, eShare Series B Preferred and eShare Series C Preferred, voting together as a single class, with respect to the adoption of this Agreement are the only votes of the holders of any class or series of the capital stock of eShare required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.
                                   ARTICLE 5

                    REPRESENTATIONS AND WARRANTIES OF MELITA

     Melita and MICA hereby represent and warrant to eShare as follows:

     5.1. Organization of Melita. Melita is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, has full corporate power and authority to conduct its business as and to the extent it is presently being conducted and as and to the extent proposed by Melita to be conducted, and to own, lease and operate its properties and assets. Melita is duly qualified, licensed or admitted to do business as a foreign corporation and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, licensing or admission necessary and where the failure to be so qualified, licensed or admitted has or could reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. Each jurisdiction in which Melita is qualified to do business as a foreign corporation is listed in Section 5.1 of the Melita Disclosure Schedule. Except for Melita's Subsidiaries, Melita does not directly or indirectly own any material equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any material equity or similar interest in, any corporation, partnership, joint venture or other business association or entity other than portfolio securities acquired by Melita in the ordinary course of business.

     5.2. Authorization. Melita has all necessary corporate power and authority to enter into this Agreement, has taken all corporate action necessary to consummate the transactions contemplated hereby and, subject to obtaining the Melita Shareholders' Approval, to perform its obligations hereunder. The execution, delivery and performance of this Agreement by Melita and the consummation by Melita of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Melita. Subject to Section 6.3, the Board of Directors of Melita has recommended adoption of this Agreement by the shareholders of Melita and directed that this Agreement be submitted to the shareholders of Melita for their consideration, and no other corporate proceedings on the part of Melita or its shareholders are necessary to authorize the execution, delivery and performance of this Agreement by Melita and the consummation by Melita of the transactions contemplated hereby, other than obtaining the Melita Shareholders' Approval. This Agreement has been duly and validly executed and delivered by Melita and constitutes a legal, valid and binding obligation of Melita enforceable against Melita in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.3. Subsidiaries. Section 5.3 of the Melita Disclosure Schedule sets forth a complete and accurate list of all of Melita's Subsidiaries, and indicates Melita's ownership interest in each. Section 5.3 of the Melita Disclosure Schedule also sets forth the jurisdiction of incorporation of each of Melita's Subsidiaries, each jurisdiction in which such Subsidiary is qualified, licensed or admitted to do business and the number of shares of capital stock of such Subsidiary authorized and outstanding. Each Subsidiary of Melita (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has the full power and authority to own, lease or operate its properties and assets and conduct its business as and to the extent currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and could not reasonably be expected (so far as can be foreseen at the time) to have, a Melita Material Adverse Effect, and (ii) is duly qualified, licensed or admitted and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification, license or admission necessary, except where the failure to be so qualified, licensed or admitted does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

     5.4. Capital Stock.

     (a) As of the date hereof, the authorized capital stock of Melita consists solely of 100,000,000 shares of the Melita Common Stock, of which 15,659,590 shares are issued and outstanding, no shares are held in the treasury of Melita and 1,747,610 shares are reserved for issuance pursuant to outstanding Options. Except for shares of the Melita Common Stock issued or issuable upon exercise of outstanding Options, and except as contemplated by Section 6.2(a) since the Balance Sheet Date, there has not been, and as of the Closing Date there will not have been, any change in the number of issued and outstanding shares of the Melita Common Stock or material change in the number of shares of the Melita Common Stock held in treasury or reserved for issuance since such date. All of the issued and outstanding shares of the Melita Common Stock are, and all shares reserved for issuance will be, upon issuance in accordance with the terms specified in the instruments or agreements pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable. Except as described in this Section 5.4, there are no outstanding Options obligating Melita or any of its Subsidiaries to issue or sell any shares of capital stock of Melita or to grant, extend or enter into any Option with respect thereto.

     (b) All of the outstanding shares of capital stock of each Subsidiary of Melita are duly authorized, validly issued, fully paid and nonassessable and are owned, beneficially and of record, by Melita or a Subsidiary of Melita, free and clear of any Liens. There are no (i) outstanding Options obligating Melita or any of its Significant Subsidiaries to issue or sell any shares of capital stock of any Significant Subsidiary of Melita or to grant, extend or enter into any such Option or (ii) voting trusts, proxies or other commitments, understandings, restrictions or arrangements in favor of any person other than Melita or any of its Wholly-Owned Subsidiaries with respect to the voting of or the right to participate in dividends or other earnings on any capital stock of any Subsidiary of Melita.

     (c) There are no outstanding contractual obligations of Melita or any Subsidiary of Melita to repurchase, redeem or otherwise acquire any material number of shares of the Melita Common Stock or any capital stock of any Subsidiary of Melita or to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Melita or any other Person.

     (d) The shares of Melita Common Stock issued pursuant to Article 3 will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of Melita will have any preemptive right of subscription or purchase in respect thereof. The shares of Melita Common Stock will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws and will be approved for listing upon official notice issuance by the Exchange.

     5.5. Government Approvals; Compliance with Laws and Orders.

     (a) Melita and each of its Significant Subsidiaries has obtained from the appropriate Governmental Bodies or self-regulatory organizations which are charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita all permits, variances, exemptions, orders, approvals and licenses necessary for the conduct of its business and operations as and to the extent currently conducted (the "Melita Permits"), which Melita Permits are valid and remain in full force and effect, except where the failure to have obtained such Melita Permits or the failure of such Melita Permits to be valid and in full force and effect, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. Melita and its Subsidiaries are in compliance with the terms of the Melita Permits, except failures so to comply which, individually or in the aggregate, do not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

     (b) Neither Melita nor any of its Significant Subsidiaries has received notice of any Order or any complaint, proceeding or investigation of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Significant Subsidiary of Melita pending or, to the knowledge of Melita, threatened, which affects or could reasonably be expected (so far as can be foreseen at the time) to affect the validity of any such Melita Permit or impair the renewal thereof, except where the invalidity of any such Melita Permit or the non-renewal thereof does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect. As of the date hereof, neither Melita nor any of its Significant Subsidiaries is a party or subject to, any agreement, consent decree or Order, or other understanding or arrangement with, or any directive of, any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Significant Subsidiary of Melita which imposes any material restrictions on or otherwise affects in any material way, the conduct of the business of Melita or any of its Significant Subsidiaries.

     (c) Melita and its Subsidiaries are not and have not been in violation of or default under any Laws or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, except for violations which, individually or in the aggregate, have not had and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

     5.6 Absence of Certain Changes or Events. Since the Balance Sheet Date (i) there has not been any change, event or development (or threat thereof) which has had, or that could reasonably be expected (so far as can be foreseen) to have, individually or in the aggregate, a Melita Material Adverse Effect, (ii) Melita and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and (iii) neither Melita nor any of its Significant Subsidiaries has taken any action which, if taken after the date hereof, would constitute a breach of any provision of Section 6.2. Without limiting the generality of the foregoing, since the Balance Sheet Date except as described in the Melita SEC Reports filed prior to the date of this Agreement or as disclosed in the Melita Disclosure Schedule, there has not been any:

     (a) change in the condition (financial or otherwise), assets, liabilities, working capital, reserves, earnings, business or prospects of Melita or any of its Subsidiaries, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a Melita Material Adverse Effect;

     (b) (i) except for normal periodic increases in the ordinary course of business consistent with past practice, increase in the compensation payable or to become payable to any Melita Employee whose total cash compensation for services rendered to Melita or any of its Subsidiaries is currently at an annual rate of more than $150,000, (ii) except in the ordinary course of business consistent with past practice, bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any Melita Employees, (iii) except in the ordinary course of business consistent with past practice or as required by law, employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by Melita or any of its Subsidiaries for any Melita Employee, provided, however, that any employee, welfare, pension, retirement profit-sharing or similar payment or arrangement made or agreed to by Melita or any of its subsidiaries for any Melita Employee pursuant to the existing plans and arrangements described in Section 5.14 of the Melita Disclosure Schedule shall be permitted, or (iv) new employment agreement to which Melita or any of its Subsidiaries is a party;

     (c) except in the ordinary course of business consistent with past practice or as required by law, addition to or modification of the employee benefits plans, arrangements or practices described in Section 5.14 of the Melita Disclosure Schedule affecting Melita Employees other than (i) contributions made for 1999 in accordance with the normal practices of Melita or its Subsidiaries or (ii) the extension of coverage to other Melita Employees who became eligible after the Balance Sheet Date;

     (d) sale, assignment or transfer of any of the assets of Melita or any of its Subsidiaries, which are material, singly or in the aggregate, to Melita and its Subsidiaries, taken as a whole, other than in the ordinary course;

     (e) cancellation of any indebtedness or waiver of any rights of substantial value to Melita and its Subsidiaries, taken as a whole, whether or not in the ordinary course of business;

     (f) amendment, cancellation or termination of any Contract, license or other instrument material to Melita and its Subsidiaries, taken as a whole;

     (g) capital expenditure or the execution of any lease or any incurring of liability therefor by Melita or any of its Subsidiaries, involving payments in excess of $50,000 in any 12 month period or $250,000 in the aggregate;

     (h) failure to repay when due any material obligation of Melita or any of its Subsidiaries, except in the ordinary course of business or where such failure could not have a Melita Material Adverse Effect;

     (i) material change in accounting methods or practices by Melita or any of its Subsidiaries affecting their respective assets, liabilities or business;

     (j) material revaluation by Melita or any of its Subsidiaries of any of their respective assets, including without limitation, writing-off notes or accounts receivable which are, individually or in the aggregate, material to Melita and its Subsidiaries, taken as a whole;

     (k) damage, destruction or loss (whether or not covered by insurance) having a Melita Material Adverse Effect;

     (1) mortgage, pledge or other encumbrance of any assets of Melita or any of its Subsidiaries, which are material singly or in the aggregate, to Melita and its Subsidiaries taken as a whole, except purchase money mortgages arising in the ordinary course of business;

     (m) declaration, setting aside or payment of dividends or distributions in respect of any capital stock of Melita or any redemption, purchase or other acquisition of any of Melita's equity securities;

     (n) issuance by Melita or any of its Subsidiaries of, or commitment of Melita or any of its Subsidiaries to issue, any shares of capital stock or other equity securities or Options;

     (o) indebtedness incurred by Melita or any of its Subsidiaries for borrowed money or any commitment to borrow money entered into by Melita or any of its Subsidiaries, or any loans made or agreed to be made by Melita or any of its Subsidiaries;

     (p) liabilities incurred involving $250,000 or more, except in the ordinary course of business and consistent with past practice, or any increase or change in any assumptions underlying or methods of calculating any bad debt, contingency or other reserves other than in the ordinary course of business consistent with past practices;

     (q) payment, discharge or satisfaction of any liabilities other than the payment, discharge or satisfaction (i) in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and (ii) of other liabilities involving not more than $250,000 singly and not more than $750,000 in the aggregate; or

     (r) agreement or commitment by Melita or any of its Subsidiaries to do any of the foregoing.

     5.7. Compliance with Contracts and Commitments.

     (a) Section 5.7 of the Melita Disclosure Schedule contains an accurate and complete listing of each material Contract, whether written or oral, required to be described in the Melita SEC Reports or filed as exhibits thereto pursuant to the Exchange Act. Each of such Contracts (other than Contracts which have expired or terminated in accordance with the terms thereof) is in full force and effect and (i) to the best of Melita's knowledge, neither Melita nor any of its Subsidiaries nor, to the best or Melita's knowledge, any other party thereto has breached or is in default thereunder, (ii) to the best of Melita's knowledge, no event has occurred which, with the passage of time or the giving of notice or both would constitute such a breach or default, (iii) to the best of Melita's knowledge, no claim of material default thereunder has been asserted or threatened and (iv) neither Melita nor any of its Subsidiaries nor, to the knowledge of Melita, any other party thereto is seeking the renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted renegotiation or substitute performance, individually or in the aggregate, does not have and could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect.

     (b) Neither Melita nor any Subsidiary of Melita is in violation of any term of (i) its Articles of Incorporation, By-laws or other organizational documents,
(ii) any agreement or instrument related to indebtedness for borrowed money or any other Contract to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable Order of any Governmental Body, or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, the consequences of which violation, whether individually or in the aggregate, have or could reasonably be expected (so far as can be foreseen at any time) to have a Melita Material Adverse Effect.

     5.8. Non-Contravention; Approvals and Consents.

     (a) The execution and delivery of this Agreement by Melita do not, and the performance by Melita of its obligations hereunder and the consummation of the transactions contemplated hereby will not, conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of Melita or any of its Subsidiaries under, any of the terms, conditions or provisions of (i) the Articles of Incorporation or By-laws (or other comparable charter document) of Melita or any of its Subsidiaries, or (ii) subject to the obtaining of the Melita Shareholders' Approval and the taking of the actions described in paragraph (b) of this Section, (x) Laws or Orders of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita applicable to Melita or any of its Subsidiaries or any of their respective assets or properties, or (y) any Contract to which Melita or any of its Subsidiaries is a party or by which Melita or any of its Subsidiaries or any of their respective assets or properties is bound, excluding from the foregoing clauses (x) and (y) conflicts, violations, breaches, defaults, terminations, modifications, accelerations and creations and impositions of Liens which, individually or in the aggregate, could not reasonably be expected to have a Melita Material Adverse Effect.

     (b) Except for (i) the filing of the Proxy Statement with the SEC and NASDAQ pursuant to the Exchange Act, and (ii) the filing of the Certificate of Merger and other appropriate merger documents required by the DGCL with the Secretary of State of the State of Delaware, no consent, approval or action of, filing with or notice to any Governmental Body or other public or private third party is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita, or any Contract to which Melita or any of its Subsidiaries is a party or by which Melita or any of its Subsidiaries or any of their respective assets or properties is bound for the execution and delivery of this Agreement by Melita, the performance by Melita of its obligations hereunder or the consummation of the transactions contemplated hereby, other than such consents, approvals, actions, filings and notices which the failure to make or obtain, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Melita Material Adverse Effect.

     5.9 Litigation. Except as disclosed in Section 5.9 of the Melita Disclosure Schedule, there are no actions, suits, arbitrations, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Melita, threatened against Melita or any of its Subsidiaries (or any Melita Employee Plan or Melita Benefit Arrangement), or any property of Melita or any such Subsidiary (including Proprietary Rights), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, arbitrations, investigations or proceedings which, individually or in the aggregate, have not had and if adversely determined or resolved, could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect).

     5.10 Labor Matters. Melita is in material compliance with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or compliant against Melita pending before the National Labor Relations Board or any other governmental agency arising out of Melita's activities, and Melita has no knowledge of any facts or information which would give rise thereto.

     5.11 Absence of Undisclosed Liabilities. Melita has no liabilities or obligations (whether choate or inchoate, absolute or contingent, or otherwise) except (i) liabilities which are reflected and reserved against or disclosed on the Balance Sheet, and (ii) liabilities incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date and which have not resulted in, and could not reasonably be expected to result in, individually or in the aggregate, a Melita Material Adverse Effect.

     5.12 No Brokers. Except as disclosed in Section 5.12 of the Melita Disclosure Schedule, neither Melita nor any Subsidiary or affiliate of Melita has entered into or will enter into any Contract or understanding, whether oral or written, with any Person which will result in the obligation of Melita to pay any finder's fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

     5.13 No Other Agreements to Sell the Assets, Merge, Etc. Neither Melita nor any Significant Subsidiary has any legal obligation, absolute or contingent, to any other person to sell any Assets, to sell any capital stock of Melita or any of its Significant Subsidiaries or to effect any merger, consolidation or other reorganization of Melita or any of its Significant Subsidiaries or to enter into any agreement with respect thereto.

     5.14 Employee Benefit Plans.

     (a) The Melita Disclosure Schedule sets forth a true and complete list of all the following: (i) each "employee benefit plan," as such term is defined in
Section 3(3) of ERISA, established by Melita, any of its Significant Subsidiaries, or any ERISA Affiliate or under which Melita, any of its Significant Subsidiaries, or any ERISA Affiliate contributes or under which any Employees of Melita or any beneficiary thereof is covered, is eligible for coverage or has benefit rights with respect to service to Melita, any of its Significant Subsidiaries or any ERISA Affiliate or under which any obligation exists to issue capital stock of Melita or any of its Significant Subsidiaries (each, a "Melita Employee Plan"), and (ii) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred pay, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any Melita Employees or any beneficiaries or dependents of any Melita Employees (other than directors' and officers' liability insurance policies), whether or not oral or written or insured or funded, or constituting an employment or severance agreement or arrangement with any officer or director of Melita or any Significant Subsidiary (each, an "Melita Benefit Arrangement"). Any such Melita Employee Plans or Melita Benefit Arrangements maintained for any officer, director or employee of a Subsidiary of Melita that is not a Significant Subsidiary are not in the aggregate material to Melita and its Significant Subsidiaries taken as a whole. The Melita Disclosure Schedule also (i) sets forth a true and complete list of each Melita Employee Plan maintained by Melita, any ERISA Affiliate, or any of its Significant Subsidiaries, during the five years preceding the date of this Agreement that was covered during such period by Title IV of ERISA, (ii) identifies each Melita Employee Plan that is intended to be qualified under
Section 401(a) of the Code, and (iii) identifies the Melita Employee Plans and Melita Benefit Arrangements that are maintained, respectively, by each of Melita and its Significant Subsidiaries. Melita has made available to eShare with respect to each Melita Employee Plan and Melita Benefit Arrangement: (i) a true and complete copy of all written documents comprising such Melita Employee Plan or Melita Benefit Arrangement (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of such Melita Employee Plan or Melita Benefit Arrangement;
(ii) the most recent Form 5500 or Form 5500-C (including all schedules thereto), if applicable; (iii) the most recent financial statements and actuarial reports, if any, including without limitation, any such reports relating to any health or medical plan" (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent Internal Revenue Service determination letter, if any. Any such Melita Employee Plans and Melita Benefit Arrangements not so provided are not in the aggregate material to Melita and its Subsidiaries taken as a whole.

     (b) Each Melita Employee Plan and Melita Benefit Arrangement has been established and maintained in all material respects substantially in accordance with its terms and substantially in compliance with all applicable laws, including, but not limited to, ERISA and the Code where the failure to comply with such terms or laws would have a Melita Material Adverse Effect. To the best of Melita's knowledge, neither Melita nor any of its Significant Subsidiaries nor any of their respective Employees nor any other disqualified person or party-in-interest with respect to any Melita Employee Plan, have engaged-directly or indirectly in any "prohibited transaction," as such term is defined in section 4975 of the Code or Section 406 of ERISA, with respect to which Melita or its Significant Subsidiaries could have or has any material liability. All contributions required to be made to Melita Employee Plans and Melita Benefit Arrangements have been made timely or, to the extent such contributions have not been made timely the liability resulting therefrom is not material. Each Melita Employee Plan that is intended to be qualified under
Section 401(a) of the Code and whose related trust is intended to be exempt from taxation under Section 501(a) of the Code has received, or has applied for and has not been denied, a favorable determination letter with respect to its qualification and to Melita's best knowledge, nothing has occurred which could cause a loss of such qualification. Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than a liability for premiums not yet due.

     (c) Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has ever maintained, sponsored or contributed to any Melita Employee Plan or Melita Benefit Plan that is or was subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

     (d) Neither Melita, any ERISA Affiliate nor any Significant Subsidiary has ever maintained or sponsored or contributed to any employee pension benefit plan.

     (e) Neither Melita nor any ERISA Affiliate has any liability under Title IV of ERISA, nor do any circumstances exist that could result in any of them having any liability under Title IV of ERISA. To the best of Melita's knowledge, neither Melita nor any Significant Subsidiary has any liability for any failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or to the extent Melita or any Significant Subsidiary has any such liability, such liability is not material.

     (f) There are no actions, suits, arbitrations, inquiries, investigations or other proceedings (other than routine claims for benefits) pending or, to Melita's knowledge, threatened, with respect to any Melita Employee Plan or Melita Benefit Arrangement.

     (g) No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Melita Employee Plan or Melita Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     (h) There are no agreements with, or pending petitions for recognition of, a labor union or association as the exclusive bargaining agent for any of the employees of Melita or any of its Significant Subsidiaries; no such petitions have been pending at any time within two years of the date of this Agreement and, to Melita's best knowledge, there has not been any organizing effort by any union or other group seeking to represent any employees of Melita or any of its Significant Subsidiaries as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending, or, to Melita's knowledge, threatened, against Melita or any of its Significant Subsidiaries, nor have there been any such labor strikes, work stoppages or other labor troubles, other than routine grievance matters, with respect to Melita or any of its Significant Subsidiaries at any time within two years of the date of this Agreement.

     (i) Neither Melita, nor any Significant Subsidiary has scheduled or agreed upon future increases of benefits levels (or creations of new benefits) with respect to any Melita Employee Plan or Melita Benefit Arrangement, and no such increases or creation of benefits have been proposed or made the subject of representations to employees under circumstances which make it reasonable to expect that such increases would be granted. No loan is outstanding between Melita, any Subsidiary, or any ERISA Affiliate and any Employee.

     5.15. Environmental Matters.

     (a) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, Melita and its Subsidiaries are in full compliance with all applicable Environmental Laws (as hereinafter defined), other than those as to which the failure to so comply would not result in a Melita Material Adverse Effect, and there are no circumstances that may prevent or interfere with such full compliance in the future. Except as set forth in Section 5.15 of the Melita Disclosure Schedule, neither Melita nor any of its Subsidiaries has received any written or oral communication, whether from a governmental authority, citizens' group, employee, agent or otherwise, that alleges that Melita or any of its Subsidiaries are not in such full compliance with Environmental Laws or that alleges that any properties or assets of Melita or any of its Subsidiaries may have been affected by any Materials of Environmental Concern. All permits and other governmental authorizations currently held or being applied for by Melita pursuant to the Environmental Laws are identified in Section 5.15 of the Melita Disclosure Schedule and will not be terminated, suspended or otherwise adversely affected by the Merger.

     (b) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, there is no Environmental Claim pending or threatened (i) against Melita or any of its Subsidiaries, (ii) against any Person whose liability for any Environmental Claim Melita or any of its Subsidiaries have or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property which Melita or any of its Subsidiaries own, lease, manage, supervise or participate in the management of, or in which Melita or any of its Subsidiaries hold a security interest in connection with a loan or loan participation, other than such as would not, either individually or in the aggregate, result in a Melita Material Adverse Effect.

     (c) Except as set forth in Section 5.15 of the Melita Disclosure Schedule, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim against Melita or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim Melita or any of its Subsidiaries have or may have retained or assumed, either contractually or by operation of law, other than such as would not, either individually or in the aggregate, result in a Melita Material Adverse Effect.

     (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where Melita or any of its Subsidiaries has stored, released, discharged, disposed of, or arranged for the disposal of Materials of Environmental Concern are identified in Section 5.15 of the Melita Disclosure Schedule, (ii) all underground storage tanks, whether or not regulated under Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. sec. 6991 et seq., or applicable state and local laws, rules and regulations, and the capacity and contents of such tanks, located on property owned, leased, managed or supervised by Melita or any of its Subsidiaries, or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation are identified in Section 5.15 of the Melita Disclosure Schedule, (iii) except as set forth in Section 5.15 of the Melita Disclosure Schedule, there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, managed or supervised by Melita or any of its Subsidiaries or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation, and (iv) except as set forth in Section 5.15 of the Melita Disclosure Schedule, no polychlorinated biphenyls are used or stored at any property owned, leased, managed or supervised by Melita or any of its Subsidiaries or in which Melita or any of its Subsidiaries holds a security interest in connection with a loan or loan participation.

     (e) Section 5.15 of the Melita Disclosure Schedule sets forth an accurate and complete list of outstanding loans of Melita and its Subsidiaries as to which the borrower has submitted (or is required to submit) to Melita or its Subsidiaries any environmental audits, analysis or surveys of any real property securing such loans, and a brief description of the environmental audit, analysis or survey, to the extent applicable. Melita and its Subsidiaries will make available to eShare all reports of environmental audits, analysis and surveys referred to on Section 5.15 of the Melita Disclosure Schedule.

     5.16. Melita Computer Software and Hardware. (a) Section 5.16 of the Melita Disclosure Schedule sets forth a true and complete list of: (i) all software and associated documentation owned by Melita material to the business of Melita (the "Melita Proprietary Software"); (ii) all software (other than the Melita Proprietary Software and "shrink-wrap" software) used in connection with the business of Melita (the "Melita Licensed Software" and together with the Melita Proprietary Software, the "Melita Software"). Melita is in possession of all technical and descriptive materials to run its business in accordance with its historical practices, except as would not have a Melita Material Adverse Effect. The Melita Proprietary Software consists of: (i) source and object code embodied in magnetic media; and (ii) all development and procedural tools, documentation, and manuals necessary to maintain, enhance, develop derivative works, support and service the Melita Proprietary Software, including licenses to use compilers, assemblers, libraries and other aids. No parties other than Melita possess any current or contingent rights to any source code for the Melita Proprietary Software.

     (b) Melita has a valid right, title and interest in and to all intellectual property rights in the Melita Proprietary Software, including all copyrights (registered and unregistered), trade secrets, and proprietary and confidential information rights therein. Melita has developed the Melita Proprietary Software entirely through its own efforts for its own account or has acquired prior to the date hereof valid right, title and interest in the Melita Proprietary Software and the Melita Proprietary Software is free and clear of all liens, claims and encumbrances. The Melita Disclosure Schedule lists all parties other than employees of Melita who have created any portion of, or otherwise have any rights in or to, the Melita Software. Melita has secured from all parties who have created any portion of, or otherwise have any rights in or to, the Melita Proprietary Software valid and enforceable written assignments of any such work or other rights to Melita and has provided true and complete copies of such assignments to Buyer. The use of the Melita Licensed Software and the use and distribution of the Melita Proprietary Software does not breach any terms of any contract between Melita and any third party. To the best knowledge of Seller, Melita has been granted under the license agreements relating to the Melita Licensed Software (the "Melita License Agreements") valid and subsisting license rights with respect to all software comprising the Melita Licensed Software and such rights may be exercised in any jurisdiction in which Melita currently conducts its business or could reasonably be expected to conduct its business in the future. Each of Melita and the Melita Subsidiaries is in compliance with each of the terms and conditions of each of the Melita License Agreements except to the extent failure to so comply, individually or in the aggregate, would not have a Melita Material Adverse Effect. In the case of any commercially available "shrink-wrap" software programs (such as Lotus 1-2-3), Melita has not made and is not using any unauthorized copies of any such software programs and none of the employees, agents or representatives of Melita have made or are using any such unauthorized copies, except as would not have a Melita Material Adverse Effect.

     (c) The Melita Proprietary Software and, to the actual knowledge of Melita and the Stockholders, the Melita Licensed Software do not infringe the patent, copyright, moral rights or trade secret rights or any other intellectual property or legal right of any third party which may exist anywhere in the world.

     (d) Neither Melita nor any of the Melita Subsidiaries has granted rights in the Melita Software to any third party except for rights granted to value added resellers, distributors or customers in the ordinary course of business pursuant to contracts with customers.

     (e) To the best knowledge of Sellers, the Melita Software and the related computer hardware used by Melita in its operations (the "Melita Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of Melita and the Melita Subsidiaries, to run the business of Melita and the Melita Subsidiaries in the same manner as such business has operated since December 31, 1998, except as would not result in a Melita Material Adverse Effect.

     (f) The Melita Proprietary Software is "Millennium Compliant" (defined below). For the purposes of this Agreement "Millennium Compliant" means:

     (i) the functions, calculations, and other computing processes of the Melita Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Melita Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates are affected by leap years;

     (ii) the Melita Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000;

     (iii) the Melita Proprietary Software will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Melita Proprietary Software, whether before, on, or after January 1, 2000;

     (iv) the Melita Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined, and appropriate manner; and

     (v) the Melita Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century.

     (g) The Melita Disclosure Schedule includes a true and complete list and summary of principal terms concerning support and maintenance agreements relating to the Melita Software, including without limitation the identity of the parties entitled to receive such service or maintenance, the term of such agreements and any other provisions relating to the termination of such agreements.

     5.17. Transactions with Affiliates.

     Except as set forth in Section 5.17 of the Melita Disclosure Schedule, no officer, director or holder of 5% or more of the outstanding share capital of Melita or any Melita Subsidiary, or any person or affiliated group with whom any such stockholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such person, owns (other than through a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by all such persons) any beneficial interest in: (i) any contract, arrangement or understanding or any related series of the same involving aggregate consideration in excess of U.S. $10,000 with, or relating to, the business or operations of Melita or any Melita Subsidiary; (ii) any loan, arrangement, understanding, agreement or contract or any related series of the same for or relating to indebtedness of Melita or a Melita Subsidiary in excess of U.S. $10,000 in the aggregate; or (iii) any property or related group of properties with an aggregate value of at least U.S. $10,000 (real, personal or mixed), tangible or intangible, used or currently intended to be used in, the business or operations of Melita or any Melita Subsidiary.

     5.18. Management Letters.

     True and accurate copies of all management letters by Melita or any Subsidiary from any of their accountants since December 31, 1995 are included in
Section 5.18 of the Melita Disclosure Schedule.

     5.19. Proxy Statement.

     (a) To the best of Melita's knowledge, the Proxy Statement relating to the Melita Shareholders' Meeting, as amended or supplemented from time to time, and any other documents relating to the Melita Shareholders Meeting to be filed with the SEC or any other Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita in connection with the Merger and the other transactions contemplated hereby will not, on the date of its filing or, in the case of the Proxy Statement, at the date it is mailed to shareholders, and at the time of the Melita Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, insofar as the information therein relates to Melita. The Proxy Statement and any such other documents filed by Melita with the SEC under the Exchange Act will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act.

     (b) Neither the information supplied or to be supplied by or on behalf of Melita for inclusion, nor the information incorporated by reference from documents filed by Melita with the SEC, in any document to be filed by eShare or any of its Subsidiaries with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or eShare or any Subsidiary of either in connection with the Merger or any other transaction contemplated hereby will on the date of its filing contain, to the best of Melita's knowledge, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     5.20. Tax Matters. Except as set forth in Section 5.20 of the Melita Disclosure Schedule:

     (a) The Taxpayers of Melita have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports and have paid in full all taxes required to be paid by such Melita Taxpayers before such payment became delinquent. To the best of Melita's knowledge, Melita has made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer of Melita has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority.

     (b) The consolidated federal income tax returns of Melita and its predecessors and the federal income tax returns of each Subsidiary of Melita whose results of operations are not consolidated in the federal income tax returns of Melita, have not been examined by the Internal Revenue Service for any periods since their inception. There are no audits of Melita's tax returns known by Melita to be pending, and there are no claims which have been or may be asserted relating to any of Melita's tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency which could reasonably be expected to result in, individually or in the aggregate, a Melita Material Adverse Effect. There have been no waivers of statutes of limitations by Melita.

     (c) None of the Taxpayers of Melita has filed a statement under Section 341(f) of the Code (or any comparable state income tax provision) consenting to have the provisions of Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of Melita's assets or property, no property of Melita is property which Melita or eShare is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. Melita is not a party to any tax-sharing agreement or similar arrangement with any other party.

     5.21. Reports and Financial Statements. Melita has timely filed with the SEC all Melita SEC Reports and has previously made available to eShare true and complete copies of all Melita SEC Reports. As of their respective dates, the Melita SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and
(ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in Section 5.21 of the Melita Disclosure Schedule, since June 30, 1997, Melita has not received from the SEC, any state securities commissioner or agency, or NASDAQ, notice of any actual or threatened inquiry, investigation, hearing, prosecution, stop order proceeding or other adverse action by such agency or authority against Melita, any of its subsidiaries or Affiliates or any listing of any security issued by Melita or any of its subsidiaries. The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Melita SEC Reports (the "Melita Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments which are not expected, individually or in the aggregate, to result in a Melita Material Adverse Effect) the consolidated financial position of Melita and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended, in each case, in accordance with generally accepted accounting principles consistently applied. Each Significant Subsidiary of Melita is treated as a consolidated subsidiary of Melita in the Melita Financial Statements for all periods covered thereby.

     5.22. Payments. Melita has not, directly or indirectly, paid nor has it delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of Melita, which Melita knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and Melita has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

     5.23. Information Supplied. The financial and other information provided to eShare by or on behalf of Melita on or prior to the date hereof and listed on the Melita Disclosure Schedule at Section 5.23 of such Schedule was prepared in good faith and, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by Melita to eShare prior to the date hereof), accurately reflected in all material respects the status or matters purported to be reflected by such financial or other information. To the best of Melita's knowledge, the information provided in these representations and warranties and the Melita Disclosure Schedule is not false or misleading in any material respect, as of the dates provided and in light of the circumstances under which such information was provided (as supplemented by further information provided by Melita to eShare prior to the date hereof).

     5.24. Other Reports. Since January 1, 1991, to the best of Melita's knowledge, Melita and each Subsidiary of Melita has filed all required forms, reports and documents required to be filed with any Governmental Body or self-regulatory organization which is charged with regulating or supervising any business conducted by Melita or any Subsidiary of Melita (other than such forms, reports and documents which if not filed would not adversely affect in any significant manner the licenses and regulatory status of Melita or any Subsidiary), each of which complied in all material respects with applicable requirements in effect on the dates of such filings and, to the best of Melita's knowledge, none of which, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

     5.25. Vote Required. The affirmative vote of the holders of record of at least a majority of the outstanding shares of the Melita Common Stock with respect to the adoption of this Agreement is the only vote of the holders of any class or series of the capital stock of Melita required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

     5.26. Fairness Opinion. Melita has received the oral opinion of Broadview International, LLC to the effect that the Merger is fair from a financial point of view to Melita's shareholders.

                                   ARTICLE 6

               ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

     6.1. Conduct of the Business of eShare. Except with the prior written consent of Melita or as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time: (i) eShare will conduct its business only in, and eShare will not take any action except in, the ordinary course consistent with past practice, (ii) eShare will not enter into any material transaction other than in the ordinary course of business consistent with past practice and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, eShare will preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, eShare will not, without the prior written consent of Melita (except to the extent set forth in the eShare Disclosure Schedule):

     (a) except for (i) 1,804,672 shares of eShare Common Stock reserved for issuance upon exercise of eShare Options outstanding as of the date hereof and
(ii) 589,367 shares of eShare Common Stock reserved for issuance upon exercise of eShare Warrants outstanding as of the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of eShare outstanding on the date hereof;

     (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities or any Option with respect thereto;

     (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

     (d) (i) increase in any manner the compensation or fringe benefits of any of its directors or officers; (ii) increase in any manner the compensation or fringe benefits of any employee (other than a director or officer) other than merit increases in the ordinary course of business consistent with past practice (including dates of review and of effectiveness of merit increases) that, in the aggregate, do not result in a material increase in benefits or compensation expense to eShare; (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present; (iv) enter into any new or amend any existing employment agreement with any such director, officer or employee; (v) enter into any new or amend any existing severance agreement with any such director, officer or employee; or (vi) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

     (e) enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business and not consistent with past practice or not on an arm's length basis, with any Affiliate of eShare;

     (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of eShare (other than the Merger);

     (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course and consistent with past practice, any other assets;

     (h) adopt or propose any amendments to its Certificate of Incorporation or By-laws, except as contemplated by this Agreement;

     (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $100,000 of additional borrowings after the date hereof),
(x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any Person or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

     (j) make any change in the lines of business in which it participates or is engaged;

     (k) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of eShare;

     (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $300,000 per year which is not cancelable without penalty on 30 days' or less notice; or

     (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or
(B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority; provided, however, that eShare may increase its policy pricing in the ordinary course of business;

     (n) other than dispositions of assets which are not, individually or in the aggregate, material to eShare, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

     (o) take any action that would cause any representations set forth in
Article 4 not to be true in all material respects from and after the date hereof until the Effective Time;

     (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

     (q) in the event that a claim is made for damage, which damage would have an eShare Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify Melita of the pendency of such a claim;

     (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of eShare, except to the extent that such breach would not have an eShare Material Adverse Effect;

     (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have an eShare Material Adverse Effect; or

     (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

     6.2. Conduct of the Business of Melita. Except with the prior consent of eShare or as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time: (i) Melita will, and will cause each of its Subsidiaries to, conduct its business only in, and Melita will not take, and will cause each of its Subsidiaries not to take, any action except in, the ordinary course consistent with past practice, (ii) Melita will not, and Melita will cause each of its Subsidiaries not to, enter into any material transaction other than in the ordinary course of business consistent with past practice and (iii) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, Melita will, and will cause each of its Subsidiaries to, preserve intact its current business organizations and reputation, keep available the service of its current officers and employees, preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time and comply in all material respects with all Laws and Orders of all Governmental Bodies or regulatory authorities applicable to it. Without limiting the generality of the foregoing and except as otherwise expressly permitted in this Agreement, prior to the Effective Time, Melita will not and will not permit any of its Subsidiaries to, without the prior written consent of Melita (except to the extent set forth in the Melita Disclosure Schedule):

     (a) except for 2,883,306 shares of Melita Common Stock reserved for issuance upon exercise of Melita Options outstanding as of the date hereof or issuable pursuant to additional Melita Options which may be granted after the date hereof but prior to the Effective Time, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (A) any additional shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of its capital stock, or (B) any other securities in respect of, in lieu of, or in substitution for, shares of the capital stock of Melita outstanding on the date hereof;

     (b) except as contemplated in subsection (a) above, directly or indirectly redeem, repurchase or otherwise acquire, or propose to redeem, repurchase or otherwise acquire, any of its outstanding securities or any Option with respect thereto;

     (c) split, combine, subdivide, reclassify or take similar action with respect to any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, other than in a manner consistent with prior business practices;

     (d) except in connection with the execution of the Employment Agreements,
(i) increase in any manner the compensation or fringe benefits of any of its directors or officers; (ii) increase in any manner the compensation or fringe benefits of any employee (other than a director or officer) other than merit increases in the ordinary course of business consistent with past practice (including dates of review and effectiveness of merit increases) that, in the aggregate, do not result in a material increase in benefits or compensation expense to Melita and its Subsidiaries taken as a whole; (iii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing benefit, severance, pension or employment plans, agreements or arrangements as in effect on the date hereof to any such director, officer or employees, whether past or present; (iv) enter into any new or amend any existing employment agreement with any such director, officer or employee; (v) enter into any new or amend any existing severance agreement with any such director, officer or employee; or (vi) except as may be required to comply with applicable law, become obligated under any new pension plan or arrangement, welfare plan or arrangement, multi-employer plan or arrangement, employee benefit plan or arrangement, severance plan or arrangement, benefit plan or arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing or accelerating any benefits thereunder;

     (e) except in connection with the execution of the Employment Agreements, enter into any contract or amend or modify any existing contract, or engage in any new transaction outside the ordinary course of business and not consistent with past practice or not on an arm's length basis, with any Affiliate of Melita or any of its Subsidiaries;

     (f) adopt a plan of complete or partial liquidation, or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Melita or any of its Subsidiaries (other than the Merger, and other than such of the foregoing with respect to any subsidiary of Melita as do not change the beneficial ownership interest of Melita in such Subsidiary);

     (g) make any acquisition, by means of merger, consolidation, purchase of a substantial equity interest in or a substantial portion of the assets of, or otherwise, of (i) any business or corporation, partnership, association or other business organization or division thereof or (ii) except in the ordinary course and consistent with past practice, any other assets;

     (h) adopt or propose any amendments to its Articles of Incorporation or By-laws, except as contemplated by this Agreement, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Subsidiary not constituting an inactive Subsidiary of Melita;

     (i) other than borrowings under existing credit facilities or other borrowings in the ordinary course (but in all cases only in the aggregate at any time outstanding up to $100,000 of additional borrowings after the date hereof),
(x) incur any indebtedness for borrowed money or guarantee any such indebtedness other than in the ordinary course of business consistent with past practices or, except in the ordinary course consistent with past practice, (y) make any loans, advances or capital contributions to, or investments in, any other Person (other than to Melita or any Wholly-Owned Subsidiary of Melita) or (z) voluntarily purchase, cancel, prepay or otherwise provide for a complete or partial discharge in advance of a scheduled repayment date with respect to, or waive any right under, any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice;

     (j) make any change in the lines of business in which it participates or is engaged;

     (k) except in connection with the execution of the Employment Agreements, enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of Melita or its Subsidiaries;

     (l) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $300,000 per year which is not cancelable without penalty on 30 days' or less notice; or

     (m) except to the extent required by applicable law, (x) permit any material change in (A) pricing, marketing, purchasing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy or
(B) any method or calculating any bad debt, contingency or other reserve for accounting, financial reporting or tax purposes or (y) make any material tax election or settle or compromise any material income tax liability with any Governmental Body or regulatory authority;

     (n) other than dispositions of assets which are not, individually or in the aggregate, material to Melita and its Subsidiaries taken as a whole, sell, lease, grant any security interest in or otherwise dispose of or encumber any of its assets or properties;

     (o) take any action that would cause any representations set forth in
Article 5 not to be true in all material respects from and after the date hereof until the Effective Time;

     (p) fail to maintain in full force the insurance policies in effect on the date hereof or change any self-insurance program in effect in any material respect;

     (q) in the event that a claim is made for damage, which damage would have a Melita Material Adverse Effect during the period prior to the Closing Date which is covered by such insurance, fail to promptly notify eShare of the pendency of such a claim;

     (r) do any act or omit to do any act, or permit any act or omission to act, which will cause a breach of any Contract or commitment of Melita or any of its Subsidiaries, except to the extent that such breach would not have a Melita Material Adverse Effect;

     (s) fail to duly comply with all Laws and Orders applicable to it and its properties, operations, business and employees except to the extent that such non-compliance would not have a Melita Material Adverse Effect; or

     (t) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any Contract to do any of the foregoing.

     6.3. No Solicitation; Transaction Moratorium.

     (a) eShare shall not, nor shall it authorize or permit any officer, director, employee, investment banker, financial advisor, attorney, accountant or other agent or representative (each, a "Representative") retained by or acting for or on behalf of it to, directly or indirectly, initiate, solicit, encourage, participate in any negotiations regarding, furnish any confidential information in connection with, endorse or otherwise cooperate with, assist, participate in or facilitate the making of any proposal or offer for, or which may reasonably be expected to lead to, an Acquisition Transaction by any Person or group (a "Potential Acquiror"); provided, however, that (i) eShare may furnish or cause to be furnished information concerning itself and its businesses, properties or assets to a Potential Acquiror (provided that such information is supplied on terms, including confidentiality terms, substantially similar to those set forth in the existing confidentiality agreement between eShare and Melita), (ii) eShare may engage in discussions or negotiations with a Potential Acquiror, (iii) following receipt of a proposal or offer for an Acquisition Transaction, eShare may take and disclose to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act or otherwise make disclosure to its stockholders and (iv) following receipt of a proposal or offer for an Acquisition Transaction, the Board of Directors of eShare may withdraw or modify its recommendation to eShare's stockholders contemplated by Section 6.4 and thereby elect to terminate this Agreement pursuant to Section 8.1(a), but in each case referred to in the foregoing clauses (i) through (iv) only to the extent that the Board of Directors of eShare shall conclude in good faith on the basis of advice from independent counsel that such action is necessary or appropriate in order for such Board of Directors to act in a manner which is consistent with its fiduciary obligations under applicable law. eShare will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Transaction, all of which such activities, discussions and negotiations which have occurred since December 31, 1998 are set forth in section 6.3 of the eShare Disclosure Schedule. As used in this Agreement, "Acquisition Transaction" means any merger, consolidation or other business combination involving the relevant party to this Agreement or any of its Significant Subsidiaries or any acquisition in any manner of all or a substantial portion of the equity of, or all or a substantial portion of the assets of, such party or any of its Significant Subsidiaries, whether for cash, securities or any other consideration or combination thereof other than pursuant to the transactions contemplated by this Agreement.

     (b) If at any time eShare or any Representative thereof provides a Significant Response (as defined below) to any inquiry or solicitation by a Potential Acquiror, eShare shall immediately deliver to Melita a written notice advising it of the fact that such Significant Response has been given. As a consequence of the delivery of such notice, all duties and obligations of Melita hereunder shall be suspended during the Transaction Moratorium Period. "Transaction Moratorium Period" means a period beginning on the date of such notice and ending on the date of receipt by Melita of a written notice signed by the Chief Executive Officer of eShare certifying that all discussions and contacts between eShare and its Representatives, on the one hand, and the Potential Acquiror to whom eShare had provided a Significant Response and any Representatives or Affiliates thereof, on the other, have ended and are not expected to resume. In the event that a Transaction Moratorium Period continues for a period in excess of 30 days, Melita may, at any time prior to its receipt of a notice terminating such Transaction Moratorium Period, terminate this Agreement pursuant to Section 8.1(a). If eShare delivers a notice of Significant Response, the Final Termination Date and each of the dates set forth herein as relating to or affecting a date by which Melita is required to perform duties and obligations hereunder shall in each case be extended on a day-for-day basis for each day in any Transaction Moratorium Period. "Significant Response" means any action by eShare or any of its Representatives in response to an inquiry, solicitation or request for documents or other information received by eShare or any of its Representatives from a Potential Acquiror other than participation by eShare in a preliminary discussion or discussions with such Potential Acquiror or any Representative thereof and shall include, without limitation, (i) any action by eShare or any of its Representatives to provide a Potential Acquiror information regarding eShare other than publicly available information, (ii) any execution by eShare and a Potential Acquiror of a confidentiality agreement relating to information about eShare and (iii) any participation by eShare or any of its Representatives in substantive discussions with a Potential Acquiror regarding the terms and conditions of an Acquisition Transaction or regarding a term sheet or similar document relating to an Acquisition Transaction.

     6.4. Meetings of Shareholders.

     (a) Subject to the fiduciary duties of eShare's Board of Directors under applicable law as advised in writing by counsel (i) eShare will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders (the "eShare Stockholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "eShare Stockholders' Approval") and (ii) the Board of Directors of eShare shall recommend and declare advisable such approval, and eShare shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Melita agrees to cooperate in all reasonable respects with eShare in eShare's efforts to obtain the eShare Stockholders' Approval.

     (b) Subject to the fiduciary duties of Melita's Board of Directors under applicable law, as advised in writing by counsel (i) Melita will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Melita Shareholders' Meeting") as promptly as practicable to consider and vote upon the approval of the Merger and the other transactions contemplated hereby (the "Melita Shareholders' Approval") and (ii) the Board of Directors of Melita shall recommend and declare advisable such approval and Melita shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. eShare agrees to cooperate in all reasonable respects with Melita in Melita's efforts to obtain Melita Shareholders' Approval.

     6.5. Proxy Statement. Melita will, as promptly as practicable, prepare and file with the SEC a proxy statement in connection with the vote of Melita's shareholders with respect to the Merger (such proxy statement, together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Melita's shareholders, is herein called the "Proxy Statement"). Melita will use all reasonable efforts to have, or cause the Proxy Statement to be, cleared for mailing and mailed to its shareholders as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws in connection with the Melita Shareholders' Meeting.

     6.6. Reasonable Efforts. eShare and Melita shall and Melita shall use all reasonable efforts to cause its Subsidiaries to: (i) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto; (ii) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article 7 and to consummate and make effective the transactions contemplated by this Agreement on the terms and conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); and (iii) not take any action (including, without limitation, effecting or agreeing to effect or announcing an intention or proposal to effect, any acquisition, business combination or other transaction) which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder).

     6.7. Access to Information. Upon reasonable notice, each of eShare and Melita shall (and Melita shall cause its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other party (the "Respective Representatives") access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records (including without limitation, the work papers of independent accountants) and, during such period, shall (and Melita shall cause each of its Subsidiaries to) furnish promptly to such Respective Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.7 shall affect or be deemed to modify any of the respective representations or warranties made by Melita or eShare. Each of eShare and Melita agrees that it will not, and will cause its Respective Representatives not to, use any information obtained pursuant to this Section 6.7 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party hereto will keep confidential, and will cause its Respective Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.7 except as otherwise consented to by the other party; provided, however, that neither Melita nor eShare shall be precluded from making any disclosure which it deems required by law in connection with the transactions contemplated by this Agreement. In the event any party is required to disclose any information or documents pursuant to the immediately preceding sentence, such party shall promptly give written notice of such disclosure that is proposed to be made to the other party so that the parties can work together to limit the disclosure to the greatest extent possible and, in the event that either party is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, each of eShare and Melita will collect and deliver to the other party all documents obtained pursuant to this Section
6.7 or otherwise for such party or its Respective Representatives by it or any of its Respective Representatives then in their possession and any copies thereof. All requests for access to eShare or Melita and their respective Subsidiaries pursuant to this Section 6.7 shall be made through their Respective Representatives named in the Melita Disclosure Schedule or the eShare Disclosure Schedule, as the case may be.

     6.8. Supplements or Amendments.

     (a) If at any time prior to the Melita Shareholders' Meeting any event with respect to eShare or any of its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, eShare shall notify Melita thereof by reference to this Section 6.8(a) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Melita and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the Effective Time, eShare or any of its officers or directors becomes aware of any fact or condition which would cause any material statement in the Proxy Statement regarding eShare to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein regarding eShare, in light of the circumstances under which they were made, not misleading, eShare shall promptly notify Melita in writing of such fact or condition.

     (b) If at any time prior to the Melita Shareholders' Meeting any event with respect to Melita or any of its Subsidiaries or their respective officers or directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Melita shall notify eShare thereof by reference to this Section 6.8(b) and such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Melita and such amendment or supplement shall comply with all provisions of applicable law. If at any time prior to the

Effective Time, Melita or any of its Subsidiaries or any of their respective officers or directors becomes aware of any fact or condition which would cause any material statement regarding Melita in the Proxy Statement to have been untrue or would cause the Proxy Statement to omit to state a material fact required to have been stated therein or necessary in order to make the statements therein regarding Melita, in light of the circumstances under which they were made, not misleading, Melita shall promptly notify eShare in writing of such fact or condition.

     6.9. Registration and Listing of Share Consideration.

     (a) Melita will cause to be registered, under the applicable provisions of the Securities Act, the offer and sale of certain portions of the Merger Consideration pursuant to the terms of the Registration Rights Agreement.

     (b) Melita will use its best efforts to cause the Merger Consideration to be listed on NASDAQ.

     6.10. Affiliates of Melita and eShare. Contemporaneously with the execution and delivery of this Agreement, each Affiliate of eShare or Melita, including for these purposes any Person who may be deemed to be an "affiliate" of eShare or Melita for purposes of Rule 145 under the Securities Act or the Commission's Codification of Financial Reporting Policies, has executed and delivered to Melita a written agreement, in the form attached hereto as Exhibit G, providing, inter alia, that such person will not offer to sell, transfer or otherwise dispose of any of the shares of Melita Common Stock issued to such person pursuant to the Merger, except (i) in accordance with the applicable provisions of the Securities Act and the rules and regulations thereunder, (ii) until such time as financial results covering at least thirty days of combined operations of eShare and Melita have been published within the meaning of
Section 201.01 of the Commission's Codification of Financial Reporting Policies; provided, however, that each Affiliate shall be permitted to make sales to the extent permitted by applicable accounting rules and regulations promulgated by the Commission. Melita shall be entitled to place legends on any certificates of Melita Common Stock issued to such Affiliates to restrict transfer of such shares as set forth above and to make "stop transfer" notations on the share records of Melita with respect to such shares. Such written agreements shall also bind each such Affiliate to vote all of the Shares and the shares of Melita Common Stock held by or under the voting control of such Affiliate in favor of approval of the Merger at the eShare Shareholders Meeting and the Melita Stockholders Meeting, as appropriate.

     6.12. Consents. eShare and Melita shall use their respective best efforts, without payment of any consideration to the persons or entities from whom or which consents or agreements are required, to obtain at the earliest practicable date, all consents and agreements of third parties necessary for the performance by eShare and Melita of their respective obligations under this Agreement or any agreement referred to herein or contemplated hereby or to the consummation of the transactions contemplated hereby or thereby except for those consents and agreements which, if not obtained, would not have an eShare Material Adverse Effect or a Melita Material Adverse Effect. No consideration, whether such consideration shall consist of the payment of money or shall take any other form, for any such consent or agreement necessary to the consummation of the transactions contemplated hereby shall be given or promised by either of eShare or Melita or any of Melita's Subsidiaries without the prior written approval of the other party.

     6.13. Filings and Authorizations. eShare and Melita shall, as promptly as practicable following the execution and delivery of this Agreement, file or supply, or cause to be filed or supplied, all notifications, reports and other information required to be filed or supplied pursuant to the HSR Act in connection with the transactions contemplated by this Agreement. In addition to and not in limitation of the foregoing, each of the parties will (x) take promptly all actions necessary to make the filings required of Melita and eShare or their affiliates under the HSR Act, (y) comply at the earliest practicable date with any request for additional information received by such party or its affiliates from the Federal Trade Commission (the "FTC") or the Antitrust Division of the Department of Justice (the "Antitrust Division") pursuant to the HSR Act, and (z) cooperate with the other party in connection with such party's filings under the HSR Act and in connection with resolving any investigation or other inquiry concerning the Merger or the other matters contemplated by this Agreement commenced by either the FTC or the Antitrust Division or state attorneys general. Each of eShare and Melita will proceed diligently and in good faith and will use all commercially reasonable efforts to do, or cause to be done, all things necessary, proper or advisable to, as promptly as practicable, (i) make, or cause to be made, all such other filings and submissions, as may be required to consummate the Merger and the other transactions contemplated hereby in accordance with the terms of this Agreement, (ii) obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all persons and governmental authorities necessary to be obtained in order to consummate such transfer and such transactions and (iii) take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their respective obligations hereunder.

     6.14. Further Assurances; Notice of Breach; Cure. At any time and from time to time after the Closing, the parties agree to use their best efforts to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment (which documents and instruments must be in form reasonably satisfactory to each party executing the same) and do all such further acts and things as may reasonably be required to carry out the transactions contemplated hereunder. Each party shall promptly notify the other party in writing of any information delivered to or obtained by such party which would prevent the satisfaction of any condition set forth in Article 7 or consummation of the transactions contemplated by this Agreement, or would indicate a breach of the representations or warranties of any of the parties to this Agreement. After giving or receiving notice that any representation, warranty or covenant set forth herein has been breached or that any condition set forth in Article 7 cannot be satisfied, the affected party shall have 15 days to cure same or to demonstrate to the other party's reasonable satisfaction that such breach or condition both is curable and will be cured prior to the estimated Effective Time. If such party fails to cure or demonstrate such ability to cure such breach or satisfy such condition, the other party shall have the right to waive the breach or failure of condition unless the nature of such breach or failure of condition renders closing under this Agreement impossible. If such breach or failure of condition is not waived, this Agreement may be terminated in accordance with Section 8.1.

     6.15. Cooperation on Litigation. Melita and eShare agree to furnish or cause to be furnished to each other, upon reasonable request, as promptly as practicable, such information (including access to books and records) and assistance as is reasonably necessary for the preparation for or the prosecution or defense of any suit, action, litigation or arbitration or other proceeding or investigation against Melita or eShare, respectively, arising from this Agreement or the transactions contemplated hereby. The party requesting such information and assistance shall reimburse the other party for all reasonable out-of-pocket costs and expenses incurred by such party in providing such information and in rendering such assistance.

                                   ARTICLE 7

                             CONDITIONS TO CLOSING

     7.1. Conditions to Obligations of the Parties. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, unless waived in writing by the party being benefited thereby, to the extent permitted by applicable law.

     (a) eShare Stockholders' Approval. eShare shall have obtained the eShare Stockholders' Approval from the requisite holders of the Shares in accordance with applicable law and the Certificate of Incorporation and Bylaws of eShare.

     (b) Melita Shareholders' Approval. Melita shall have obtained the Melita Shareholders' Approval from the requisite holders of shares of the Melita Common Stock in accordance with applicable law and the Articles of Incorporation and Bylaws of Melita.

     (c) Government Consents. All (i) Authorizations specified in the eShare Disclosure Schedule and the Melita Disclosure Schedule and (ii) other Authorizations required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained in each case without limitation or restriction unacceptable to Melita and eShare in their reasonable judgment, except, in the case of Authorizations referred to in clause (ii) above, where the failure to have obtained such

Authorizations could not reasonably be expected (so far as can be foreseen at the time) to have a Melita Material Adverse Effect or an eShare Material Adverse Effect, as the case may be.

     (d) No Suits nor Injunctions. There shall be no suits, actions, inquiry, investigations nor proceedings, nor shall there be in effect any Order or injunction of any court or Governmental Body of competent jurisdiction, restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to Melita and eShare in their reasonable judgment.

     (e) Proxy Statement. The Proxy Statement shall have been approved for distribution to Melita's shareholders at the time that it is mailed to Melita shareholders, and no order suspending such approval shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend such approval shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance of the Melita Common Stock shall have been received.

     (f) Tax Opinion. Melita and eShare shall have received the written opinion of Morris, Manning & Martin, L.L.P., in form and substance satisfactory to them, to the effect that the Merger, if consummated according to this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and that the federal income tax consequences to eShare's shareholders will be consistent with such type of reorganization.

     7.2. Conditions to Obligations of Melita. The obligations of Melita to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or part by Melita to the extent permitted by applicable law:

     (a) Representations and Warranties True. Each of the representations and warranties made by eShare in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, and eShare shall have delivered to Melita a certificate, dated the Closing Date and executed on behalf of eShare by its Chairman of the Board, President or any Executive or Senior Vice President, to such effect.

     (b) Performance. eShare shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) Compliance Certificate. eShare shall have delivered to Melita a certificate, dated the Closing Date, signed by the Chairman of the Board or Chief Executive Officer of eShare, certifying as to the fulfillment of the precedent conditions specified herein.

     (d) Opinion of Counsel for eShare. Melita shall have received from Morrison & Foerster L.L.P., or other counsel for eShare satisfactory to Melita, an opinion dated the Closing Date in substantially the form set forth in Exhibit E hereto.

     (e) Proceedings. All corporate proceedings taken by eShare in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to Melita and Melita's counsel, and Melita and Melita's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (f) Escrow Agreement. eShare shall have executed and delivered to Melita the Escrow Agreement in the form of Exhibit D hereto.

     (g) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have an eShare Material Adverse Effect, shall have been obtained.

     (h) Fairness Opinion. Melita shall have received a written opinion of Broadview International LLC, or another investment banking firm, dated the date of the Proxy Statement, to the effect that the financial terms of the Merger are fair from a financial point of view to Melita and its shareholders.

     (i) Pooling Letter. Melita shall have received from Arthur Andersen LLP, independent certified public accountants, regarding the availability of "pooling of interests" accounting treatment for the Merger.

     (j) Employment Agreements. Each of James Tito and Bradley Birnbaum shall have executed their respective Employment Agreement in the form of Exhibit B-1 and B-2 hereto, respectively, in each case with such additions, deletions and changes as Melita and eShare have agreed.

     7.3. Conditions to Obligations of eShare. The obligations of eShare to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by eShare to the extent permitted by applicable law.

     (a) Representations and Warranties True. Each of the representations and warranties made by Melita in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date and Melita shall have delivered to eShare a certificate, dated the Closing Date and executed on behalf of Melita by its Chairman of the Board, Chief Executive Officer, or any Executive or Senior Vice President, to such effect.

     (b) Performance. Melita shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of the Closing.

     (c) Compliance Certificate. Melita shall have delivered to eShare a certificate, dated the date of the Closing, signed by the Chairman of the Board, President, or any Executive or Senior Vice President of Melita, certifying as to the fulfillment of the precedent conditions specified herein.

     (d) Opinion of Counsel for Melita. eShare shall have received from Morris, Manning & Martin, LLP, or other counsel for Melita satisfactory to eShare, an opinion dated the Closing Date in substantially the form set forth in Exhibit F hereto.

     (e) Proceedings. All corporate proceedings taken by Melita in connection with the transactions contemplated hereby and all documents incident thereto shall reasonably be satisfactory in all respects to eShare and eShare's counsel, and eShare and eShare's counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     (f) Third Party Consents. All required authorizations, consents or approvals of any third party (other than a Governmental Body), the failure to obtain which could have a Melita Material Adverse Effect, shall have been obtained.

     (g) Registration Rights Agreement. Melita shall have executed and delivered to the Stockholders the Registration Rights Agreement in the form of Exhibit C hereto.

     (h) Listing of Melita Shares on NASDAQ. The shares of the Melita Common Stock required to be issued hereunder shall have been approved for listing on NASDAQ, subject only to official notice of issuance.

                                   ARTICLE 8

                          TERMINATION AND ABANDONMENT;
                     BREAK-UP FEE AND EXPENSE REIMBURSEMENT

     8.1. Termination Rights. This Agreement may be terminated by Melita or eShare at any time after the Final Termination Date unless the Closing has occurred on or prior to such date, unless the failure of such occurrence shall be due to a failure of the party seeking to terminate this Agreement to perform or observe its agreements and conditions set forth herein required to be performed or observed by such party at or before the

Closing. This Agreement may be terminated at an earlier time upon the mutual written consent of the parties. In addition, either party may terminate this Agreement prior to the Final Termination Date by delivery of written notice to such effect to the other party (a) in accordance with termination rights specifically provided elsewhere in this Agreement, (b) in the event that any condition precedent to the closing of the Merger has not been or cannot be satisfied within the time periods (including any grace or cure periods) and in the manner provided herein, and (c) in the event that a party breaches in some material respect a representation, warranty or covenant contained herein and such party fails to cure or demonstrate an ability to cure such breach within the time period provided in Section 6.14.

     8.2. Termination Expenses and Liability.

     (a) General Provision. Except to the extent a party is entitled pursuant to the provisions of subsection (b) below to receive any termination payment, or unless a party commits a breach of any representation, warranty or covenant contained herein, upon a termination of this Agreement by either party, each party shall bear its own costs and expenses and neither party shall have any liability to the other in connection with or following any valid termination of this Agreement. Upon a breach of any representation, warranty or covenant made by a party herein, such party shall have such liability for breach of contract and shall pay such damages as may be determined by a court of law or equity.

     (b) Termination Fee -- Melita. In the event that eShare directly or indirectly, through any officer, employee, director, representative, parent, affiliate, broker, advisor or agent (i) seeks, solicits, initiates or encourages the submission of any inquiry, proposal or offer from any corporation, or any lender, partnership, person or other entity or group relating to any acquisition or purchase of the assets of eShare, or exchange offer, merger, reverse merger, consolidation, business combination, recapitalization, spin-off, liquidation, dissolution, or similar transaction involving, directly or indirectly, eShare (each an "Acquisition Proposal"); or (ii) participates or cooperates in or considers or pursues any discussions or negotiations regarding any Acquisition Proposal or furnishes to any person or entity information concerning eShare for any Acquisition Proposal; specifically, except to the extent that the fiduciary duties of the officers and directors of eShare require them to take any of the foregoing actions in response to an unsolicited offer; or (iii) files an Form S-1 registration statement with the Securities and Exchange Commission, eShare shall be obligated to reimburse Melita for all reasonable out-of-pocket costs and expenses incurred in connection with this transaction up to a maximum of $100,000. In addition, in the event that a definitive agreement is executed within nine months of the taking of any such action described in the foregoing sentence, and eShare executes a definitive agreement with a party other than Melita providing for the sale of eShare to such party, eShare shall be obligated to pay to Melita a fee of $3,750,000 upon the closing of such transaction. Should eShare execute such a definitive agreement for the sale of eShare to EIS International, Inc. or Lycos, Inc. within nine months of the taking of any such action described in the foregoing sentence, eShare shall be obligated to pay to Melita a fee of $3,750,000 in addition to the fee in the sentence above upon the closing of such transaction.

                                   ARTICLE 9

                        SURVIVAL OF REPRESENTATIONS AND
                         WARRANTIES AND INDEMNIFICATION

     Section 9.1  Survival of Representations and Warranties.

     (a) All representations and warranties made or undertaken by the parties in this Agreement or the Other Agreements (i) are material, have been relied upon by the other parties hereto, shall survive the Closing hereunder, and shall not merge in the performance of any obligation by any party hereto, and (ii) shall terminate and expire on the first anniversary of the Closing Date. For purposes of this Agreement, "Claims Period" shall mean the period commencing immediately following the Closing and ending on the first anniversary of the Closing Date.

     (b) Each of Melita and eShare acknowledges and agrees that no due diligence or other investigation of such party by the other or its representatives will diminish or obviate any of the representations, warranties, covenants or agreements made or to be performed by such party pursuant to this Agreement or the Other Agreements or the other's right to fully rely upon such representations, warranties, covenants and agreements.

     Section 9.2  Indemnification by eShare.

     (a) Subject to the other provisions of this Agreement, eShare shall indemnify and hold harmless Melita and, if applicable, its subsidiaries and affiliates, each of their respective officers, directors, employees, agents and representatives, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Melita Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, reasonable attorneys' fees and expenses) arising out of or relating to:

          (i) any breach of the representations, warranties, covenants or agreements made by eShare in the Agreement which survive Closing pursuant to their terms or Section 9.1 of the Agreement;

          (ii) any breach of the representations, warranties, covenants or agreements made by eShare or any affiliate in any certificate, agreement, exhibit or schedule (the "eShare Ancillary Documents") delivered by eShare pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to their terms or Section 9.1 of this Agreement;

          (iii) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by eShare in any eShare Ancillary Document.

     The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of the Melita Indemnified Parties described in this
Section 9.2(a) as to which the Melita Indemnified Parties are entitled to indemnification are referred to as "Melita Losses" in this Agreement.

     (b) No Melita Indemnified Party is entitled to make any claim for indemnification under this Agreement after the Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period eShare has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that the Melita Indemnified Party and eShare shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

     (c) Indemnification Procedure.

          (i) Promptly after receipt by a Melita Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such Melita Indemnified Party shall notify eShare of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify eShare shall not relieve eShare from liability for such claims except and only to the extent that such failure to notify eShare results in the forfeiture of, or otherwise prejudices the Shareholder's ability to establish, rights and defenses otherwise available to eShare with respect to such claim. eShare shall have the right, upon written notice to the Melita Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the Melita Indemnified Party and the payment of the fees and disbursements of such counsel as incurred. If eShare does not elect to assume control of the defense of any such claims, eShare shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that eShare declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such Melita Indemnified Party, in either case in a timely manner, then such Melita Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and eShare shall pay the reasonable fees and disbursements of such counsel upon receipt of an invoice; provided, however, that eShare shall not be required to pay the fees and disbursements of more than one counsel for all Melita Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the Melita Indemnified Parties or eShare, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The Melita Indemnified Parties or eShare, as the case may be, shall at all times use reasonable efforts to keep eShare or the Melita Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining, and to cooperate in good faith with each other with respect to the defense of any such action.

          (ii) No Melita Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from eShare under this Agreement without the prior written consent of eShare, unless such settlement, compromise or consent includes an unconditional release of eShare and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which affects, restrains or interferes with the business of eShare or any of its affiliates. eShare shall not, without the prior written consent of Melita, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the Melita Indemnified Parties from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Melita, any of the Melita Indemnified Parties or any of their respective affiliates.

          (iii) In the event that a Melita Indemnified Party does claim a right to payment pursuant to this Agreement, such Melita Indemnified Party shall send written notice of such claim to eShare. Such notice shall specify the basis for such claim. As promptly as possible after the Melita Indemnified Party has given such notice, such Melita Indemnified Party and eShare shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five business days of the final determination of the merits and amount of such claim, eShare shall deliver to the Melita Indemnified Party an amount of cash in immediately available funds in either case in an amount sufficient to satisfy and discharge in full such claim as so determined.

     Section 9.3  Indemnification by Melita.

     (a) Subject to the other provisions of this Agreement, Melita shall indemnify and hold harmless eShare and each of their heirs, executors, successors and assigns (collectively, the "eShare Indemnified Parties"), from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and other judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

          (i) any breach of the representations, warranties, covenants or agreements made by Melita in this Agreement which survives Closing pursuant to its terms or Section 9.1 of this Agreement;

          (ii) any breach of the representations, warranties, covenants or agreements made by Melita in any certificate, agreement, exhibit or schedule (the "Melita Ancillary Documents") delivered by Melita pursuant to this Agreement, which representation, warranty, covenant or agreement survives Closing pursuant to its terms or Section 9.1 of this Agreement;

          (iii) any fraud, willful misconduct, bad faith or intentional breach of any representation, warranty, covenant or agreement made by Melita in any Melita Ancillary Document.

          The claims, liabilities, obligations, losses, costs, expenses, penalties, fines, judgments and damages of eShare Indemnified Parties described in this Section 9.3(a) as to which eShare Indemnified Parties are entitled to indemnification are referred to as "eShare Losses" in this Agreement.

          (b) No eShare Indemnified Party is entitled to make any claim for indemnification under this Agreement after the appropriate Claims Period; provided, however, that if prior to the close of business on the last day of the Claims Period, Melita has been notified of a claim for indemnity under this Agreement and such claim has not been finally resolved or disposed of at such date, the basis for such claim shall continue to survive with respect to such claim and shall remain a basis for indemnity under this Agreement with respect to such claim until such claim is finally resolved or disposed of in accordance with the terms of this Agreement; provided, further, however, that eShare Indemnified Party and Melita shall be obligated under this Agreement to exercise reasonable efforts to resolve any such claim as quickly as is reasonably practicable.

          (c) Indemnification Procedure.

          (i) Promptly after receipt by an eShare Indemnified Party of notice by a third party of any complaint or the commencement of any action or proceeding with respect to which indemnification is being sought under this Agreement, such eShare Indemnified Party shall notify Melita of such complaint or of the commencement of such action or proceeding; provided, however, that failure to so notify Melita does not relieve Melita from liability for such claim except and only to the extent that such failure to notify Melita results in the forfeiture of, or otherwise prejudices Melita's or any of its affiliates ability to establish rights and defenses otherwise available to Melita or any of its affiliates with respect to such claim. Melita will have the right, upon written notice to the eShare Indemnified Party, to assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the eShare Indemnified Party and the payment of the reasonable fees and disbursements of such counsel as incurred. If Melita does not elect to assume control of the defense of any such claims, Melita shall be bound by the results otherwise obtained with respect to such claim. In the event, however, that Melita declines or fails to assume the defense of the action or proceeding or to employ counsel reasonably satisfactory to such eShare Indemnified Party, in either case in a timely manner, then such eShare Indemnified Party may employ counsel to represent or defend it in any such action or proceeding and Melita shall pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that Melita is not required to pay the fees and disbursements of more than one counsel for all eShare Indemnified Parties in any jurisdiction in any single action or proceeding. In any action or proceeding with respect to which indemnification is being sought under this Agreement, the eShare Indemnified Parties or Melita, whichever is not assuming the defense of such action, shall have the right to participate in such litigation and to retain its own counsel at such party's own expense. The eShare Indemnified Parties or Melita, as the case may be, shall at all times use reasonable efforts to keep Melita or the eShare Indemnified Parties, as the case may be, reasonably apprised of the status of the defense of any claim the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such action.

          (ii) No eShare Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought from Melita under this Agreement without the prior written consent of Melita, unless such settlement, compromise or consent includes an unconditional release of Melita and its affiliates from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of Melita, or any of its affiliates. Melita shall not, without the prior written consent of each of eShare, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought under this Agreement unless such settlement, compromise or consent includes an unconditional release of the eShare Indemnified Parties from all liability arising out of such claim and does not contain any equitable order, judgment or term which in any material manner affects, restrains or interferes with the business of eShare, any of the eShare Indemnified Parties or any of their respective affiliates.

          (iii) In the event that a eShare Indemnified Party does claim a right to payment pursuant to this Agreement, such eShare Indemnified Party shall send written notice of such claim to Melita. Such notice shall specify the basis for such claim. As promptly as possible after such eShare Indemnified Party has given such notice, eShare and Melita shall establish the merits and amount of such claim (by mutual agreement, litigation, arbitration, mediation or otherwise) and, within five business days of the final determination of the merits and amount of such claim, Melita shall deliver an amount of cash in immediately available funds to such eShare Indemnified Party as appropriate to satisfy and discharge such claim as so determined.

     Section 9.4  Liability Limits; Waiver of Consequential Damages.

     (a) eShare shall only be liable for Melita Losses arising under this Agreement after such Melita Losses exceed, in the aggregate, $250,000 (the "eShare Basket Amount"), but shall be responsible for all Melita Losses when the eShare Basket Amount is exceeded.

     (b) Melita shall only be liable for eShare Losses arising under this Agreement only after such eShare Losses exceed, in the aggregate, $250,000 (the "Melita Basket Amount"), but shall be responsible for all eShare Losses when the Melita Basket Amount is exceeded.

     (c) eShare's indemnification obligations under this Agreement shall not exceed in the aggregate an amount equal to the Merger Consideration (the "eShare Cap Amount").

     (d) Melita's indemnification obligations under this Agreement shall not exceed in the aggregate an amount equal to the Merger Consideration (the "Melita Cap Amount").

     (e) Once Melita Losses exceed the eShare Basket Amount or eShare Losses exceed the Melita Basket Amount, as the case may be, a breach for which a party is entitled to seek indemnification hereunder shall be deemed to occur upon the initial Melita Loss or series of related Melita Losses or eShare Loss or series of related eShare Losses.

     (f) Notwithstanding anything to the contrary elsewhere in this Agreement, no party (or its Affiliates) shall, in any event, be liable to any other party (or its Affiliates) for any consequential damages, including, but not limited to, loss of revenue or income, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1. Expenses. Except as otherwise provided in Section 8.2 and in this Section, each party shall bear its own expenses, including the fees and expenses of any attorneys, accountants, investment bankers, brokers, finders or other intermediaries or other Persons engaged by it, incurred connection with this Agreement and the transactions contemplated hereby. eShare shall pay all legal, accounting and investment banking fees incurred by eShare in connection with this proposed transaction and all legal and accounting expenses related to the proposed initial public offering of eShare prior to the execution of this Agreement.

     10.2. Non-Solicitation. Melita and eShare agree that, without the other's prior written consent, each will not, for a period of one year from the date of this Agreement, directly or indirectly, (i) solicit the employment of any key employee, officer or senior manager of the other party or (ii) hire any key employee, officer or senior manager employed by the other party or any former key employee, officer or senior manager whose employment with the other party has ceased within 90 days of such solicitation or hire, provided that this sentence shall not prohibit advertisements, solicitations, position listings or notices of employment opportunities that are published or made available to members of the public or hiring of personnel responding thereto.

     10.3. Public Disclosure. Except as may be required to comply with the requirements of applicable law, or otherwise to comply with the terms and conditions of this Agreement, in which case prior notice thereof shall, to the extent practicable, be given to the other party hereto, and reasonable efforts to obtain such party approval shall be made, the parties hereto agree that no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement without the prior approval of the other party.

     10.4. Governing Law; Consent to Jurisdiction. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Georgia (without regard to principles of conflicts of law) applicable to agreements made and to be entirely performed within such state. eShare and Melita irrevocably agree that any legal action or proceeding arising out of or in connection with this Agreement, or the transactions contemplated hereby, shall be brought in the

United States District Court for the Northern District of Georgia. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires signed receipt, postage prepaid, mailed to such party as herein provided.

     10.5. Notices. Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or addressed

       (a)  if to Melita to:

            Melita International Corporation
            5051 Peachtree Corners Circle
            Norcross, Georgia 30092-2500
            Attn: Chairman of the Board and Chief Executive Officer
            Tel: 770-239-4000
            Fax: 770-239-4511

            with a copy to:

            Morris, Manning & Martin, L.L.P.
            1600 Atlanta Financial Center
            3343 Peachtree Road, N.E.
            Atlanta, Georgia 30326
            Attn: John F. "Sandy" Smith, Esq.
            Tel: 404-504-7651
            Fax: 404-365-9532

       (b)  if to eShare to:
            eShare Technologies, Inc.
            51 Mall Drive
            Commack, NY 11725
            Attn: Chairman of the Board and Chief Executive Officer
            Phone: (516) 864-4700
            Fax: (516) 864-0833

            with a copy to:

            Morrison & Foerster LLP
            1290 Avenue of the Americas
            New York, NY 10104-0050
            Attn: Michael J. W. Rennock, Esq.
            Phone: (212) 468-8000
            Fax: (212) 468-7900

            and:

            Morrison & Foerster LLP
            1290 Avenue of the Americas
            New York, NY 10104-0050
            Attn: Mark L. Mandel, Esq.
            Phone: (212) 468-8000
            Fax: (212) 468-7900

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein provided.

     10.6. Headings; Singular/Plural. Article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular.

     10.7. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

     10.8. Assignment. This Agreement may not be assigned by a party hereto without the prior written consent of the other hereto. This Agreement shall be binding upon and inure to the benefit of successors and assigns of the parties hereto.

     10.9. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to this Agreement to the fullest extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent permitted.

     10.10. Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, at any time, but only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

     10.11. No Third Party Beneficiaries. Except as provided in Section 6.9, nothing in this Agreement shall convey any rights or remedies upon any person or entity that is not a party to this Agreement or a permitted assignee of a party to this Agreement.

     10.12. Entire Agreement. This Agreement and the Exhibits and the Disclosure Schedules hereto and any collateral agreements executed in connection with the consummation of the transactions contemplated herein, constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior written or oral understandings, agreements or undertakings with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                                   MELITA INTERNATIONAL CORPORATION
Attest:

By:                                                By:
--------------------------------------------       --------------------------------------------

                                                   MICA CORPORATION I
Attest:

By:                                                By:
--------------------------------------------       --------------------------------------------

                                                   ESHARE TECHNOLOGIES, INC.
Attest:

By:                                                By:
--------------------------------------------       --------------------------------------------

                                                                         ANNEX B

                                                                   June 11, 1999

                                                                    CONFIDENTIAL

Board of Directors
Melita International Corporation
5051 Peachtree Corners Circle
Norcross, GA 30092

Dear Members of the Board:

     We understand that Melita International Corporation, a Georgia corporation ("Melita"), MIC Corporation I, a Delaware corporation and wholly-owned subsidiary of Melita ("MICCI"), and eShare Technologies, Inc., a Delaware corporation ("eShare"), propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which, through the merger of MICCI with and into eShare (the "Merger") all issued and outstanding shares of eShare Common Stock, including shares of eShare Common Stock issued upon conversion of shares of eShare Preferred Stock, shall be converted into the right to receive 5,500,000 shares of Melita Common Stock (the "Consideration"). The terms and conditions of the above described Merger are more fully detailed in the Agreement.

     You have requested our opinion as to whether the Consideration is fair, from a financial point of view, to Melita shareholders.

     Broadview International LLC ("Broadview") focuses on providing merger and acquisition advisory services to information technology ("IT"), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to Melita's Board of Directors and will receive a fee from Melita upon the successful conclusion of the Merger.

     In rendering our opinion, we have, among other things:

     1) reviewed the terms of the Agreement and the associated exhibits thereto in the form of the draft dated June 10, 1999 furnished to us by legal counsel to Melita on June 10, 1999 (which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the agreement to be executed);

     2) reviewed eShare's draft registration statement on Form S-1, including the audited financial statements of eShare for its fiscal years ended December 31, 1996, December 31, 1997 and December 31, 1998, and the unaudited financial statements for eShare for the three months ended March 31, 1999, in each case included therein;

     3) reviewed certain internal financial and operating information relating to eShare, including certain quarterly projections through December 31, 2000, prepared by management of eShare;

     4) reviewed certain quarterly projections for eShare through December 31, 2000 and certain annual projections for eShare for the fiscal year ending December 31, 2001, in each case prepared by management of Melita and reflecting the anticipated effects of the Merger on the financial performance of eShare;

     5) participated in discussions with eShare management concerning the operations, business strategy, financial performance and prospects for eShare;

      6) discussed with eShare management its view of the strategic rationale for the Merger;

      7) compared certain aspects of the financial performance of eShare with public companies we deemed comparable;

      8) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

      9) reviewed Melita's annual report on Form 10-K for its fiscal year ended December 31, 1998, including the audited financial statements included therein and Melita's quarterly report on Form 10-Q for the period ended March 31, 1999, including the unaudited financial statements included therein;

     10) reviewed certain internal financial and operating information relating to Melita including certain quarterly projections through December 31, 1999, December 31, 2000, and December 31, 2001, which projections include the anticipated effects of a recent acquisition by Melita;

     11) participated in discussions with Melita management concerning the operations, business strategy, financial performance and prospects for Melita;

     12) reviewed the recent reported closing prices and trading activity for Melita Common Stock;

     13) discussed with Melita management its view of the strategic rationale for the Merger;

     14) compared certain aspects of the financial performance of Melita with public companies we deemed comparable;

     15) considered the total number of shares of Melita Common Stock outstanding and the average weekly trading volume of Melita Common Stock;

     16) reviewed recent equity analyst reports covering Melita;

     17) analyzed the anticipated effect of the Merger on the future financial performance of Melita;

     18) assisted in negotiations and discussions related to the Merger among Melita, eShare and their respective financial and legal advisors; and

     19) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

     In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Melita, eShare or eShare's advisors. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the managements of Melita and eShare as to the future performance of Melita and eShare, as applicable. We have neither made nor obtained an independent appraisal or valuation of any of the eShare's assets.

     Based upon and subject to the foregoing, we are of the opinion that the Consideration is fair, from a financial point of view, to Melita shareholders.

     For purposes of this opinion, we have assumed that neither Melita nor eShare is currently involved in any material transaction other than the Merger, other publicly announced transactions, any other transactions of which we are aware, and those activities undertaken in the ordinary course of conducting their respective businesses. Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date of this opinion, and any change in such conditions would require a reevaluation of this opinion. We express no opinion as to the price at which Melita Common Stock will trade at any time.

     This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of Melita in connection with its consideration of the Merger and does not constitute a recommendation to any Melita shareholder as to how such shareholder should vote on the Merger. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement to be distributed to Melita shareholders in connection with the Merger.

                                          Sincerely,

                                          Broadview International LLC

PROXY                                                                      PROXY

                        MELITA INTERNATIONAL CORPORATION
                         5051 PEACHTREE CORNERS CIRCLE
                            NORCROSS, GEORGIA 30092

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    KNOW ALL PERSON BY THESE PRESENTS that I, the undersigned shareholder of Melita International Corporation (Melita), Norcross, Georgia, do hereby nominate, constitute and appoint Aleksander Szlam and William K. Dumont, and each of them with full power of substitution, my true and lawful proxies and attorneys to represent and vote for me and in my name, place and stead all of the common stock of Melita standing in my name on its books on June 15, 1999, at
the Special Meeting of Shareholders to be held on             , 1999, at 9:00
a.m. (Atlanta Time) at Melita headquarters, 5051 Peachtree Corners Circle, Norcross, Georgia 30092, or any adjournments or postponements thereof.

1. Approval of the Agreement and Plan of Merger, dated as of June 14, 1999, (the Merger Agreement), pursuant to which Melita will acquire all of the capital securities of eShare Technologies, Inc. (eShare) in consideration for the issuance of 5,500,000 shares of Melita common stock, all as more
    fully described in the Proxy Statement dated             , 1999.

         [ ]  FOR                [ ]  AGAINST                [ ]  ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the special meeting.

                   IMPORTANT: PLEASE SIGN AND DATE ON REVERSE

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be vote FOR proposal 1 and otherwise in the discretion of the proxies appointed herein. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

    The undersigned acknowledges receipt of a Notice of Special Meeting and a Proxy Statement for the special meeting prior to the signing of this proxy.

    This proxy may be revoked at any time prior to the time it is voted at the special meeting.

                                         ---------------------------------------
                                         Signature

                                         ---------------------------------------
                                         Signature (if jointly held)
Dated:            , 1999

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
           USING THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE.